                                                                    EXHIBIT 10.1

================================================================================

                                  $100,000,000
                           SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT

                          DATED AS OF NOVEMBER 18, 2003

                                  BY AND AMONG

                                KCS ENERGY, INC.,
                                AS THE BORROWER,

                    CERTAIN COMMERCIAL LENDING INSTITUTIONS,
                                 AS THE LENDERS,

                                BANK OF MONTREAL,
                ACTING THROUGH CERTAIN U.S. BRANCHES OR AGENCIES,
                                    AS AGENT,

                                BANK OF MONTREAL,
                              AS COLLATERAL AGENT,

                                       AND

                                  BNP PARIBAS,
                             AS DOCUMENTATION AGENT

================================================================================

                              HARRIS NESBITT CORP.,
                    AS CO-LEAD ARRANGER AND SOLE BOOK RUNNER

                                  BANK ONE, NA,
                               AS CO-LEAD ARRANGER

                                TABLE OF CONTENTS

                                                                                                                       Page
                                                                                                                       ----
ARTICLE I DEFINITIONS AND INTERPRETATION.........................................................................        2
         1.1      Terms Defined Above............................................................................        2
         1.2      Additional Defined Terms.......................................................................        2
         1.3      Accounting and Other Terms.....................................................................       20
         1.4      References.....................................................................................       20
         1.5      Articles and Sections..........................................................................       20
         1.6      Number and Gender..............................................................................       21
         1.7      Incorporation of Exhibits......................................................................       21
         1.8      Knowledge......................................................................................       21

ARTICLE II TERMS OF FACILITIES...................................................................................       21
         2.1      Commitments....................................................................................       21
         2.2      Termination and Reduction of Revolving Period Commitment Amount................................       22
         2.3      Borrowing Procedure............................................................................       22
         2.4      Continuation and Conversion Elections..........................................................       23
         2.5      Funding........................................................................................       23
         2.6      Notes..........................................................................................       23
         2.7      Borrowing Base Determinations..................................................................       23
         2.8      Revolving Loan Letters of Credit...............................................................       25
         2.9      Obligations Absolute...........................................................................       31

ARTICLE III REPAYMENTS, PREPAYMENTS, INTEREST AND FEES...........................................................       32
         3.1      Repayments and Prepayments.....................................................................       32
         3.2      Interest Provisions............................................................................       34
         3.3      Fees...........................................................................................       35

ARTICLE IV CERTAIN LIBO RATE AND OTHER PROVISIONS................................................................       36
         4.1      If LIBO Rate Lending Unlawful..................................................................       36
         4.2      If LIBO Rate Undeterminable....................................................................       36
         4.3      Increased LIBO Rate Loan Costs, etc............................................................       37
         4.4      Funding Losses.................................................................................       37
         4.5      Increased Capital Costs........................................................................       37
         4.6      Taxes..........................................................................................       38
         4.7      Payments, Computations, etc....................................................................       39
         4.8      Sharing of Payments............................................................................       39
         4.9      Setoff.........................................................................................       40
         4.10     Use of Proceeds................................................................................       40

ARTICLE V CONDITIONS.............................................................................................       40
         5.1      Conditions Precedent to Initial Loan or Revolving Loan Letter of Credit........................       40
         5.2      Conditions Precedent to Each Loan..............................................................       43
         5.3      Conditions Precedent to Issuance of Revolving Loan Letters of Credit...........................       44

ARTICLE VI REPRESENTATIONS AND WARRANTIES........................................................................       45
         6.1      Due Authorization; Valid Execution and Delivery................................................       45
         6.2      Corporate Existence............................................................................       46
         6.3      Valid and Binding Obligations..................................................................       46
         6.4      Existing Indebtedness..........................................................................       46
         6.5      Security Instruments...........................................................................       46
         6.6      Title to Assets................................................................................       46
         6.7      Scope and Accuracy of Financial Statements and Reserve Reports.................................       46
         6.8      No Material Misstatements......................................................................       47
         6.9      Liabilities and Litigation.....................................................................       47
         6.10     Authorizations; Consents.......................................................................       47
         6.11     Compliance with Laws...........................................................................       48
         6.12     Default........................................................................................       48
         6.13     Pension and Welfare Plans......................................................................       48
         6.14     Environmental Matters..........................................................................       48
         6.15     Compliance with Federal Reserve Regulations....................................................       49
         6.16     Investment Company Act Compliance..............................................................       49
         6.17     Public Utility Holding Company Act Compliance..................................................       49
         6.18     Proper Filing of Tax Returns; Payment of Taxes Due.............................................       49
         6.19     Refunds........................................................................................       49
         6.20     Gas Contracts..................................................................................       50
         6.21     Intellectual Property..........................................................................       50
         6.22     Labor Matters..................................................................................       50
         6.23     Casualties or Taking of Property...............................................................       50
         6.24     Locations of Borrower..........................................................................       50
         6.25     Subsidiaries...................................................................................       50
         6.26     Good Standing..................................................................................       51
         6.27     [Reserved].....................................................................................       51
         6.28     Contingent Obligations.........................................................................       51
         6.29     Hedging Agreements.............................................................................       51

ARTICLE VII AFFIRMATIVE COVENANTS................................................................................       51
         7.1      Maintenance and Access to Records..............................................................       51
         7.2      Quarterly Financial Statements; Compliance Certificates........................................       51
         7.3      Annual Financial Statements....................................................................       52
         7.4      Quarterly Hedging Reports and Annual Budgets...................................................       52
         7.5      Oil and Gas Reserve Reports....................................................................       52
         7.6      Title Opinions; Title Defects..................................................................       53
         7.7      Notices of Certain Events......................................................................       53
         7.8      Additional Information.........................................................................       54
         7.9      Compliance with Laws...........................................................................       54
         7.10     Payment of Assessments and Charges.............................................................       55
         7.11     Maintenance of Corporate Existence and Good Standing...........................................       55
         7.12     Payment of Notes; Performance of Obligations...................................................       55
         7.13     Further Assurances.............................................................................       55
         7.14     Fees and Expenses..............................................................................       55
         7.15     Operation of Oil and Gas Properties............................................................       56

         7.16     Maintenance and Inspection of Properties.......................................................       56
         7.17     Maintenance of Insurance.......................................................................       56
         7.18     Indemnification................................................................................       57
         7.19     Liens on Material Properties; Additional Guaranties and Mortgages..............................       58
         7.20     Maintenance of Agreements, etc.................................................................       60
         7.21     Hedging........................................................................................       60
         7.22     Employee Benefit Plans.........................................................................       60
         7.23     Environmental..................................................................................       61

ARTICLE VIII NEGATIVE COVENANTS..................................................................................       61
         8.1      Indebtedness...................................................................................       61
         8.2      Contingent Obligations.........................................................................       62
         8.3      Liens..........................................................................................       63
         8.4      Negative Pledge Agreements.....................................................................       63
         8.5      Sales of Assets................................................................................       63
         8.6      Leasebacks.....................................................................................       64
         8.7      Loans; Advances; Investments...................................................................       64
         8.8      Dividends and Distributions....................................................................       64
         8.9      Merger, etc.; Changes in Corporate Structure...................................................       65
         8.10     Transactions with Affiliates...................................................................       65
         8.11     Lines of Business..............................................................................       65
         8.12     Subordinated Indebtedness; Production Payments.................................................       65
         8.13     Use of Proceeds................................................................................       66
         8.14     Forward Sales, Production Payments, Etc........................................................       66
         8.15     Change of Ownership............................................................................       66
         8.16     [Reserved].....................................................................................       66
         8.17     Hedging........................................................................................       67
         8.18     Current Ratio..................................................................................       67
         8.19     Minimum Consolidated Interest Coverage Ratio...................................................       67

ARTICLE IX EVENTS OF DEFAULT.....................................................................................       67
         9.1      Enumeration of Events of Default...............................................................       67
         9.2      Remedies.......................................................................................       69

ARTICLE X THE AGENT..............................................................................................       70
         10.1     Actions........................................................................................       70
         10.2     Funding Reliance, etc..........................................................................       71
         10.3     Exculpation....................................................................................       71
         10.4     Successor......................................................................................       71
         10.5     Loans by Bank of Montreal......................................................................       72
         10.6     Credit Decisions...............................................................................       73
         10.7     Copies, etc....................................................................................       73
         10.8     Documentation Agent............................................................................       73
         10.9     Applicable Parties.............................................................................       73

ARTICLE XI MISCELLANEOUS PROVISIONS..............................................................................       73
         11.1     Waivers, Amendments, etc.......................................................................       73

         11.2     Notices........................................................................................       74
         11.3     Payment of Costs and Expenses..................................................................       74
         11.4     Indemnification................................................................................       74
         11.5     Survival.......................................................................................       75
         11.6     Severability...................................................................................       75
         11.7     Headings.......................................................................................       75
         11.8     Execution in Counterparts, Effectiveness, etc..................................................       75
         11.9     Governing Law; Entire Agreement................................................................       76
         11.10    Successors and Assigns.........................................................................       76
         11.11    Sale and Transfer of Loans and Notes; Participations in Loans and Notes........................       76
         11.12    Other Transactions.............................................................................       78
         11.13    Confidentiality................................................................................       78
         11.14    Collateral Matters; Hedging Agreements.........................................................       80
         11.15    Forum Selection and Consent to Jurisdiction....................................................       80
         11.16    Waiver of Jury Trial...........................................................................       81
         11.17    Maximum Interest...............................................................................       81

                                LIST OF EXHIBITS

Exhibit I         -        Form of Note
Exhibit II        -        Post Closing Title Matters
Exhibit III       -        Form of Lender Assignment Agreement
Exhibit IV(A)     -        Form of Borrowing Request
Exhibit IV(B)     -        Form of Issuance Request
Exhibit V         -        Schedule of Jurisdictions Where Qualified to Do Business
Exhibit VI        -        Revolving Loan Commitments and Percentage Shares
Exhibit VII       -        Form of Compliance Certificate
Exhibit VIII      -        Form of Opinion of Borrower's Counsel
Exhibit IX(A)     -        CIBC Mortgages
Exhibit IX(B)     -        Foothill Mortgages
Exhibit IX(C)     -        New Lien Properties
Exhibit X         -        Disclosures
Exhibit XI        -        Form of Second Amended and Restated Security Agreement
Exhibit XII       -        Form of Second Amended and Restated Pledge Agreement
Exhibit XIII      -        Form of Second Amended and Restated Subsidiary Guaranty
Exhibit XIV       -        Form of Second Amended and Restated Contribution Agreement
Exhibit XV        -        Form of Second Amended and Restated Collateral Assignment of Contracts

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

         THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT ("THIS AGREEMENT") is made and entered into effective as of November 18, 2003, by and among KCS ENERGY, INC., a Delaware corporation (the "BORROWER"); each lender that is a signatory hereto or becomes a party hereto as provided in Section y11.11 (individually, together with its successors and such assigns, a "LENDER" and, collectively, together with their respective successors and such assigns, the "LENDERS"); BANK OF MONTREAL, a Canadian chartered bank acting through certain of its U.S. branches or agencies (in its individual capacity, "BANK OF Montreal"), as agent for the Lenders (in such capacity, together with its successors in such capacity pursuant to the terms hereof, the "AGENT"); Bank of Montreal, as collateral agent for the Lender Parties (as herein defined, together with its successors in such capacity pursuant to the terms hereof, the "COLLATERAL AGENT"); and BNP Paribas, as Documentation Agent (the "DOCUMENTATION AGENT").

         This Agreement amends and restates in its entirety the Amended and Restated Credit Agreement dated as of January 14, 2003 by and among the Borrower, the lenders from time to time party thereto (the "EXISTING LENDERS"), Wells Fargo Foothill, Inc. (formerly named Foothill Capital Corporation), as Collateral Agent and Administrative Agent, and Highbridge/Zwirn Special Opportunities Fund, L.P., as lead arranger (as amended, modified or supplemented and in effect on the date hereof immediately before giving effect to the amendment and restatement contemplated hereby, the "EXISTING CREDIT AGREEMENT").

         WHEREAS, pursuant to that certain Assignment, Assumption and Acceptance Agreement dated as of even date herewith by and among Wells Fargo Foothill, Inc., as Collateral Agent and Administrative Agent, the Existing Lenders, Bank of Montreal, as Agent and Collateral Agent and the Lenders, the Lenders have purchased all of the outstanding Loans, Commitments and Letter of Credit Obligations (as defined in the Existing Credit Agreement) of the Existing Lenders and have become the Lenders under the Existing Credit Agreement and, as the Lenders, have appointed Bank of Montreal as the Administrative Agent and Collateral Agent under the Existing Credit Agreement; and

         WHEREAS, the Borrower, the Lenders and Bank of Montreal, as Administrative Agent and Collateral Agent desire to amend and restate the Existing Credit Agreement in its entirety to, among other things, reflect certain changes to the Commitments and terms and conditions of the Existing Credit Agreement in accordance with the terms and conditions set forth in this Agreement;

         NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree that the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

         1.1 TERMS DEFINED ABOVE. As used in this Agreement, the terms "AGENT," "BANK OF MONTREAL," "BORROWER," "COLLATERAL AGENT," "DOCUMENTATION AGENT," "EXISTING CREDIT AGREEMENT," "EXISTING LENDERS" "LENDER," and "LENDERS" shall have the meanings assigned to them hereinabove.

         1.2 ADDITIONAL DEFINED TERMS. As used in this Agreement, each of the following terms shall have the meaning assigned thereto in this Section y1.2, unless the context otherwise requires:

         "ADJUSTED BASE RATE" shall mean, for any day and any Base Rate Loan, an interest rate per annum equal to the sum of (a) the greater of (i) the Federal Funds Rate for such day plus one-0.5%, and (ii) the Base Rate for such day plus
(b) the Applicable Margin for such Base Rate Loan, such rate to be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) during the period for which payable, but in no event shall such rate at any time exceed the maximum rate of interest permitted by applicable law.

         "ADJUSTED EBITDA" shall mean EBITDA less the amortization of deferred revenue attributable to the Production Payment 2001 Facility.

         "ADJUSTED LIBO RATE" shall mean, for any Interest Period for any LIBO Rate Loan, an interest rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) determined by the Agent to be equal to the sum of (a) the LIBO Rate (Reserve Adjusted) for such Interest Period plus (b) the Applicable Margin for such LIBO Rate Loan, such rate to be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) during the period for which payable, but in no event shall such rate exceed the maximum rate of interest permitted by applicable law.

         "AFFILIATE" shall mean with respect to any Person, any other Person directly or indirectly controlled by, controlling, or under common control with, such Person and any "affiliate" of such Person within the meaning of Reg.
Section 240.12b-2 of the Securities Exchange Act of 1934, as amended, with "control," as used in this definition, meaning possession, directly or indirectly, of the power (a) to vote 20% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing members or managing general partners or (b) to direct or cause the direction of management, policies or action through ownership of voting securities, a voting trust, or membership in a Person's group of Executive Officers or in the group appointing or electing Executive Officers or by contract or otherwise through formal or informal arrangements or business relationships.

         "AGREEMENT" shall mean this Second Amended and Restated Credit Agreement, as the same may from time to time be amended, supplemented, restated or otherwise modified.

         "APPLICABLE LENDERS" means (a) for all determinations to affirm or decrease the Borrowing Base, Lenders with an aggregate Percentage Share of at least 66 2/3% and (b) for all determinations to increase the Borrowing Base, all of the Lenders.

         "APPLICABLE LENDING OFFICE" shall mean, for each Lender and type of Loan, the lending office of such Lender (or an Affiliate of such Lender) designated for such type of Loan on the signature pages hereof or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower as the office by which its Loans of such type are to be made and maintained.

         "APPLICABLE MARGIN" shall mean as to each Base Rate Loan and each LIBO Rate Loan on any day, an amount equal to the percentage for such day set forth in the grid below for such type of Loan, as such percentage may be modified pursuant to the terms set forth below:

                  (i) At all times until the Production Payment 2001 Lien has been completely released and discharged of record by an instrument or instruments in form reasonably satisfactory to the Agent, duly authorized by, and properly executed, delivered and acknowledged on behalf of KStar VPP LP or, if applicable, any transferee of record of KStar VPP LP's rights as beneficiary and grantee of the Production Payment 2001 Lien:

=======================================================================================================
  % that aggregate principal amount of outstanding Loans plus                Applicable Margin
     Revolving Loan Letter of Credit Outstandings bears to         ------------------------------------
                        Borrowing Base                             Base Rate Loans      LIBO Rate Loans
-------------------------------------------------------------------------------------------------------
Less than or equal to 50.0%                                             0.50%                2.25%
-------------------------------------------------------------------------------------------------------
Greater than 50.0% but less than or equal to 75.0%                      0.75%                2.50%
-------------------------------------------------------------------------------------------------------
Greater than 75.0% but less than or equal to 90.0%                      1.00%                2.75%
-------------------------------------------------------------------------------------------------------
Greater than 90.0% but less than or equal to 100.0%                     1.25%                3.00%
-------------------------------------------------------------------------------------------------------
Greater than 100.0% (Borrowing Base deficiency)                         1.50%                3.25%
=======================================================================================================

                  (ii) At all times from and after such time as the Production Payment 2001 Lien has been completely released and discharged of record by an instrument or instruments in form reasonably satisfactory to the Agent, duly authorized by, and properly executed, delivered and acknowledged on behalf of KStar VPP LP or, if applicable, any transferee of record of KStar VPP LP's rights as beneficiary and grantee of the Production Payment 2001 Lien:

=======================================================================================================
  % that aggregate principal amount of outstanding Loans plus                Applicable Margin
     Revolving Loan Letter of Credit Outstandings bears to         ------------------------------------
                        Borrowing Base                             Base Rate Loans      LIBO Rate Loans
-------------------------------------------------------------------------------------------------------
Less than or equal to 50.0%                                             0.00%                1.75%
-------------------------------------------------------------------------------------------------------
Greater than 50.0% but less than or equal to 75.0%                      0.25%                2.00%
-------------------------------------------------------------------------------------------------------
Greater than 75.0% but less than or equal to 90.0%                      0.50%                2.25%
-------------------------------------------------------------------------------------------------------
Greater than 90.0% but less than or equal to 100%                       0.75%                2.50%
-------------------------------------------------------------------------------------------------------
Greater than 100.0% (Borrowing Base deficiency)                         1.00%                2.75%
=======================================================================================================

         "ASSIGNMENT DOCUMENTS" means each assignment or other similar agreement, document or instrument entered into between or among the Agent, the Collateral Agent and the Lenders, on the one hand, and the Administrative Agent and Collateral Agent under the Existing Credit Agreement and/or the Existing Lenders on the other hand, in connection with the purchase of the Loans and Commitments from the Existing Lenders, including, without limitation, the assignments of the CIBC and Foothill Mortgages and UCC assignments with respect to the Liens and security interests existing in connection with the Existing Credit Agreement.

         "AVAILABLE COMMITMENT" shall mean, at any time, an amount equal to the remainder, if any, of (a) the Revolving Period Commitment Amount in effect at such time minus (b) Obligations in respect of the outstanding principal amount of the Loans and Revolving Loan Letter of Credit Outstandings at such time.

         "BASE RATE" shall mean, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the rate of interest most recently announced by Bank of Montreal at its Chicago, Illinois office as its base rate for Dollar loans made in the United States. The Base Rate is not necessarily intended to be the lowest rate of interest determined by Bank of Montreal in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Base Rate. The Agent will give notice promptly to the Borrower and the Lenders of changes in the Base Rate.

         "BASE RATE LOAN" shall mean any Loan which the Borrower has requested in writing to bear interest at the Adjusted Base Rate or which, pursuant to the terms hereof, is otherwise required to bear interest at the Adjusted Base Rate.

         "BORROWING BASE" shall the meaning assigned to such term in Section
2.7.

         "BORROWING BASE DEBT" means, without duplication, all Indebtedness for borrowed money (including the Loans under this Agreement) and all obligations, contingent or otherwise, relative to the face amount of all Revolving Loan Letters of Credit, whether or not drawn, of the

Borrower and its Subsidiaries but shall not include Indebtedness permitted by clauses (a) or (d) of Section 8.1.

         "BORROWING REQUEST" shall mean each written request, in substantially the form attached hereto as Exhibit IV, by the Borrower to the Agent for a borrowing or conversion pursuant to Sections 2.3 or 2.4, each of which shall:

                  (a)      be signed by a Responsible Officer of the Borrower;

                  (b) specify the amount and type of Loan requested or to be made or converted and the date of the borrowing or conversion (which shall be a Business Day);

                  (c) when requesting the making of or a conversion into a Base Rate Loan, be delivered to the Agent no later than 12:00 noon., Chicago, Illinois time, on the Business Day of the requested borrowing or conversion; and

                  (d) when requesting the making or continuation of or a conversion into a LIBO Rate Loan, be delivered to the Agent no later than 1:00 p.m., Chicago, Illinois time, not later than the third nor prior to the tenth Business Day prior to the requested borrowing, continuation or conversion and designate the Interest Period requested with respect to such Loan.

         "BUSINESS DAY" shall mean (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in Chicago, Illinois; and (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day described in clause (a) which is also a day on which dealings in Dollars are carried on in the London interbank market.

         "CAPITALIZED LEASE LIABILITIES" shall mean all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "CERCLIS" shall mean the Comprehensive Environmental Response Compensation Liability Information System List.

         "CHANGE OF CONTROL" shall mean:

                  (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 30% or more of the outstanding shares of the voting power of the Borrower; provided, however, that for purposes hereof, the acquisition by a Qualified Purchaser or by any Person or Persons who are as of the date of this Agreement Executive Officers or directors, or both, of the Borrower of such beneficial ownership shall not be a Change of Control; or

                  (b) a change shall occur in the Board of Directors of the Borrower so that a majority of the members of the Board of Directors of the Borrower ceases to include individuals who were members of the Board of Directors of the Borrower on the Closing Date (or individuals whose election or nomination for election was approved by a vote of at least a majority of the directors then in office who either were directors on the Closing Date or whose election or nomination for election was previously so approved).

         "CIBC MORTGAGES" means the mortgages, deeds of trust and other security instruments described in Exhibit IX(A).

         "CLOSING DATE" shall mean November 18, 2003, which shall be the date of the funding of the initial Loans hereunder.

         "CODE" shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

         "COLLATERAL" shall mean the Mortgaged Properties, the Properties described as "collateral" in the Security Instruments referenced in Section 5.1 hereof, and any other Property now or at any time subject to a Lien to secure the payment or performance of all or any portion of the Obligations.

         "COMMITMENT" shall mean, relative to any Lender, such Lender's obligations to make Loans and participate in Revolving Loan Letters of Credit pursuant to Sections 2.1 and 2.2 and "COMMITMENTS" shall mean the several obligations of the Lenders to make Loans and participate in Revolving Loan Letters of Credit.

         "COMMITMENT PERIOD" shall mean the period from and including the Closing Date to but not including the Commitment Termination Date.

         "COMMITMENT TERMINATION DATE" shall mean the Stated Maturity Date; provided, however, that if the Borrower has not, on or before October 14, 2005, delivered to the Agent the certificate described in Section 7.7(g), then the "COMMITMENT TERMINATION DATE" shall be October 17, 2005.

         "COMMODITY HEDGING AGREEMENT" shall mean any swap agreement, cap, floor, collar, exchange transaction, forward agreement, or other exchange or protection agreement relating to hydrocarbons, whether in effect on the date hereof or hereafter entered into by the Borrower or any option with respect to any such transaction.

         "COMPLIANCE CERTIFICATE" shall mean each certificate, substantially in the form attached hereto as Exhibit VII, executed by a Responsible Officer of the Borrower, and furnished to the Agent from time to time in accordance with the terms hereof.

         "CONTINGENT OBLIGATION" shall mean, as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, or other obligations of any other Person (for purposes of this definition, a "PRIMARY OBLIGATION") in any manner, whether directly or indirectly, including any obligation of such Person, regardless of whether such obligation is contingent, (a) to purchase any primary obligation or any Property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any primary obligation, or (ii) to maintain working or equity capital of any other Person in respect of any primary obligation, or otherwise to maintain the net worth or solvency of any other Person, (c) to purchase Property, securities or services primarily for the purpose of assuring the owner of any primary obligation of the ability of the Person primarily liable for such primary obligation to make payment thereof, or
(d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof, with the amount of any Contingent Obligation being deemed to be equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith but excluding in the case of clause (b) above obligations under joint operating agreements customary in the oil and gas industry.

         "CONTROLLED GROUP" shall mean all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

         "CURRENT RATIO" shall mean the ratio of (a) consolidated current assets of the Borrower and its Subsidiaries to (b) consolidated current liabilities (excluding the current portion of Borrowing Base Debt) of the Borrower and its Subsidiaries. For purposes of the definition of "CURRENT RATIO", any unused portion of the Revolving Period Commitment Amount is deemed to be a current asset of the Borrower.

         "DEFAULT" shall mean any event or occurrence which with the lapse of time or the giving of notice or both would become an Event of Default.

         "DEFAULT RATE" shall mean, as to the outstanding principal or interest on any Loans, a per annum interest rate equal to the sum of the otherwise applicable interest rate plus 2% and, as to any other Obligations, a per annum interest rate equal to the Adjusted Base Rate from time to time in effect plus 2%, such rate, in each case, to be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) during the period for which payable, but in no event shall such rate exceed the Highest Lawful Rate.

         "DISBURSEMENT" shall have the meaning assigned to such term in Section 2.8(e).

         "DISBURSEMENT DATE" shall have the meaning assigned to such term in
Section 2.8(e).

         "DOCUMENTARY LETTER OF CREDIT" shall mean a letter of credit which is a short term, self-liquidating trade-related contingency.

         "EBITDA" shall mean, for any period, Net Income for such period plus Interest Expense, federal and state income taxes, depreciation, depletion, amortization, exploration expenses and other non-cash expenses for such period deducted in the determination of Net Income for such period.

         "ENVIRONMENTAL LAWS" shall mean all applicable laws, including without limitation U.S. federal, or state or local statutes, laws, ordinances, codes, rules and regulations (including consent decrees and administrative orders), relating to public health and safety and protection of the environment.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

         "EVENT OF DEFAULT" shall mean any of the events specified in Section y9.1.

         "EXECUTIVE OFFICER" shall mean a "named executive officer" as such term is defined from time to time in Item 402(a)(3) of Regulation S-K promulgated by the United States Securities and Exchange Commission.

         "FAS 133" shall mean Financial Accounting Statement 133 promulgated by the Financial Accounting Standards Board, as the same may be amended or modified from time to time.

         "FEDERAL FUNDS RATE" shall mean, for any day, a rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York, on the Business Day next succeeding such day, provided, however, that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions as determined in good faith by the Agent.

         "FEE LETTER" shall mean that certain amended and restated letter agreement dated as of October 20, 2003, among Bank of Montreal, the Arranger and the Borrower.

         "FINANCIAL STATEMENTS" shall mean (a) statements of the financial condition as at the point in time and results of operations for the period indicated and consisting in all cases of at least a balance sheet and related statements of operations and cash flows, and in each year-end financial statement a statement of common stock and other stockholders' or partners' equity, and, when required by applicable provisions of this Agreement to be audited, accompanied by the opinion (which opinion shall be without (i) a "going concern" or like qualification exception and (ii) any qualification or exception as to the scope of such audit) of a nationally recognized firm of independent certified public accountants or other independent certified public accountants reasonably acceptable to the Agent and footnotes to any of the foregoing, all of which shall be prepared in accordance with GAAP consistently applied (subject to normal year-end audit adjustments with respect to Financial Statements prepared as at a point in time other than year-end) and in comparative form with respect to the corresponding period of the preceding fiscal period or (b) financial statements satisfying the requirements for inclusion in Forms 10-K or 10-Q under the Securities Exchange Act of 1934, as amended, as long as the opinion accompanying the financial statements in a Form 10-K satisfies the requirements described in clause (a) above.

         "FISCAL YEAR" shall mean any period of twelve consecutive calendar months ending on December 31st; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "2003 Fiscal Year") refer to the Fiscal Year ending on December 31st, occurring during such calendar year.

         "FOOTHILL MORTGAGES" means the mortgages, deeds of trust and other security instruments described in Exhibit IX(B).

         "GAAP" shall mean generally accepted accounting principles established by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants and, unless the context requires use of a specified date, in effect in the United States from time to time.

         "GOVERNMENTAL AUTHORITY" shall mean any nation, country, commonwealth, territory, government, state, county, parish, municipality, or other political subdivision and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

         "HAZARDOUS MATERIAL" shall mean (a) any "hazardous substance", as defined by CERCLA; (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended; (c) any petroleum product; or (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable Environmental Law, including without limitation, any applicable Environmental Law relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

         "HEDGING AGREEMENT" shall mean any Interest Hedging Agreement or any Commodity Hedging Agreement whether in effect as of the date hereof or hereafter entered into by the Borrower or any Subsidiary Guarantor, including any Secured Hedging Agreement.

         "HIGHEST LAWFUL RATE" shall have the meaning assigned to such term in
Section 11.17.

         "INDEBTEDNESS" shall mean, as to any Person, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP and including any of the following indebtedness or liabilities of "variable interest entities" of which such Person is or should be properly characterized as the "primary beneficiary" within the meaning of such terms, and as required by, Interpretation No. 46 of the Financial Accounting Standards Board:

                  (a) all obligations of such Person for borrowed money, including all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

                  (b) all direct or contingent obligations of such Person to reimburse any letter of credit issuer in respect of amounts paid under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties and similar instruments;

                  (c) all indebtedness arising or created under any conditional sale agreement or title retention agreement relating to any Property acquired by such Person (even through the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property);

                  (d) all obligations of such Person to pay the deferred purchase price of property or services, other than (i) accounts payable arising in the ordinary course of business and not past due for more than 90 days after the date on which each such account payable was due;
         (ii) accounts payable that are being contested in good faith (but only to the extent such accounts payable are being so contested and such reserve, if any, as may be required by GAAP shall have been made therefor; and (iii) any obligations included in that certain entry or entries in the Borrower's financial records representing revenue suspense accounts, not to exceed, in the case of this subclause (iii), in the aggregate at any time $12.0 million;

                  (e)      Capitalized Lease Liabilities;

                  (f) obligations of such Person under any lease which is treated as an operating lease for financial accounting purposes and a financing lease for tax purposes (i.e., a "synthetic lease");

                  (g)      the Production Payment 2001 Obligations; and

                  (h) all Contingent Obligations of such Person in respect of any of the foregoing.

         "INDEPENDENT ENGINEER" means Netherland, Sewell & Associates, Inc. or any other nationally- or regionally- recognized firm of independent consulting petroleum engineers reasonably acceptable to the Agent.

         "INSOLVENCY PROCEEDING" shall mean application (whether voluntary or instituted by another Person) for or the consent to the appointment of a receiver, trustee, conservator, custodian, or liquidator of any Person or of all or a substantial part of the Property of such Person, or the filing of a petition (whether voluntary or instituted by another Person) commencing a case under Title 11 of the United States Code, seeking liquidation, reorganization, or rearrangement or taking advantage of any bankruptcy, insolvency, debtor's relief, or other similar law of the United States or any other jurisdiction.

         "INTELLECTUAL PROPERTY" shall mean patents, patent applications, trademarks, trade names, copyrights, technology, trade secrets, know-how, and processes.

         "INTEREST EXPENSE" shall mean, for any period, the total interest expense (including interest expense attributable to capitalized leases) of the Borrower and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP and shall include preferred stock dividends paid in cash, but shall exclude non- cash amortization of debt expense.

         "INTEREST HEDGING AGREEMENT" shall mean any interest rate swap, rate cap, rate floor, rate collar, forward agreement, or other exchange or rate protection agreement, entered into by the Borrower or any Subsidiary Guarantor or any option with respect to any such transaction.

         "INTEREST PERIOD" shall mean, relative to any LIBO Rate Loans, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section
2.3 or 2.4 and shall end on (but exclude) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in either case as the Borrower may select in its relevant notice pursuant to
Section 2.3 or 2.4; provided, however, that (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than seven different dates; (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and (c) no Interest Period for a Loan may end after the Stated Maturity Date for the Loans.

         "INVESTMENT" shall mean, as to any Person, any stock, bond, note or other evidence of Indebtedness or any other security (other than current trade and customer accounts) of, investment or partnership interest in or loan to, such Person.

         "ISSUANCE REQUEST" shall mean a request and certificate duly executed by a Responsible Officer of the Borrower (other than the Secretary), substantially in the form of Exhibit IV(B) attached hereto (with such changes thereto as may be agreed from time to time by the Agent and the Borrower).

         "ISSUER" shall mean any Affiliate, unit or agency of Bank of Montreal or any other Lender which has agreed to issue one or more Revolving Loan Letters of Credit at the request of the Borrower.

         "LENDER ASSIGNMENT AGREEMENT" shall mean an Assignment Agreement, substantially in the form of Exhibit III, with appropriate insertions.

         "LENDER PARTY" shall mean any of the Agent, the Collateral Agent, each Lender and each Lender or Affiliate of any of the foregoing which is a counterparty to a Secured Hedging Agreement with the Borrower or a Subsidiary Guarantor.

         "LETTER OF CREDIT COLLATERAL ACCOUNT" shall have the meaning assigned to such term in Section 2.8(j).

         "LETTER OF CREDIT SUBLIMIT" shall have the meaning assigned to such term in Section 2.8(c).

         "LIBO RATE" shall have the meaning assigned to such term in Section 3.2(a).

         "LIBO RATE (RESERVE ADJUSTED)" shall have the meaning assigned to such term in Section 3.2(a).

         "LIBO RATE LOAN" shall mean any Loan which the Borrower has requested in writing to bear interest at the LIBO Rate (Reserve Adjusted) and which is permitted by the terms hereof to bear interest at the LIBO Rate (Reserve Adjusted).

         "LIEN" shall mean any interest in Property securing an obligation owed to, or constituting a claim by, a Person other than the owner of such Property, whether such interest is based on common law, statute, or contract, and including the lien or security interest arising from a mortgage, ship mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt, margin agreement, or a lease, consignment, or bailment for security purposes (other than true leases or true consignments), liens of mechanics, materialmen, and artisans, maritime liens and reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Property which secure an obligation owed to, or constitute a claim by, a Person other than the owner of such Property (for the purpose of this Agreement, a Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes), and the filing or recording of any financing statement or other security instrument in any public office.

         "LOAN" shall mean a Base Rate Loan or a LIBO Rate Loan made by any Lender to or for the benefit of the Borrower pursuant to this Agreement, each of which is a "type" of Loan hereunder; provided, however, "Loan" does not include participations in Revolving Loan Letters of Credit.

         "LOAN DOCUMENTS" shall mean this Agreement, the Notes, the Fee Letter, any Subsidiary Guaranty, any Secured Hedging Agreement, the Issuance Requests, the Revolving Loan Letters of Credit, the Security Instruments, the Borrowing Requests, the Compliance Certificates, the Supplemental Disclosure Letter and all other documents and instruments now or hereafter delivered by the Borrower, any Mortgagor, any Subsidiary Guarantor or any of their respective Affiliates in favor or for the benefit of the Agent, the Collateral Agent, or any Lender Party pursuant to the terms of or in connection with this Agreement, the Notes, a Subsidiary Guaranty, any Secured Hedging Agreement, the Issuance Requests, the Revolving Loan Letters of Credit, or the Security Instruments, and all renewals, extensions, amendments, supplements, and restatements thereof.

         "MATERIAL ADVERSE EFFECT" shall mean the occurrence or existence of any material adverse effect on (a) the business, operations, Properties, results of operations or financial condition of the Borrower and the Subsidiary Guarantors, taken as a whole or (b) the ability of the Borrower and the Subsidiary Guarantors to perform the Obligations.

         "MATERIAL SUBSIDIARY" shall mean any direct or indirect Subsidiary of the Borrower other than a Subsidiary which engages in no commercial activities or a Subsidiary that has assets with a value of $2.0 million or less.

         "MAXIMUM AMOUNT" shall have the meaning assigned to such term in
Section 11.17.

         "MAXIMUM COMMITMENT AMOUNT" shall mean $100.0 million.

         "MORTGAGE" shall mean any (a) Act of Mortgage and Security Agreement Securing Future Obligations, (b) Open-End Line of Credit Mortgage, Deed of Trust, Indenture, Security Agreement, Financing Statement and Assignment of Production or (c) other mortgage or deed of trust or similar instrument executed by the Borrower or any Subsidiary Guarantor of the Borrower in favor of the Collateral Agent for the benefit of the Lender Parties (including as an assignee thereof from the Existing Lenders) and creating a Lien on Oil and Gas Properties or other real property and other related assets of the Borrower or such Subsidiary Guarantor, in each case as such may from time to time be amended, supplemented, restated or otherwise modified, and including, without limitation, each Foothill Mortgage.

         "MORTGAGOR" shall mean the Borrower or any Subsidiary Guarantor which is party to a Mortgage in favor of the Collateral Agent for the benefit of the Lender Parties.

         "MORTGAGED PROPERTIES" shall mean all Oil and Gas Properties of the Borrower or any Subsidiary Guarantor purported to be subject to a Lien in favor of the Collateral Agent to secure the Obligations.

         "NET CASH PROCEEDS" means, for any issuance of securities, the cash proceeds (including any cash payments actually received as a deferred payment of principal pursuant to a note, installment receivable, purchase price adjustment receivable or otherwise) of such issuance of equity securities net of (a) legal fees, accountant fees, investment banking fees, brokerage fees, finders fees, survey costs, title insurance premiums, and other customary fees, costs and expenses actually incurred, paid or payable in connection therewith, (b) taxes or other governmental fees or charges paid or payable as a result thereof and
(c) reasonable reserves for purchase price adjustments.

         "NET INCOME" shall mean, for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP.

         "NEW LIEN PROPERTIES" means the Oil and Gas Properties described on
Exhibit XVI.

         "NOTES" shall mean the promissory notes of the Borrower referred to in
Section 2.6, each made payable to a Lender in the amount of the Percentage Share of the Maximum Commitment Amount attributable to such Lender in the form attached hereto as Exhibit I with appropriate insertions together with all renewals, extensions for any period, increases and rearrangements thereof.

         "OBLIGATIONS" shall mean, without duplication, (a) all Indebtedness evidenced by the Notes, (b) the obligations of the Borrower to pay or reimburse the Issuers of Revolving Loan Letters of Credit, or the Lenders, as the case may be, for, amounts payable, paid, or incurred with respect to Revolving Loan Letters of Credit and amounts required to be paid pursuant to Section 2.8(g) or 3.1(b) or otherwise pursuant to the Loan Documents, (c) the undrawn, unexpired amount of all outstanding Revolving Loan Letters of Credit, (d) the obligations of the Borrower for the payment of fees and expenses pursuant to the Loan Documents, (e) the obligations of each Subsidiary Guarantor under its Subsidiary Guaranty, (f) all amounts owing or to be owing by the Borrower or any Subsidiary Guarantor under any Hedging Agreement with any Lender Party (including any Secured Hedging Agreement) now or hereafter arising, and (g) all other obligations and liabilities of the Borrower or its Subsidiaries to any of the Lender Parties, now existing or hereafter incurred, under, arising out of or in connection with any Loan Document, and to the extent that any of the foregoing includes or refers to the payment of amounts deemed or constituting interest, only so much thereof as shall have accrued, been earned and which remains unpaid at each relevant time of determination.

         "OIL AND GAS PROPERTIES" shall mean oil, gas, hydrocarbon and mineral fee, leasehold or other interests in or to mineral estates or oil, gas, and other liquid or gaseous hydrocarbon leases with respect to Properties situated in the United States or offshore from any State of the United States, including overriding royalty and royalty interests, leasehold estate interests, net profits interests, production payment interests, and mineral fee interests, together with contracts executed in connection therewith and all tenements, hereditaments, appurtenances, and Properties appertaining, belonging, affixed, or incidental thereto.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "PENSION PLAN" shall mean a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

         "PERCENTAGE SHARE" shall mean, relative to any Lender, the percentage set forth opposite the name of such Lender in Column 2 of Exhibit VI to this Agreement as such percentage may be adjusted from time to time pursuant to
Section 11.11.

         "PERMITTED LIENS" shall mean:

                  (a) Liens for taxes, assessments, or other governmental charges or levies not yet due or which (if foreclosure, distraint, sale, or other similar proceedings shall not have been initiated) are being contested in good faith by appropriate proceedings, and such reserve as may be required by GAAP shall have been made therefor;

                  (b) Liens in connection with workers' compensation, unemployment insurance or other social security (other than Liens created by Section 302(f) or Section 4068 of ERISA), old-age pension, or public liability obligations which are not yet due or which are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor;

                  (c) Liens in favor of Governmental Authorities, vendors, carriers, warehousemen, repairmen, mechanics, workmen, and materialmen, and construction or similar Liens arising by operation of law (including Liens securing statutory or regulatory obligations) in the ordinary course of business in respect of obligations that are not overdue by more than thirty days or which are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor;

                  (d) Liens in favor of operators and non-operators under joint operating agreements or similar contractual arrangements arising in the ordinary course of the business of the Borrower or any of its Subsidiaries to secure amounts owing, which amounts are not yet due or are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor;

                  (e) Liens under production sales agreements, division orders, operating agreements, unitization and pooling orders, and other agreements customary in the oil and gas business for processing, producing, transporting, marketing, and exchanging produced hydrocarbons securing obligations not constituting Indebtedness and provided that such Liens do not secure obligations to deliver hydrocarbons at some future date without receiving full payment therefor within 90 days of delivery;

                  (f) the existing terms of the instruments evidencing the Oil and Gas Properties of the Borrower or any of its Subsidiaries, the Star Production Payments, the Production Payment 2001 Lien and documents listed and matters described under the heading "Permitted Encumbrances" or "Permitted Liens" in an exhibit to any of the Security Instruments;

                  (g) easements, rights of way, restrictions, encumbrances and minor defects in the chain of title which are customarily accepted in the oil and gas industry, none of which materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries or materially detract from the value or use of the Property to which they apply;

                  (h) Liens in favor of the Collateral Agent for the benefit of any Lender Party and other Liens expressly permitted under the Security Instruments;

                  (i) judgment Liens arising by operation of law or as the result of the abstracting of a judgment or similar action under the laws of any jurisdiction and not giving rise to an Event of Default, in respect of judgments that are not final and non-appealable judgments, so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired;

                  (j) a Lien on a deposit account containing no more than $2.0 million plus accrued interest thereon for the benefit of Newhall Land and Farming Company pursuant to the Settlement Agreement and Release of Certain Claims effective June 30, 2003, by and among Medallion California Properties Company and the other parties named therein;

                  (k) Liens incurred in the ordinary course of business covering deposit or securities accounts in favor of the depository institution or securities intermediary holding such accounts and arising in connection with obligations of the Borrower or any of its Subsidiaries arising from any such accounts;

                  (l) Liens arising in connection with Capitalized Lease Liabilities or securing purchase money Indebtedness permitted by
         Section 8.1; provided, however, that (A) no such Lien shall extend to or cover any other Property of the Borrower or any of its Subsidiaries, and (B) the principal amount of the Indebtedness secured by any such Lien shall not exceed the lesser of 80% of the fair market value or the cost of the Property so held or acquired;

                  (m) deposits and pledges of cash securing (i) the payment or performance of bids, tenders, leases, contracts (other than for the payment of Indebtedness) and statutory or regulatory obligations or
         (ii) obligations on surety or appeal bonds, performance and return of money bonds and similar obligations (in each case other than for payment of Indebtedness) but only to the extent such deposits or pledges are incurred or otherwise arise in the ordinary course of business or secure obligations not past due;

                  (n) leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

                  (o) precautionary UCC financing statement filings regarding operating leases;

                  (p) statutory and common law landlords' liens under leases to which the Borrower or any of its Subsidiaries is a party;

                  (q) statutory Liens in favor of lessors under leases of Oil and Gas Properties in which the Borrower or a Subsidiary Guarantor is the lessee securing obligations not past due to pay royalties; and

                  (r) other Liens not to exceed, in the aggregate, at any one time, $1.5 million.

         "PERMITTED PUBLIC DEBT REFINANCING" shall mean any new capital markets issuance of equity securities (including Preferred Stock) and/or Indebtedness with respect to which all of the Net Cash Proceeds of which are used (a) to pay fees incurred in connection with such refinancing and (b) to repay in full all of the Borrower's outstanding 8 7/8% Senior Subordinated Notes due 2006 and all other obligations under the Senior Subordinated Indenture and which, if issued as Indebtedness, complies with the requirements of Section 8.1(d).

         "PERSON" shall mean an individual, corporation, partnership, trust, unincorporated organization, limited liability company, government, any agency or political subdivision of any government, or any other form of entity.

         "PLAN" shall mean any Pension Plan or Welfare Plan.

         "PREFERRED STOCK" shall mean, as applied to the capital stock of any Person, the capital stock of any class or classes (however designated) that is preferred with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of capital stock of any other class of such Person; provided, however, that no such stock may provide for mandatory redemption, or redemption at the holder's option, prior to November 30, 2007.

         "PRODUCTION PAYMENT 2001 FACILITY" shall mean the transactions both concluded and contemplated by the Purchase and Sale Agreement dated February 14, 2001, among KCS Resources, Inc., KCS Energy Services, Inc., KCS Michigan Resources, Inc. and KCS Medallion Resources, Inc. and Star VPP, LP providing for, among other things, the sale by certain of the Borrower's Subsidiaries of the Star Production Payments, as such transactions are in effect on October 1, 2003 and taking into account the assignments by Star VPP, LP in favor of KStar VPP LP.

         "PRODUCTION PAYMENT 2001 LIEN" shall mean collectively the Liens granted by the Borrower's Subsidiaries pursuant to Section 16 of the two Production and Delivery Agreements dated effective as of February 1, 2001 in favor of Star VPP, LP, as Grantee, as assigned to KStar VPP LP.

         "PRODUCTION PAYMENT 2001 OBLIGATIONS" shall mean, as of any date on which the amount thereof is to be determined, the obligations of the Borrower or any of its Subsidiaries under the Production Payment 2001 Facility which have been, are or would be either recorded as liabilities in accordance with GAAP or as deferred revenues in accordance with GAAP.

         "PROPERTY" shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

         "QUALIFIED PURCHASER" shall mean any domestic pension or publicly traded mutual fund.

         "QUALIFIED SWAP COUNTERPARTY" shall mean (a) any of the Agent, the Collateral Agent, a Lender or any Affiliate of any of the foregoing, (b) any other Person with a rating on its unsecured, long-term debt of BBB or better from Standard & Poor's Corporation and Baa2 or better from Moody's, Investor Service, Inc. or the obligations of which are fully and unconditionally guaranteed by a Person with such ratings in an instrument reasonably acceptable in form and substance to the Agent or (c) Eaglwing Trading LP, in the case of Hedging Agreements relating to oil only, but only if either party's total mark-to-market exposure under all Hedging Agreements permitted by this subclause
(c) is, at any one time, no greater than $5.0 million.

         "QUARTERLY PAYMENT DATE" shall have the meaning assigned to such term in Section 3.3(a).

         "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as amended or supplemented from time to time.

         "REIMBURSEMENT OBLIGATION" shall have the meaning assigned to such term in Section 2.8(f).

         "RELEASE" shall mean a "release", as such term is defined in CERCLA.

         "REPORTABLE EVENT" shall mean any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty-day notice requirement under ERISA is waived in regulations issued by the PBGC.

         "REQUIRED LENDERS" shall mean, at any time when no Loans are outstanding and Revolving Loan Letter of Credit Outstandings is zero, Lenders whose Percentage Shares of all Commitments total at least 66 2/3% of all such Commitments, and at any other time when any Loans are outstanding or Revolving Loan Letter of Credit Outstandings is greater than zero, or both, Lenders holding at least 66 2/3% of the aggregate principal amount of all Loans outstanding (without regard to any sale of a participation in any Loan) plus Revolving Loan Letter of Credit Outstandings.

         "REQUIREMENT OF LAW" shall mean, as to any Person, any applicable law, treaty, ordinance, order, judgment, rule, decree, regulation, or determination of an arbitrator, court, or other Governmental Authority, including rules, regulations, orders, and requirements for permits, licenses, registrations, approvals, or authorizations, in each case as such now exist or may be hereafter amended and are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

         "RESERVE REPORT" shall mean the reserve report prepared by the Independent Engineer and dated as of June 30, 2003, and as of the date of issuance, each subsequent reserve report provided by the Borrower pursuant to
Section 7.5.

         "RESOURCE CONSERVATION AND RECOVERY ACT" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as in effect from time to time.

         "RESPONSIBLE OFFICER" shall mean, as to the Borrower, any of the following officers: Chief Executive Officer, Chairman, Chief Operating Officer, Chief Financial Officer, Treasurer, Director of Treasury Operations, Assistant Treasurer or Secretary; and in any event, shall mean no other Person or Persons except as modified pursuant to a certificate accepted by the Agent.

         "REVOLVING LOAN COMMITMENT" shall have the meaning assigned to such term in Section 2.1(a).

         "REVOLVING LOAN LETTER OF CREDIT" shall mean any Standby Letter of Credit or Documentary Letter of Credit issued for the account of the Borrower or any of its Subsidiaries pursuant to Section 2.8.

         "REVOLVING LOAN LETTER OF CREDIT OUTSTANDINGS" shall mean, at any time, an amount equal to the sum of (a) the aggregate face amount at such time of all Revolving Loan Letters of Credit then outstanding and undrawn (as such aggregate face amount shall be adjusted, from time to time, as a result of drawings, the issuance of Revolving Loan Letters of Credit, or otherwise), plus (b) the then aggregate amount of all unpaid (whether by payment of cash or through Loans made pursuant to Section 2.8(e)) and outstanding Reimbursement Obligations relating to Revolving Loan Letters of Credit.

         "REVOLVING PERIOD COMMITMENT AMOUNT" shall mean, on any date, the lower of (i) the Borrowing Base then in effect and (ii) the Maximum Commitment Amount, as such amount may be reduced from time to time pursuant to Section 2.2.

         "SECURED HEDGING AGREEMENT" shall have the meaning assigned to such term it in Section 7.21.

         "SECURITY INSTRUMENTS" shall mean the security instruments executed and delivered in satisfaction of the condition set forth in Sections 5.1(a) and (f), and all other documents and instruments at any time executed as security for all or any portion of the Obligations, including without limitation, the Foothill Mortgages, the CIBC Mortgages and all security instruments executed pursuant to
Section 7.19, as such instruments may be amended, restated, supplemented or otherwise modified from time to time.

         "SENIOR SUBORDINATED INDENTURE" shall mean the Indenture dated as of January 15, 1998, by and among the Borrower, the Subsidiary Guarantors (as such term is defined therein) named therein, and State Street Bank and Trust Company, as Trustee, relating to the Borrower's 8 7/8% Senior Subordinated Notes due 2006, as amended by a First Supplemental Indenture dated as of February 20, 2001 and as hereinafter amended from time to time as permitted hereby.

         "STANDBY LETTER OF CREDIT" shall mean a letter of credit (other than a Documentary Letter of Credit).

         "STAR PRODUCTION PAYMENTS" shall mean, collectively, the term overriding royalty interests and the production payments conveyed to Star VPP, LP, pursuant to the Production Payment 2001 Facility, as assigned to KStar VPP LP.

         "STAR PROPERTIES" shall mean the Oil and Gas Properties subject to the Production Payment 2001 Lien.

         "STATED EXPIRY DATE" shall have the meaning assigned to such term in
Section 2.8(a).

         "STATED MATURITY DATE" shall mean November 20, 2006.

         "SUBSIDIARY" shall mean, with respect to any Person (the "PARENT") at any date, any corporation, limited liability company, partnership, trust, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated Financial Statements if such Financial Statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, trust, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent, or (b) that is, as of such date, otherwise controlled by the parent or one or more Subsidiaries of the parent, or (c) of which securities or other ownership interests are, as of such date owned, controlled or held by the parent or one or more Subsidiaries of the parent and either (i) which together with its Subsidiaries during any quarter accounts for more than 10% of the Net Income or Adjusted EBITDA of the parent or (ii) holds, directly or indirectly, 10% of the consolidated assets of the parent and its Subsidiaries.

         "SUBSIDIARY GUARANTOR" shall mean any Subsidiary of the Borrower which executes a Subsidiary Guaranty.

         "SUBSIDIARY GUARANTY" shall mean any guaranty in favor of each of the Lender Parties substantially in the form of Exhibit XIII, delivered pursuant to
Section 5.1(a), or any instrument of joinder therein delivered pursuant to
Section 7.19(c), in each case as the same may be amended, supplemented, restated or otherwise modified.

         "SUFFICIENT COPIES" shall mean that number of copies as shall reasonably be requested from time to time by the Agent.

         "SUPPLEMENTAL DISCLOSURE LETTER" shall have the meaning assigned to such term in Section 5.1(t).

         "TAXES" shall have the meaning assigned to such term in Section 4.6.

         "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the State of Illinois.

         "WELFARE PLAN" shall mean a "welfare plan", as such term is defined in section 3(1) of ERISA.

         1.3 ACCOUNTING AND OTHER TERMS. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP. All terms used in this Agreement which are defined in Article 8 or Article 9 of the UCC and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

         1.4 REFERENCES. References in this Agreement to Exhibit, Article, or Section numbers shall be to Exhibits, Articles, or Sections of this Agreement, unless expressly stated to the contrary. References in this Agreement to "hereby," "herein," "hereinafter," "hereinabove," "hereinbelow," "hereof," "hereunder" and words of similar import shall be to this Agreement in its entirety and not only to the particular Exhibit, Article, or Section in which such reference appears. References in this Agreement to "includes" or "including" shall mean "includes, without limitation," or "including, without limitation," as the case may be. References in this Agreement to statutes, sections, or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending, replacing, succeeding or supplementing such statutes, sections, or regulations.

         1.5 ARTICLES AND SECTIONS. This Agreement, for convenience only, has been divided into Articles and Sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.

         1.6 NUMBER AND GENDER. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate.

         1.7 INCORPORATION OF EXHIBITS. The Exhibits attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for all purposes.

         1.8 KNOWLEDGE. As used herein or in any other Loan Document "knowledge" or "knowledge and belief" or "know" of or with respect to the Borrower or any Subsidiary of the Borrower refer to the knowledge of any of the Chairman, Chief Executive Officer, President, Chief Financial Officer or any Vice President of the Borrower or such Subsidiary.

                                   ARTICLE II

                               TERMS OF FACILITIES

         2.1 COMMITMENTS. On the terms and subject to the conditions of this Agreement (including Article V), each Lender severally agrees to make Loans and issue (in the case of any Issuer) and participate in Revolving Loan Letters of Credit pursuant to the commitments described in this Section 2.1.

                  (a) Revolving Loan Commitment. From time to time on any Business Day occurring prior to the Commitment Termination Date, each Lender will make loans (relative to such Lender, its "LOAN" and relative to all Lenders, collectively referred to as the "LOANS") to the Borrower equal to such Lender's Percentage Share of the aggregate amount of the borrowing requested by the Borrower to be made on such day as set forth in the related Borrowing Request. The commitment of each Lender described in this Section 2.1(a) is herein referred to as its "REVOLVING LOAN COMMITMENT". On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Loans.

                  (b)      [Reserved].

                  (c) Commitment to Issue Revolving Loan Letters of Credit. From time to time on any Business Day prior to the Commitment Termination Date, the Issuer will issue, and each Lender will participate in, to the extent of each Lender's Percentage Share, the Revolving Loan Letters of Credit, in accordance with the terms of
         Section 2.8.

                  (d)      [Reserved].

                  (e) Lenders Not Permitted or Required to Make Loans or Issue or Participate in Revolving Letters of Credit Under Certain Circumstances. No Lender shall be permitted or required to (i) make any Loan if, after giving effect thereto (A) the aggregate outstanding principal amount of all Loans of all Lenders, plus all Revolving Loan Letter of Credit Outstandings would exceed the Revolving Period Commitment Amount or (B) the aggregate outstanding principal amount of all Loans of such Lender, together with its Percentage Share of all Revolving Loan Letter of Credit Outstandings, would exceed such Lender's Percentage Share of the Revolving Period Commitment Amount or (ii) issue (in the case of any Issuer) or participate in (in the case of each Lender) any Revolving Loan Letter of Credit if, after giving effect thereto (A) the aggregate outstanding principal amount of all Loans of all Lenders, plus all Revolving Loan Letter of Credit Outstandings would exceed the Borrowing Base then in effect, or (B) all Revolving Loan Letter of Credit Outstandings would exceed the Letter of Credit Sublimit or (C) such Lender's Percentage Share of all Revolving Loan Letter of Credit Outstandings together with the aggregate outstanding principal amount of all Loans of such Lender would exceed such Lender's Percentage Share of the Revolving Period Commitment Amount.

         2.2 TERMINATION AND REDUCTION OF REVOLVING PERIOD COMMITMENT AMOUNT. The Revolving Period Commitment Amount and Maximum Commitment Amount are subject to reduction from time to time pursuant to this Section 2.2.

                  (a) Optional Reductions. The Borrower may, from time to time on any Business Day occurring after the Closing Date, voluntarily reduce either the Revolving Period Commitment Amount or Maximum Commitment Amount; provided, however, that all such reductions shall require at least three Business Days' prior notice to the Agent and be permanent, and any partial reduction of the Revolving Period Commitment Amount or Maximum Commitment Amount shall be in a minimum amount of $1.0 million and in an integral multiple of $500,000.

                  (b) Mandatory as to Loans. The Revolving Period Commitment Amount shall be reduced or terminated as described below:

                           (i) Each Lender's Revolving Loan Commitment shall be automatically terminated on the Commitment Termination Date.

                           (ii) Each reduction in the Revolving Period Commitment Amount shall be made ratably among the Lenders in accordance with their respective Percentage Shares. The Borrower shall pay to the Agent for the account of the Lenders, on the date of termination or voluntary reduction, the Commitment Fees accrued pursuant to Section 3.3(a) on the amount of Commitments so terminated or reduced through the date of such termination or reduction.

         2.3 BORROWING PROCEDURE. The Borrower may from time to time irrevocably request that a Borrowing be made in (a) for Base Rate Loans, a minimum amount of $500,000 and integral multiple of $100,000, (b) for LIBO Rate Loans a minimum amount of $500,000 and an integral multiple of $500,000, or (c) in the case of any Loans, in the unused amount of the Revolving Period Commitment Amount. Such request shall be made by delivering a Borrowing Request to the Agent at the time specified in the definition of "Borrowing Request." On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 12:00 Noon (Chicago, Illinois time) on such Business Day each Lender shall deposit with the Agent same day funds in an amount equal to such Lender's Percentage Share of the requested Borrowing. Such deposit will be made to an account which the Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Agent shall make such funds available to the Borrower by wire transfer to the account(s) the Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

         2.4 CONTINUATION AND CONVERSION ELECTIONS. By delivering a Borrowing Request to the Agent at the time specified in clause (c) or clause (d) of the definition of "Borrowing Request," as applicable, the Borrower may from time to time irrevocably elect, that all, or any portion in an aggregate minimum amount of $500,000 and an integral multiple of $500,000, of any Loans be, in the case of Base Rate Loans, converted into LIBO Rate Loans or, in the case of LIBO Rate Loans, converted into a Base Rate Loan or continued as a LIBO Rate Loan (in the absence of delivery of a Borrowing Request with respect to any LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (a) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders, and (b) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing.

         2.5 FUNDING. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Sections 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR lending office's interbank eurodollar market.

         2.6 NOTES. Each Lender's Loans under its Commitment initially shall be evidenced by a Note payable to the order of such Lender in a maximum principal amount equal to such Lender's Percentage Share of the original Maximum Commitment Amount.

         2.7      BORROWING BASE DETERMINATIONS.

                  (a) The Borrowing Base as of the Closing Date is agreed by the Borrower and the Lenders to be $100.0 million.

                  (b) Upon receipt by the Agent of each Reserve Report described in Section 7.5(a), the Agent shall make a determination within 25 days of the receipt of such report of the amount of the borrowing base (herein as determined and redetermined from time to time and in effect on any date called the "BORROWING BASE") on account of such reserves as of the preceding January 1, subject to the approval of the Applicable Lenders as provided in this Section 2.7(b), and upon such determination the Agent shall promptly notify the Lenders in writing of the determination of the Borrowing Base. The determination of the Borrowing Base made by the Agent shall be so made by the Agent in accordance with the Agent's normal and customary practices and standards for oil and gas loans (including consideration for the Borrower's liquidity, market interest rates, commodity prices, commodity hedges, permitted Indebtedness, any cash-pay dividend requirements related to Preferred Stock and capital expenditure requirements). The Applicable Lenders may approve the Agent's determination of the Borrowing Base by written notice to the Agent within fifteen days of the Agent's notification of its determination of the new Borrowing Base. Any Lender that fails to respond to such recommendation made by the Agent pursuant to this
         Section 2.7(b) within such fifteen days shall be deemed to have approved such recommendation. If the Applicable Lenders fail to approve a determination of the Borrowing Base made by the Agent pursuant to this Section 2.7(b) within such fifteen days, then no later than five days after the end of such fifteen-day period, the Lenders shall submit to the Agent in writing, and/or the Agent shall poll the Lenders for, their individual recommendations for such redetermined Borrowing Base in accordance with their respective normal and customary practices and standards for oil and gas loans, whereupon the Agent shall designate the Borrowing Base at the largest amount approved by the Applicable Lenders; provided, however, that it is expressly understood that the Lenders and Agent have no obligation to agree upon or designate the Borrowing Base at any particular amount .

                  (c) In addition, upon the receipt by the Agent of each Reserve Report described in Section 7.5(b), the Agent shall make a determination within 25 days of the receipt of such report of the Borrowing Base as of the preceding July 1. The determinations of the Borrowing Base shall be made in the same manner and be subject to the same approvals as prescribed with respect to the annual redetermination as set forth in Section 2.7(c), and likewise the Agent shall communicate the results of each such determination to the Lenders. The Applicable Lenders may approve the determination of the Borrowing Base by written notice to the Agent within fifteen days of the Agent's notification of its determination of the new Borrowing Base. Any Lender that fails to respond to such recommendation made by the Agent pursuant to this Section 2.7(c) within such fifteen days shall be deemed to have approved such recommendation. If the Applicable Lenders fail to approve a determination of the Borrowing Base made by the Agent pursuant to this Section 2.7(c) within such fifteen days, then no later than five days after the end of such fifteen-day period, the Lenders shall submit to the Agent in writing, and/or the Agent shall poll the Lenders for, their individual recommendations for such redetermined Borrowing Base in accordance with their respective normal and customary practices and standards for oil and gas loans, whereupon the Agent shall designate the Borrowing Base at the largest amount approved by the Applicable Lenders; provided, however, that it is expressly understood that the Lenders and Agent have no obligation to agree upon or designate the Borrowing Base at any particular amount.

                  (d) In addition, the Agent shall, in the normal course of business following a request of the Borrower, redetermine the Borrowing Base (in the same manner and subject to the same approvals as prescribed in Section 2.7(b) for the redetermination of the Borrowing
         Base); provided, however, (i) the Agent and the Lenders shall not be obligated to respond to more than one such request during any calendar year in addition to each scheduled semi-annual redetermination provided for above, (ii) no such discretionary redetermination of the Borrowing Base shall be permitted prior to May 1, 2004 and (iii) the Borrower shall have paid to the Agent a $20,000 engineering fee in connection with such requested redetermination of the Borrowing Base, regardless of whether or not such redetermination results in any increase to the Borrowing Base. Notwithstanding the foregoing, the Agent may, at the request of the Applicable Lenders, redetermine the Borrowing Base (in the same manner and subject to the same approvals as prescribed in Section 2.7(b) for the redetermination of the Borrowing Base) at any other time and from time to time; provided, however, the Agent and the Lenders may not redetermine the Borrowing Base under this second sentence of this
         Section 2.7(d) more than one time during any calendar year and no discretionary redetermination of the Borrowing Base by the Agent and the Lenders shall be permitted prior to May 1, 2004.

                  (e)      [Reserved].

                  (f) In the event the Borrower proposes to issue any Preferred Stock which would require the payment of cash dividends by the Borrower, the Borrower shall provide the Agent with at least thirty days prior notice of such proposed issuance, including detailed information with respect to the amount of the proposed issue, dividend rate, liquidation preference, default rights and other material terms. In such event, the Agent with the approval of the Applicable Lenders may prior to such issuance redetermine the Borrowing Base to take effect upon and subject to consummation of such issuance, taking into account the pro forma effects of such issuance (in the same manner and subject to the same approvals as prescribed in Section 2.7(b) for the redetermination of the Borrowing Base); provided, however, any such redetermination shall not be considered a "discretionary redetermination" under Section 2.7(d). The Borrower agrees to pay to the Agent a $20,000 engineering fee in connection with such requested redetermination of the Borrowing Base, regardless of whether or not such redetermination results in any change to the Borrowing Base.

                  (g) The Agent shall, on behalf of all Lender Parties, release any and all Mortgages and related Liens covering or relating to Oil and Gas Properties upon any sale, transfer, conveyance or other disposition permitted by Section 8.5(c); provided, however, that no release of any Mortgages shall be required if any mandatory prepayment required pursuant to Section 3.1(b) has not been made by the Borrower prior to or substantially contemporaneously therewith; and provided further that, notwithstanding the foregoing, this Section 2.7(g) will not obviate any requirement of the Borrower to provide additional Collateral pursuant to Section 7.19.

         2.8      REVOLVING LOAN LETTERS OF CREDIT.

                  (a) Issuance Request. By delivering to the Agent and the applicable Issuer an Issuance Request on or before 11:30 a.m. (Chicago, Illinois time), the Borrower may request, from time to time prior to the Commitment Termination Date, Revolving Loan Letters of Credit and on not less than three nor more than ten Business Days' notice, that such Issuer issue an irrevocable Standby Letter of Credit or Documentary Letter of Credit in such form as may be mutually agreed to by the Borrower and such Issuer (such agreement not to be unreasonably withheld), in support of obligations of the Borrower or any of its Subsidiaries incurred in the Borrower's or any such Subsidiary's ordinary course of business and which are described in such Issuance Request. Upon receipt of an Issuance Request, the Agent shall promptly notify the Lenders thereof. Each Revolving Loan Letter of Credit shall by its terms be stated to expire on a date (its "STATED EXPIRY DATE") no later than the earlier of (i) one year after its issuance and (ii) the Stated Maturity Date; provided, however, in the case of Revolving Loan Letters of Credit described in the foregoing subclause (ii), on or prior to the fifth Business Day prior to the Stated Maturity Date, the Borrower shall deposit cash in an amount equal to 100% of the then-undrawn face amount of such Revolving Loan Letters of Credit in the Letter of Credit Collateral Account.

                  (b) Issuances. On the terms and subject to the conditions of this Agreement (including Article V), and upon receipt of the applicable Issuer's prescribed form of letter of credit application, duly completed and executed on behalf of the Borrower, such Issuer shall issue Revolving Loan Letters of Credit in accordance with the Issuance Requests made therefor. Each Issuer will make available the original of each Revolving Loan Letter of Credit which it issues in accordance with the Issuance Request therefor to the beneficiary thereof (and will promptly provide the Agent, each of the Lenders and the Borrower with a copy of such Revolving Loan Letter of Credit). No application for a Revolving Loan Letter of Credit shall give the Agent, any Lender or the Issuer thereof greater rights than such Persons have under this Agreement with respect to the same subject matter and in the event of any inconsistency or conflict between any term of any such application and any term hereof, the latter shall control as among the parties hereto.

                  (c) Aggregate Amount Available Under Revolving Loan Letters of Credit. The aggregate undrawn stated amount of all Revolving Loan Letters of Credit outstanding at any one time shall not exceed $15.0 million (the "LETTER OF CREDIT SUBLIMIT") and after issuance of any Revolving Loan Letter of Credit, the aggregate Revolving Loan Letter of Credit Outstandings of all Revolving Loan Letters of Credit plus the aggregate principal amount of outstanding Loans shall not exceed the Revolving Period Commitment Amount.

                  (d) Other Lenders' Participation. Each Revolving Loan Letter of Credit issued pursuant to Section 2.8(b) shall, effective upon its issuance and without further action, be issued on behalf of all Lenders (including the Issuer thereof in the case of an Issuer that is also a Lender) pro rata according to their respective Percentage Shares. Each Lender shall, to the extent of its Percentage Share, be deemed irrevocably to have participated in the issuance of any such Revolving Loan Letter of Credit and shall be responsible to reimburse promptly the Issuer thereof for Reimbursement Obligations which have not been reimbursed by the Borrower in accordance with Section 2.8(e), or which have been reimbursed by the Borrower but must be returned, restored or disgorged by such Issuer for any reason, and each Lender shall, to the extent of its Percentage Share, be entitled to receive from the Agent a ratable portion of the letter of credit fees received by the Agent pursuant to Section 3.3(c), with respect to each Revolving Loan Letter of Credit. In the event that the Borrower shall fail to reimburse any Issuer, or if for any reason Loans shall not be made to fund any Reimbursement Obligation, all as provided in Section 2.8(e) and in an amount equal to the amount of any drawing honored by such Issuer under a Revolving Loan Letter of Credit issued by it, or in the event such Issuer must for any reason return or disgorge such reimbursement, such Issuer shall promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein calculated on the basis of its Percentage Share. Each Lender shall make available to such Issuer, whether or not any Default shall have occurred and be continuing, an amount equal to its respective participation, calculated on the basis of its Percentage Share, in same day or immediately available funds at the office of such Issuer specified in such notice if the Issuer shall notify the Agent on or before 11:30 a.m. (Chicago, Illinois time) of any Business Day by the close of business on such Business Day or if the Issuer shall notify the Agent after 11:30 a.m. (Chicago, Illinois time) of any Business Day not later than 11:30 a.m. (Chicago, Illinois time) on the Business Day immediately succeeding the date notified by such Issuer. In the event that any Lender fails to make available to such Issuer the amount of such Lender's participation in such Revolving Loan Letter of Credit as provided herein, such Issuer shall be entitled to recover such amount on demand from such Lender together with interest for each day on the unpaid amount thereof at the daily average Federal Funds Rate for each of the first three Business Days (together with such other compensatory amounts as may be required to be paid by such Lender to the Agent pursuant to the Rules for Interbank Compensation of the council on International Banking or the Clearinghouse Compensation Committee, as the case may be, as in effect from time to time) and thereafter at the LIBO Rate plus the Applicable Margin. Nothing in this Section 2.8(d) shall be deemed to prejudice the right of any Lender to recover from any Issuer any amounts made available by such Lender to such Issuer pursuant to this Section 2.8(d) in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Revolving Loan Letter of Credit by such Issuer in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of such Issuer. Each Issuer shall distribute to each Lender (other than itself, in the case of an Issuer that is also a Lender) which has paid all amounts payable by it under this Section 2.8(d) with respect to any Revolving Loan Letter of Credit issued by such Issuer such Lender's Percentage Share of all payments received by such Issuer from the Borrower in reimbursement of drawings honored by such Issuer under such Revolving Loan Letter of Credit when such payments are received.

                  (e) Disbursements. Each Issuer will notify the Borrower and the Agent promptly of the presentment for payment of all or any portion of the outstanding stated amount of any Revolving Loan Letter of Credit, together with notice of the date (the "DISBURSEMENT DATE") such payment shall be made and the amount thereof. Subject to the terms and provisions of such Revolving Loan Letter of Credit, the applicable Issuer shall make such payment (the "DISBURSEMENT") to the beneficiary (or its designee) of such Revolving Loan Letter of Credit. Prior to 11:30 a.m. (Chicago, Illinois time) on the Disbursement Date, the Borrower will reimburse the applicable Issuer for all amounts which it has disbursed under the Revolving Loan Letter of Credit in accordance with Section 2.8(f), either, by payment in cash or, at the Borrower's option, with the proceeds of Loans in accordance with the succeeding sentence. In the event the applicable Issuer is not reimbursed by the Borrower by payment of cash on the Disbursement Date, or if such Issuer must for any reason return or disgorge such reimbursement, the Lenders

         (including such Issuer, in the case of an Issuer that is also a Lender) shall, on the terms and subject to the conditions of this Agreement, fund the Reimbursement Obligation therefor on the Borrower's behalf by making, on the next Business Day, Loans (in accordance with each Lender's Percentage Share of such Disbursement) which are Base Rate Loans as provided in Section 2.1(a) (the Borrower being deemed to have given a timely Borrowing Request therefor for such amount); provided, however, for the purpose of determining the availability of the Commitments to make Loans immediately prior to giving effect to the application of the proceeds of such Loans, such Reimbursement Obligation shall be deemed not to be outstanding at such time. To the extent the applicable Issuer is not reimbursed in full (by payment in cash from the Borrower or with the proceeds of Loans) in accordance with the preceding sentences, the Borrower's Reimbursement Obligation shall accrue interest at a fluctuating rate determined by reference to the Adjusted LIBO Rate, plus a margin of 2% per annum, payable on demand.

                  (f) Reimbursement. The Borrower's obligation (a "REIMBURSEMENT OBLIGATION") under Section 2.8(e) to reimburse an Issuer with respect to each Disbursement (including interest thereon), and each Lender's obligation to make participation payments in each drawing which has not been reimbursed by the Borrower by payment in cash, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which the Borrower may have or have had against any Lender or any beneficiary of a Revolving Loan Letter of Credit, including any defense based upon the occurrence of any Default, any draft, demand or certificate or other document presented under a Revolving Loan Letter of Credit proving to be forged, fraudulent, invalid or insufficient, the failure of any Disbursement to conform to the terms of the applicable Revolving Loan Letter of Credit (if, in the applicable Issuer's reasonable judgment, the presentation for payment is sufficient on its face and such Disbursement is otherwise determined in good faith by such Issuer to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Disbursement, or the legality, validity, form, regularity, or enforceability of such Revolving Loan Letter of Credit; provided, however, that nothing herein shall adversely affect the right of the Borrower or any Lender to commence any proceeding against the applicable Issuer for any wrongful Disbursement made by such Issuer under a Revolving Loan Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of such Issuer.

                  (g) Deemed Disbursements. Upon either (i) the occurrence and during the continuation of an Event of Default or the occurrence of the Commitment Termination Date or (ii) the declaration by the Agent of all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated as provided in Section 9.2(b), an amount equal to that portion of Letter of Credit Outstandings attributable to outstanding and undrawn Revolving Loan Letters of Credit shall, at the election of the applicable Issuer acting on instructions from the Required Lenders, be required to be cash collateralized by the Borrower (but only to the extent not already collateralized under Section 3.1(b) hereof), and, upon notification by such Issuer to the Agent and the Borrower of its obligations under this
         Section 2.8(g), the Borrower shall be immediately obligated to deliver cash to the Agent, for deposit in the Letter of Credit Collateral Account, in the undrawn and outstanding amount of the applicable Revolving Loan Letter of Credit (to the extent not already collateralized under Section 3.1(b)), such amounts to be held as collateral security for the repayment of the Borrower's obligations in connection with the Revolving Loan Letters of Credit. All amounts on deposit pursuant to this Section 2.8(g) shall, until their application to any Obligation or their return to the Borrower, as the case may be, be invested as provided in Section 2.8(j). At any time when such Revolving Loan Letters of Credit shall terminate and all Obligations to each Issuer are either terminated or paid or reimbursed to each Issuer in full, the Obligations of the Borrower under this Section 2.8(g) shall be reduced accordingly (subject, however, to reinstatement in the event any payment in respect of any of such Revolving Loan Letters of Credit is recovered in any manner from such Issuer), and the Agent will return to the Borrower the excess, if any, of the aggregate amount held by the Agent (including investment earnings thereon) and not theretofore applied to any Reimbursement Obligation. At such time when all Events of Default shall have been cured or waived (other than such arising under Section 9.1(f) or 9.1(g)), if the Commitment Termination Date shall not have occurred for any reason, the Agent shall return to the Borrower all amounts then on deposit in the Letter of Credit Collateral Account with the Agent pursuant to this Section 2.8(g).

                  (h) Nature of Reimbursement Obligations. The Borrower shall assume all risks of the acts, omissions, or misuse of any Revolving Loan Letter of Credit by the beneficiary thereof. Neither any Issuer, the Agent nor any Lender (except to the extent of its own gross negligence or willful misconduct) shall be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any Revolving Loan Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Revolving Loan Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged (if, in the applicable Issuer's reasonable judgment, the documents presented for payment are sufficient on their face and the Disbursement thereof is otherwise determined in good faith by such Issuer to be appropriate); (ii) the form, validity, sufficiency (other than on its face), accuracy, genuineness, or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Revolving Loan Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Revolving Loan Letter of Credit; (iv) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, facsimile or otherwise; or
         (v) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Revolving Loan Letter of Credit or of the proceeds thereof. None of the foregoing shall affect, impair, or prevent the vesting of any of the rights or powers granted any Issuer or any Lender hereunder. In furtherance and extension, and not in limitation or derogation, of (and except as expressly provided in) any of the foregoing, absent gross negligence, any action taken or omitted to be taken by any Issuer in good faith shall be binding upon the Borrower and shall not put such Issuer under any resulting liability to the Borrower.

                  (i) Increased Costs; Indemnity. If by reason of (a) any change after the date hereof in applicable law, regulation, rule, decree or regulatory requirement or any change after the date hereof in the interpretation or application by any Governmental Authority of any law, regulation, rule, decree or regulatory requirement, or (b) compliance by any Issuer or any Lender with any direction or requirement issued after the date hereof of any governmental or monetary authority, including Regulation D: (i) any Issuer or any Lender shall be subject to any Tax or withholding in respect of any Tax of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this
         Section 2.8, whether directly or by such being imposed on or suffered by such Issuer or such Lender; (ii) any reserve, deposit or similar requirement is or shall be applicable, increased, imposed or modified in respect of any Revolving Loan Letters of Credit issued by any Issuer or participations therein purchased by any Lender; or (iii) there shall be imposed on any Issuer or any Lender any other condition regarding this Section 2.8, any Revolving Loan Letter of Credit or any participation therein, and the result of the foregoing is directly to increase the cost to such Issuer or such Lender of issuing or maintaining any Revolving Loan Letter of Credit or of purchasing or maintaining any participation therein, or directly to reduce any amount receivable in respect thereof by such Issuer or such Lender, then and in any such case such Issuer or such Lender may, at any time after the additional cost is incurred or the amount received is reduced, notify the Agent and the Borrower thereof, and the Borrower shall pay within ten days of demand such amounts as such Issuer or Lender may in good faith specify to be necessary to compensate such Issuer or Lender for such additional cost or reduced receipt, together with interest on such amount from the date demanded until payment in full thereof at a rate equal at all times to the Base Rate. The determination by such Issuer or Lender, as the case may be, of any amount due pursuant to this
         Section 2.8(i), as set forth in a statement setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest error, be conclusive and binding on the Borrower.

                  In addition to amounts payable as elsewhere provided in this
         Section 2.8, the Borrower hereby indemnifies, exonerates and holds each Issuer, the Agent and each Lender harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and out-of-pocket expenses incurred in connection therewith (irrespective of whether such Issuer, the Agent or such Lender is a party to the action for which indemnification is sought), including reasonable attorneys' fees and disbursements, which such Issuer, the Agent or such Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of the Revolving Loan Letters of Credit, other than as a result of the gross negligence or willful misconduct of such Issuer as determined by a court of competent jurisdiction, provided that the Issuer shall have used reasonable judgment in determining whether documents presented under a Revolving Loan Letter of Credit complied on their face with the terms of such Revolving Loan Letter of Credit or (ii) the failure of such Issuer to honor a drawing by a beneficiary under any Revolving Loan Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future Governmental Authority.

                  (j) Letter of Credit Collateral Account. The Borrower hereby agrees that it will, until the final expiration date of any Revolving Loan Letter of Credit and thereafter as long as any amount is payable to the Lenders in respect of any Revolving Loan Letter of Credit, maintain a special collateral account (the "LETTER OF CREDIT COLLATERAL ACCOUNT") with the Agent, in the name of the Borrower but under the sole dominion and control of the Agent, for the benefit of the Lenders and in which the Borrower shall have no interest other than as set forth in Section 3.1(b). Any funds on deposit from time to time in the Letter of Credit Collateral Account shall be invested in high grade short-term liquid investments reasonably acceptable to the Agent and designated by the Borrower, which investments shall be maintained in the Letter of Credit Collateral Account as additional collateral security for the repayment of the Borrower's Obligations under and in connection with the Revolving Loan Letters of Credit and all other Obligations. Any losses, net of earnings, and reasonable fees and expenses of such investments shall be charged against the principal amount invested. The Agent, the Issuer and the Lenders shall not be liable for any loss resulting from any investment made by the Agent at the Borrower's request. The Agent is not obligated hereby, or by any other Loan Document, to make or maintain any investment, except upon written request by the Borrower. Nothing in this Section 2.8(j) shall
         (i) obligate the Borrower to deposit any funds in the Letter of Credit Collateral Account, (ii) obligate the Agent to require the Borrower to deposit any funds in the Letter of Credit Collateral Account or (iii) limit the right of the Agent to release any funds held in the Letter of Credit Collateral Account, other than as required by Section 2.8(g) or
         Section 3.1(b). The Borrower hereby grants to the Agent for the benefit of the Lenders a security interest in the Letter of Credit Collateral Account and any funds or investments in such account.

                  (k) Credit Agreement to Control. In the event of any conflict between the terms of an Issuance Request and the terms of this Agreement, this Agreement shall control.

         2.9 OBLIGATIONS ABSOLUTE. Subject to the further provisions of this Section 2.9, the Obligations of the Borrower under this Agreement shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim, or defense to payment or performance which the Borrower may have or have had against the Agent, any Lender, or any other Lender Party, or any beneficiary of any Revolving Loan Letter of Credit. The Borrower agrees that none of the Agent or the Lenders or any other Lender Party shall be responsible for, nor shall the Obligations be affected by, among other things,
(a) the validity or genuineness of documents or any endorsements thereon presented in connection with any Revolving Loan Letter of Credit, even if such documents shall in fact prove to be in any and all respects invalid, fraudulent or forged, AND EVEN IF DUE TO THE NEGLIGENCE, WHETHER SOLE OR CONCURRENT, OF THE AGENT OR ANY LENDER OR ANY OTHER LENDER PARTY, or (b) any dispute between or among the Borrower or any other Person and any beneficiary or beneficiaries of any Revolving Loan Letter of Credit or any other party to which any Revolving Loan Letter of Credit may be transferred, or any claims whatsoever of the Borrower or any other Person against any beneficiary of any Revolving Loan Letter of Credit or any such transferee, EVEN IF DUE TO THE NEGLIGENCE, WHETHER SOLE OR CONCURRENT, OF THE AGENT OR ANY LENDER OR ANY OTHER LENDER PARTY; provided, however, in all respects, that each Issuer of a Revolving Loan Letter of Credit, shall be liable to the Borrower to the extent, but only to the extent, of any damages (other than punitive damages) suffered by the Borrower as a result of the failure of such Issuer of Revolving Loan Letters of Credit to use reasonable judgment in determining whether documents presented under a Revolving Loan

Letter of Credit complied on their face with the terms of such Revolving Loan Letter of Credit that resulted in either a wrongful payment under such Revolving Loan Letter of Credit or a wrongful dishonor of a claim or draft properly presented under such Revolving Loan Letter of Credit. In the absence of gross negligence or willful misconduct by any Issuer of a Revolving Loan Letter of Credit, such Issuer shall not be liable for any error, omission, interruption or delay, EVEN IF DUE TO THE NEGLIGENCE, WHETHER SOLE OR CONCURRENT, OF SUCH ISSUER OR ANY OTHER LENDER PARTY, in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Revolving Loan Letter of Credit. The Agent, the Lenders, the other Lender Parties, and the Borrower agree that any other action taken or omitted by an Issuer of any Revolving Loan Letter of Credit, under or in connection with any Revolving Loan Letter of Credit or the related drafts or documents, EVEN IF DUE TO THE NEGLIGENCE, WHETHER SOLE OR CONCURRENT, OF SUCH ISSUER OR ANY LENDER OR ANY OTHER LENDER PARTY, if done in the absence of gross negligence or willful misconduct, shall be binding as among the Agent, the Issuer of such Revolving Loan Letter of Credit, the Lenders, the Lender Parties, and the Borrower and shall not put the Agent, the Issuer of such Revolving Loan Letter of Credit, or any Lender or other Lender Party under any liability to the Borrower; provided, however, that no such action taken or omitted to be taken by such Issuer shall be binding upon the Borrower as against any Person other than the Agent and the Lenders and the other Lender Parties.

                                  ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

         3.1 REPAYMENTS AND PREPAYMENTS. The Borrower shall make mandatory repayments and prepayments and may also make voluntary prepayments from time to time pursuant to this Section 3.1. Each prepayment made pursuant to this Section
3.1 shall be without premium or penalty, except as may be required by Section
4.4:

                  (a) Repayments. The Borrower shall repay in full the unpaid aggregate principal amount of each Loan upon the Commitment Termination Date.

                  (b) Mandatory Prepayments on Loans. If at any time, the aggregate principal amount of all Loans of all Lenders, plus all Revolving Loan Letter of Credit Outstandings shall exceed the Borrowing Base then in effect, the Borrower shall, at the Borrower's option, either (i) forthwith repay a portion of the Loans in an aggregate principal amount equal to such excess or (ii) pay an amount equal to such excess in no more than three substantially equal monthly installments, the first such payment to be due within thirty days after the date on which it is first determined that such principal amount of the aggregate outstanding principal amount of all Loans of all Lenders, plus all Revolving Loan Letter of Credit Outstandings exceeds the Borrowing Base, and the remaining payments due on the numerically corresponding day of each of the subsequent months so that, upon the conclusion of such mandatory prepayments, such excess of the aggregate outstanding principal amount of all Loans of all Lenders, plus all Revolving Loan Letter of Credit Outstandings, over the Borrowing Base shall have been reduced to zero; provided, however, that if the aggregate principal amount of all Loans of all Lenders, plus all Revolving Loan Letter of Credit Outstandings shall exceed the Borrowing Base (x) as a result of the reduction of the Borrowing Base pursuant to Section 8.5 or (y) without any reduction in the Borrowing Base, then the foregoing clause (ii) shall not apply. If a subsequent month does not contain a numerically corresponding day, the Borrower shall make such payment on the last Business Day of such month, or if the numerically corresponding day is not a Business Day, such payment will be due on the next succeeding Business Day. In the event the aggregate of all Letter of Credit Outstandings exceeds the Letter of Credit Sublimit, the Borrower shall reduce the Letter of Credit Outstandings by an amount equal to such excess or deposit cash collateral into the Letter of Credit Collateral Account established pursuant to Section 2.8(j) on account of and to secure its Obligations with respect to Revolving Loan Letters of Credit then in effect and not otherwise fully collateralized, such cash deposits to be in an amount equal to such excess. In addition, in the event the sum of the aggregate Letter of Credit Outstandings of all Revolving Loan Letters of Credit plus the aggregate principal amount of outstanding Loans exceeds the Revolving Period Commitment Amount, the Borrower shall first make a mandatory prepayment of the outstanding principal amount of the Loans in accordance with the foregoing provisions of this Section 3.1(b), and second (to the extent of any remaining excess), deposit cash collateral in the Letter of Credit Collateral Account, such prepayments and/or cash deposits to be in an aggregate amount equal to such excess.

                  The Borrower shall, on each date when any reduction in the Revolving Period Commitment Amount shall become effective pursuant to
         Section 2.2(a), make a mandatory prepayment of all Loans equal to the excess, if any, of the aggregate, outstanding principal amount of all Loans over the Revolving Period Commitment Amount as so reduced and/or deposit cash collateral in the Letter of Credit Collateral Account, such prepayments and or cash deposits to be in an aggregate amount equal to such excess.

                  (c) Repayment Upon Acceleration. The Borrower shall, immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 9.2(a) or 9.2(b), repay all Loans.

                  (d) Voluntary Repayments. The Borrower may, from time to time on any Business Day prior to the Commitment Termination Date, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that (i) any such prepayment shall be made pro rata among Loans of the same type and, if applicable, having the same Interest Period of all Lenders; (ii) no such prepayment of any LIBO Rate Loan may be made on any day other than the last day of the Interest Period for such Loan unless Borrower also pays all costs due pursuant to Section 4.4 at the time of such prepayment; and (iii) all such voluntary partial prepayments shall be in an aggregate minimum amount of $300,000 for Base Rate Loans and $500,000 for LIBO Rate Loans and an integral multiple of $100,000; provided, however, that after giving effect to such partial prepayment, any outstanding LIBO Rate Loans with the same Interest Period, if any, shall be in a minimum aggregate principal amount of at least $500,000. Each prepayment of any Loans made pursuant to this Section 3.1(d) shall be without premium or penalty, except as may be required by Section
         4.4. No voluntary
         prepayment of principal of any Loans shall cause a reduction in the Revolving Period Commitment Amount.

         3.2 INTEREST PROVISIONS. Subject to Section 11.17, interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.2.

                  (a) Rates. Pursuant to an appropriately delivered Borrowing Request, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum: (i) on that portion maintained from time to time as a Base Rate Loan, Adjusted Base Rate; and (ii) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the Adjusted LIBO Rate for such Interest Period.

                  The "LIBO RATE (RESERVE ADJUSTED)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

           LIBO Rate       =   LIBO Rate / 1.00 - LIBOR Reserve Percentage Share
      (Reserve Adjusted)

                  The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Agent on the basis of the LIBOR Reserve Percentage Share in effect on, and the applicable rates furnished to and received by the Agent from Bank of Montreal, two Business Days before the first day of such Interest Period.

                  "LIBO RATE" means, relative to any Interest Period for LIBO Rate Loans,

                           (a) the rate per annum equal to the rate determined by the Agent to be the offered rate that appears on the page, currently page 3750, of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                           (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                           (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBO Rate Loan being made, continued or converted by Bank of Montreal and with a term equivalent to such Interest Period would be offered by Bank of Montreal's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

                  "LIBOR RESERVE PERCENTAGE SHARE" means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the actual aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) imposed on the Bank of Montreal on the date of determination and specified under regulations issued from time to time by the Board of Governors of the Federal Reserve System and then applicable to assets or liabilities consisting of and including "EUROCURRENCY LIABILITIES", as currently defined in Regulation D, having a term approximately equal or comparable to such Interest Period.

                  All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

                  (b) Post-Maturity Rates. After the date any principal amount of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the Default Rate.

                  (c) Payment Dates. Interest accrued on each Loan shall be payable, without duplication: (i) on the Commitment Termination Date;
         (ii) except in the case of voluntary prepayment of Base Rate Loans, on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan; (iii) with respect to Base Rate Loans, in arrears on each Quarterly Payment Date occurring after the date of the initial Borrowing hereunder; (iv) with respect to LIBO Rate Loans, the last day of each applicable Interest Period (and, if such Interest Period shall exceed 90 days, on the 90th day of such Interest Period); and (v) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 9.2(a) or 9.2(b), immediately upon such acceleration. Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Commitment Termination Date, upon acceleration or otherwise) shall be payable upon demand.

         3.3      FEES. The Borrower agrees to pay the fees set forth in this
Section 3.3. All such fees shall be non-refundable.

                  (a) Commitment Fee. To compensate the Lenders for maintaining funds available under the Commitments, the Borrower shall pay to the Agent for the account of such Lenders a fee equal to (i) at all times the Commitments are outstanding and existing, 0.5% per annum times the average daily amount of the Available Commitment during the fiscal quarter then ended (or shorter period thereof in the case of the fee for the period from the Closing Date and ending December 31, 2003 or the period ending on the Commitment Termination Date), calculated on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day); such accrued commitment fees shall be payable in arrears on the 31st day of December, 2003, the last Business Day of each third calendar month thereafter during the Commitment Period (each, a "QUARTERLY PAYMENT DATE"), and on the Commitment Termination Date.

                  (b) Agent's Fees. The Borrower agrees to pay to the Agent for its own account and for the account of each Lender, the fees as set forth in the Fee Letter.

                  (c) Letter of Credit Fee. The Borrower shall pay to the Agent for the account of the Lenders with respect to each Revolving Loan Letter of Credit a per annum letter of credit fee in an amount equal to the Applicable Margin for LIBO Rate Loans as in effect from time to time, calculated on the basis of a year of 360 days, times the average daily amount of the Revolving Loan Letter of Credit Outstandings during the fiscal quarter then ended (or shorter period, as applicable). Accrued letter of credit fees shall be payable quarterly in arrears each Quarterly Payment Date. The Borrower shall pay to the Issuer for its own account as the Issuer, on the date of issuance or renewal of each Revolving Loan Letter of Credit, an issuing (fronting) fee equal to 0.125% per annum, calculated on the basis of a year of 365 or 366 days, as the case may be, and actual days the Revolving Loan Letter of Credit is to be outstanding (including the first day but excluding the last day), on the face amount of such Revolving Loan Letter of Credit calculated based upon the period for which such Revolving Loan Letter of Credit is issued or renewed. The Borrower also agrees to pay on demand to each Issuer its customary letter of credit transactional fees and out-of-pocket expenses, including amendment fees, payable with respect to each Revolving Loan Letter of Credit.

                                   ARTICLE IV

                     CERTAIN LIBO RATE AND OTHER PROVISIONS

         4.1 IF LIBO RATE LENDING UNLAWFUL. If any Lender shall in good faith determine (which determination shall, upon notice thereof to the Borrower, the Agent and the other Lenders, be conclusive and binding on the Borrower) that, after the date hereof, the introduction of or any change in or any change in the interpretation of any law, rule or regulation makes it unlawful, or any central bank or other Governmental Authority after the date hereof asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue, maintain or convert any such Loans shall, upon such determination, forthwith be suspended until the circumstances causing such suspension no longer exist, and all LIBO Rate Loans of such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law, rule or regulation or assertion.

         4.2 IF LIBO RATE UNDETERMINABLE. If the Agent shall have determined that adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate

Loans in accordance with Section 3.2 hereof, then, upon notice from the Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make any LIBO Rate Loans, or to continue at the end of any Interest Period any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the circumstances causing such suspension no longer exist. The Agent shall notify the Borrower and the Lenders when such circumstances no longer exist.

         4.3 INCREASED LIBO RATE LOAN COSTS, ETC. The Borrower agrees to reimburse each Lender for any increase in the direct costs incurred by such Lender of, or any direct reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans, in each case arising from any change after the date hereof in applicable law, regulation, rule, decree or regulatory requirement or any change after the date hereof in the interpretation or application by any Governmental Authority of any law, regulation, rule, decree or regulatory requirement; provided, however, that the Borrower shall only be obligated to reimburse a Lender in respect of such increases or reductions if such Lender is generally seeking such reimbursement from similar borrowers under similar circumstances and the Borrower shall not be obligated to reimburse a Lender in respect of such increases or reductions in respect of any period prior to notice thereof to the Borrower. Such Lender shall promptly notify the Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower. Such Lender shall also promptly notify the Agent and the Borrower in writing if any such event shall no longer be applicable.

         4.4 FUNDING LOSSES. In the event any Lender shall incur any actual loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise; (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor by virtue of any matter applicable to the Borrower; or (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Borrowing Notice therefor by virtue of any matter applicable to the Borrower; then, upon the written notice of such Lender to the Borrower (with a copy to the Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

         4.5 INCREASED CAPITAL COSTS. If after the date hereof any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority affects the amount of capital required to be maintained by any Lender or any Person controlling such Lender (other than the LIBO Reserve Percentage Share utilized in determining the LIBO Rate (Reserve Adjusted)), and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments or the Loans or participations in Revolving Loan Letters of Credit made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall, within five days of its receipt of such notice, pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return; provided, however, the Borrower shall only be obligated to pay such amounts to a Lender if such Lender is generally seeking payment in respect of such amounts from similar borrowers under similar circumstances and Borrower shall not be obligated to reimburse a Lender in respect of such amounts in respect of any period prior to such notice to the Borrower. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any reasonable method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

         4.6 TAXES. In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any present or future excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes, doing business taxes, income taxes and any other taxes imposed on or measured by the Agent's, any Lender's or any Issuer's income, net income or receipts (such non-excluded items being called "TAXES") pursuant to any applicable law, rule or regulation, then the Borrower will (a) pay directly to the relevant authority the full amount required to be so withheld or deducted; and (b) promptly forward to the Agent an official receipt or other documentation reasonably satisfactory to the Agent evidencing such payment to such authority; provided, however, that the Borrower shall not be required to pay any such amount with respect to any Taxes (i) that are attributable to any Lender's or Issuer's failure to comply with the requirements of this Section 4.6 or (ii) that are United States withholding taxes imposed on amounts payable to such Lender or Issuer at the time such Lender or Issuer becomes a party to this Agreement.

         If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Lenders or the Issuer, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders or the Issuer, as the case may be, for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 4.6, a distribution hereunder by the Agent or any Lender or Issuer to or for the account of any Lender or Issuer shall be deemed a payment by the Borrower.

         Each Lender and Issuer that is organized under the laws of a jurisdiction other than the United States shall, prior to the due date of any payments to it under the Notes, execute and deliver to the Borrower and the Agent, prior to the execution and delivery hereof and on or about the first scheduled payment date in each Fiscal Year, one or more (as the Borrower or the Agent may reasonably request) United States Internal Revenue Service Form W-8ECI, W-8BEN, W-8EXP or W-8IMY or such other forms or documents (or successor forms or documents), appropriately completed and executed, as may be applicable to establish the extent, if any, to which a payment to such Lender or Issuer is exempt from withholding or deduction of Taxes. In addition, each such Lender or Issuer shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender or Issuer.

         4.7 PAYMENTS, COMPUTATIONS, ETC. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement, the Notes or any other Loan Document shall be made by the Borrower to the Agent for the pro rata account of the Lenders or the Issuer entitled to receive such payment. All such payments required to be made to the Agent shall be made, without setoff, deduction or counterclaim, not later than 12:00 Noon, Chicago, Illinois time, on the date due, in same day or immediately available funds, to such account as the Agent shall specify at its office within the State of Illinois from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Agent on the next succeeding Business Day. The Agent shall promptly remit in same day funds to each Lender or Issuer its share, if any, of such payments received by the Agent for the account of such Lender or Issuer. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause
(c) of the definition of the term "INTEREST PERIOD" with respect to LIBO Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

         4.8 SHARING OF PAYMENTS. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan or participation in a Revolving Loan Letter of Credit (other than pursuant to the terms of Sections 4.3, 4.4, 4.5 and 4.6) in excess of its pro rata share (calculated by reference to such Lender's Percentage Share) of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Loans made by them and participations in Revolving Loan Letters of Credit held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably (calculated by reference to such Lender's Percentage Share) with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery (calculated by reference to such Lender's Percentage Share) together with an amount equal to such selling Lender's ratable share (according to the proportion of (a) the amount of such selling Lender's required repayment to the purchasing Lender to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 4.8 may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 4.8 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.8 to share in the benefits of any recovery on such secured claim.

         4.9 SETOFF. Each Lender and Issuer shall, upon the occurrence of any Default described in Section 9.1(f) or 9.1(g) with respect to the Borrower or any of its Subsidiaries or upon the occurrence of any Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants, and shall cause each Subsidiary Guarantor to grant, each Lender and Issuer a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower and each Subsidiary Guarantor then or thereafter maintained with such Lender or Issuer; provided, however, that any such appropriation and application shall be subject to the provisions of Section
4.8. Each Lender and Issuer agrees promptly to notify the Borrower and the Agent after any such setoff and application made by such Lender or Issuer; provided, however, that except as otherwise expressly provided by law, the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender and Issuer under this Section 4.9 are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender or Issuer may have.

         4.10 USE OF PROCEEDS. The Borrower shall apply the proceeds of each Borrowing (i) to pay fees and expenses related to this Amended and Restated Credit Agreement and the other Loan Documents, and (ii) for the Borrower's and the Subsidiary Guarantors' general corporate purposes, including, primarily, exploration and development activities and acquisitions of oil and gas reserves; provided, however, that the Borrower will not and will not permit any Subsidiary Guarantor to use any proceeds to acquire any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) in violation of Regulation T, X or U of the Board of Governors of the Federal Reserve System.

                                   ARTICLE V

                                   CONDITIONS

         5.1 CONDITIONS PRECEDENT TO INITIAL LOAN OR REVOLVING LOAN LETTER OF CREDIT. The Lenders shall have no obligation to make the initial Loans or issue (in the case of any Issuer) or participate in the initial Revolving Loan Letter(s) of Credit on or after the Closing Date unless and until all matters incident to the consummation of the transactions contemplated herein, including the review by the Agent or its counsel pursuant to Section 5.1(h) below of the title to the Mortgaged Properties held by the Borrower, the Subsidiary Guarantors or any other Person party to a Security Instrument shall be satisfactory to the Agent, and the Agent shall have received, reviewed, and approved the following documents and other items, appropriately executed when necessary and, where applicable, acknowledged by one or more authorized officers of the Borrower or the respective Subsidiary Guarantor, or the Existing Lenders and/or the Collateral Agent under the Existing Credit Agreement, as the case may be, all in form and substance satisfactory to the Agent and dated, where applicable, the Closing Date or a date prior thereto and acceptable to the
Agent:

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

                  (a)      multiple original counterparts of (i) this Agreement;
         (ii) the Second Amended and Restated Security Agreement, in the form attached as Exhibit XI; (iii) Second Amended and Restated Pledge Agreements executed by each of KCS Energy, Inc. and KCS Energy Resources, Inc., in the form attached as Exhibit XII, together with all certificates evidencing Collateral covered thereby; (iv) the Second Amended and Restated Subsidiary Guaranty, in the form attached as
         Exhibit XIII; (v) the Second Amended and Restated Contribution Agreement, in the form attached as Exhibit XV; and (vi) the Amended and Restated Collateral Assignment of Contracts, in the form attached as
         Exhibit XV, in such number as may be requested by the Agent.

                  (b)      the Notes;

                  (c) copies of the Articles of Incorporation or Certificate of Incorporation and all amendments thereto and the bylaws and all amendments thereto of the Borrower and each Subsidiary Guarantor, accompanied by certificates of the relevant secretary or assistant secretary as being correct and complete copies and accompanied, in the case of any which have been amended since January 14, 2003, by a certificate issued by the secretary or an assistant secretary of the Borrower and each Subsidiary Guarantor, as the case may be, to the effect that each such copy is correct and complete;

                  (d) certificates of incumbency and specimen signatures of all officers of the Borrower and each Subsidiary Guarantor who are authorized to execute Loan Documents on behalf of such entities, each such certificate being executed by the secretary or an assistant secretary of the Borrower or such Subsidiary Guarantor, as the case may be;

                  (e) copies of corporate resolutions approving the Loan Documents and authorizing the transactions contemplated herein and therein, duly adopted by the respective boards of directors of the Borrower and each Subsidiary Guarantor, accompanied by certificates of the secretary or an assistant secretary of the Borrower or such Subsidiary Guarantor, as the case may be, to the effect that such copies are true and correct copies of resolutions duly adopted at a meeting or by unanimous consent of the board of directors of the Borrower or such Subsidiary Guarantor, as the case may be, and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the date of such certificate;

                  (f) the Assignment Documents, including UCC assignments, assignments of the CIBC Mortgages and Foothill Mortgages and other documents as may be required by the Collateral Agent, evidencing the assignment by the Existing Lenders of their Liens and security interests in the Oil and Gas Properties and other Properties of the Borrower and the Subsidiary Guarantors;

                  (g) except as provided for in Exhibit II ("POST CLOSING TITLE MATTERS"), a Mortgage covering KCS Resources, Inc.'s interests in the New Lien Properties, duly executed and acknowledged by and on behalf of KCS Resources, Inc.;

                  (h) information acceptable to the Collateral Agent confirming (i) the Borrower's and Subsidiary Guarantors' respective interests in the Oil and Gas Properties described in the Reserve Report; (ii) the priority of the Liens created by the CIBC Mortgages and the Foothill Mortgages; and (iii) except for Post Closing Title Matters, compliance at the Closing Date by the Borrower with Section 7.19(a);

                  (i) certificates dated as of a recent date from the Secretary of State or other appropriate Governmental Authority evidencing the existence or qualification and good standing of the Borrower and each Subsidiary Guarantor in their respective jurisdictions of organization and in any other jurisdictions where any of them is qualified to do business or, in the case of the Persons set forth in Exhibit X under the heading "Good Standing", a certificate of an officer of the Borrower attaching copies of the tax returns and other forms filed or to be filed within thirty days of the date hereof by such Persons with the appropriate Governmental Authority in the respective jurisdictions of organization and other jurisdictions where such Person has filed to qualify to do business in such jurisdictions;

                  (j) results of searches of the UCC Records of all States where any Collateral is located from a source acceptable to the Agent and reflecting no Liens against any of the Collateral other than Liens in favor of the Agent or the Collateral Agent (or their predecessors in interest), other than Permitted Liens and Liens permitted under Section 8.3;

                  (k) results reasonably satisfactory to the Agent in its discretion of a review of any environmental reports furnished to the Agent by the Borrower in connection with the Mortgaged Property;

                  (l) Sufficient Copies of the initial Reserve Report dated as of June 30, 2003;

                  (m) the opinion of counsel to the Borrower and the Subsidiary Guarantors, in the form attached hereto as Exhibit VIII, with such changes thereto as may be approved by the Agent;

                  (n) opinions of special counsel in the states of California, Louisiana, Michigan, Mississippi, New Mexico, Oklahoma, Texas and Wyoming, concerning the sufficiency of Mortgages in each such state, in form and substance acceptable to the Agent;

                  (o) certificates evidencing the insurance coverage required pursuant to Section 7.17;

                  (p) payment of all fees due and payable by the Borrower hereunder and under the other Loan Documents and reimbursement from the Borrower, or legal counsel for the Agent shall have received payment from the Borrower, for (i) all reasonable fees and expenses of counsel to the Agent for which the Borrower is responsible pursuant to applicable provisions of this Agreement and for which invoices have been presented as of or prior to the date of the relevant Loan, and
         (ii) unless filing and recordation is agreed to be the responsibility of the Borrower, estimated fees charged by filing officers and other public officials incurred or to be incurred in connection with the filing and recordation of any Security Instruments, for which invoices have been presented as of or prior to the date of the requested Loan;

                  (q) no change has occurred since June 30, 2003, and there shall exist no fact, circumstance or event, which could reasonably be expected to have a Material Adverse Effect;

                  (r)      [Reserved];

                  (s) a copy of each of the agreements and other closing documents (other than recorded counterparts of instruments) evidencing the Production Payment 2001 Facility certified by a Responsible Officer of the Borrower as being true, correct and complete;

                  (t) a letter by an Executive Officer of the Borrower concerning the Production Payment 2001 Facility (the "SUPPLEMENTAL DISCLOSURE LETTER"), in form and substance acceptable to each of the Lenders;

                  (u) a certificate of the Chief Financial Officer of the Borrower attaching a copy of the Senior Subordinated Indenture, and certifying that (i) the incurrence of Indebtedness hereunder up to the Maximum Commitment Amount is permitted by the Senior Subordinated Indenture and will constitute "Senior Indebtedness" and "Permitted Indebtedness" thereunder (as such terms are defined therein) permitted by Section 10.12(a) thereof and (ii) the Security Instruments will constitute "Permitted Liens" thereunder (as such term is defined therein), showing all relevant calculations; and

                  (v) results reasonably satisfactory to the Agent of a review of the commodity price-risk hedging policies and programs of the Borrower and the Subsidiary Guarantors.

         5.2 CONDITIONS PRECEDENT TO EACH LOAN. The obligations of the Lenders to make each Loan are subject to the satisfaction of the following additional conditions precedent except that items (b), (c) and (d) below shall not be applicable to conversions of LIBO Rate Loans into Base Rate Loans where no new funds are advanced:

                  (a) the Borrower shall have delivered to the Agent a Borrowing Request at least the requisite time prior to the requested date or time for the relevant Loan; and each statement or certification made in such Borrowing Request shall be true and correct in all material respects on the requested date for such Loan;

                  (b) no Default or Event of Default shall exist or will occur as a result of the making of the requested Loan;

                  (c) there shall exist no fact, circumstance or event which is having or could reasonably be expected to have a Material Adverse Effect;

                  (d) each of the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct and shall be deemed to be repeated by the Borrower or the relevant Subsidiary Guarantor, as the case may be, as if made on the requested date for such Loan, except for any such representations and warranties as are expressly stated to be made as of a particular date, which shall remain true and correct as of the date made;

                  (e) the Subsidiary Guaranties and all of the Security Instruments shall be in full force and effect and provide to the Lenders the security intended thereby;

                  (f) neither the consummation of the transactions contemplated hereby nor the making or incurrence of such Loan shall contravene, violate, or conflict with (i) any Requirement of Law applicable to the Loan Parties or (ii) the Senior Subordinated Indenture, as amended or modified from time to time, and each Loan shall constitute "Senior Indebtedness" and "Permitted Indebtedness" under the Senior Subordinated Indenture and all the Liens created by any of the Security Instruments shall constitute "Permitted Liens" thereunder (as such terms are defined therein); and

                  (g) the Agent and each Lender shall have received the payment of all fees due and payable by the Borrower hereunder and under the other Loan Documents and the Agent shall have received reimbursement from the Borrower, or special legal counsel for the Agent shall have received payment from the Borrower, for (i) all reasonable fees and expenses of counsel to the Agent for which the Borrower is responsible pursuant to applicable provisions of this Agreement and for which invoices have been presented as of or prior to the date of the relevant Loan, and (ii) unless filing and recordation is agreed to be the responsibility of the Borrower, estimated fees charged by filing officers and other public officials incurred or to be incurred in connection with the filing and recordation of any Security Instruments.

         5.3 CONDITIONS PRECEDENT TO ISSUANCE OF REVOLVING LOAN LETTERS OF CREDIT. The obligation of each Issuer of the Revolving Loan Letters of Credit, to issue, renew, or extend any Revolving Loan Letter of Credit (except renewals or extensions of any such Revolving Letter of Credit pursuant to terms therein that contemplate automatic renewals or extensions at the otherwise applicable expiry date unless the Issuer shall have notified the beneficiary thereunder to the contrary in accordance with the terms thereof) is subject to the satisfaction of the following conditions precedent:

                  (a) the Borrower shall have delivered to the Agent an Issuance Request at least three Business Days prior to the requested issuance date; and each statement or certification made in such Issuance Request shall be true and correct in all material respects on the requested date for the issuance of such Revolving Loan Letter of Credit;

                  (b) no Default or Event of Default shall exist or will occur as a result of the issuance, renewal, or extension of such Revolving Loan Letter of Credit;

                  (c) the terms and provisions of the Revolving Loan Letter of Credit or such renewal or extension shall be reasonably satisfactory to the Issuer, as the Issuer of the Revolving Loan Letters of Credit; and

                  (d) the conditions precedent set forth in subsections (c) through (g) of Section 5.2 shall be satisfied; provided, however, that for purposes of this Section 5.3, (i) the references in subsection (d) of Section 5.2 to "the requested date for such Loan" shall be deemed to be a reference to "the requested date for issuance, renewal or extension of such Revolving Loan Letter of Credit"; (ii) the reference in subsection (f) of Section 5.2 to "the making or incurrence of such Loan" shall be deemed to be a reference to "the issuance, renewal or extension of such Revolving Loan Letter of Credit"; (iii) if applicable, the reference in subsection (g)(ii) of
         Section 5.2 to "the date of the requested Loan" shall be deemed to be a reference to "the date of issuance, renewal or extension of the requested Revolving Loan Letter of Credit"; and (iv) the reference in subsection (g) of Section 5.2 to the "fees due and payable by the Borrower hereunder" shall include, without limitation, the issuing fee payable pursuant to Section 3.3(c) on the date of issuance, renewal or extension.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         To induce the Agent and the Lenders to enter into this Agreement and to extend credit to the Borrower, the Borrower represents and warrants to the Agent and each Lender Party (which representations and warranties shall survive the delivery of the Notes) that:

         6.1 DUE AUTHORIZATION; VALID EXECUTION AND DELIVERY. The execution and delivery by the Borrower of this Agreement, the borrowings hereunder, the execution and delivery by the Borrower and each of the Subsidiary Guarantors of the Notes and the other Loan Documents, the repayment of the Notes and interest and fees provided for in the Notes and this Agreement, and the granting of the Liens and the performance of all obligations of the Borrower and each of the Subsidiary Guarantors under the Loan Documents are within the power of the Borrower or the Subsidiary Guarantor, as the case may be, have been duly authorized by all necessary corporate action by the Borrower or the Subsidiary Guarantor, as the case may be, and this Agreement, the Notes and the other Loan Documents have been or, as applicable, will be duly and validly executed and delivered by the Borrower and each Subsidiary Guarantor, as applicable, and do not and will not (a) require the consent of any Governmental Authority to be obtained by the Borrower or such Subsidiary Guarantor, as applicable, (b) contravene or conflict with any Requirement of Law applicable to the Borrower or Subsidiary Guarantor, as the case may be, or the articles or certificate of incorporation, bylaws, or other organizational or governing documents of the Borrower or such Subsidiary Guarantor, as the case may be, (c) contravene or conflict with any indenture, instrument, or other agreement, including, without limitation, the Senior Subordinated Indenture to which the Borrower or Subsidiary Guarantor, as the case may be, is a party or by which any Property of the Borrower or the Subsidiary Guarantor, as the case may be, may be bound or encumbered, except as could not reasonably be expected to have a Material Adverse Effect, (d) contravene or conflict with any indenture, instrument, or other agreement by which any item of Collateral is bound or to which any such item of Collateral is subject, except as could not reasonably be expected to have a Material Adverse Effect, or (e) result in or require the creation or imposition of any Lien in, upon or of any Property of the Borrower or the Subsidiary Guarantor, as the case may be, under any such indenture, instrument, or other agreement, other than the Loan Documents.

         6.2 CORPORATE EXISTENCE. The Borrower and each Subsidiary of the Borrower is a Person duly organized, legally existing, and in good standing under the laws of its state of organization and is duly qualified as a foreign entity and is in good standing in all jurisdictions wherein the ownership of Property or the operation of its business necessitates same, other than those jurisdictions wherein the failure to so qualify would not have a Material Adverse Effect.

         6.3 VALID AND BINDING OBLIGATIONS. This Agreement is and each other Loan Document to which the Borrower or any Subsidiary Guarantor, as the case may be, is a party, is, or when executed and delivered by the Borrower or such Subsidiary Guarantor which is a party thereto, will constitute the legal, valid, and binding obligation of the Borrower or Subsidiary Guarantor which is a party thereto, enforceable against the Borrower or such Subsidiary Guarantor, as the case may be, in accordance with its respective terms except as limited by bankruptcy, insolvency or similar laws affecting generally the rights of creditors and general principles of equity, whether applied by a court of law or equity.

         6.4 EXISTING INDEBTEDNESS. As of the date hereof, the Borrower and its Subsidiaries have Indebtedness in the aggregate principal amounts set forth in Exhibit X under the heading "Existing Indebtedness," and no other Indebtedness.

         6.5 SECURITY INSTRUMENTS. The provisions of each Security Instrument executed by the Borrower, or any Subsidiary Guarantor are effective to create in favor of the Collateral Agent, a legal, valid, and enforceable Lien in all right, title, and interest of such Person in the Collateral described therein, and when recorded in accordance with local law constitute fully perfected first-priority Liens on all right, title, and interest of such Person in the Collateral described therein except (a) for Permitted Liens and other Liens permitted by Section 8.3; (b) in the case of the Collateral subject to the Production Payment 2001 Lien, such Liens shall constitute fully perfected second-priority Liens (except for Permitted Liens and other Liens permitted by Section 8.3) rather than first-priority Liens and (c) as described under the heading "Title Matters" on Exhibit X.

         6.6 TITLE TO ASSETS. Except as described in Exhibit II, or under the heading "Title Matters" on Exhibit X, insofar as such Property constitutes real property or interests in real property, the Borrower and each Subsidiary Guarantor has good and defensible title to all of its Mortgaged Properties, and all of its other Oil and Gas Properties which are material, free and clear of Liens, except Permitted Liens and Liens otherwise permitted under Section 8.3. With respect to Property which does not constitute real property or an interest in real property, the Borrower and each Subsidiary Guarantor owns all such other Properties which are material, free and clear of all Liens, except Permitted Liens and Liens otherwise permitted under Section 8.3.

         6.7 SCOPE AND ACCURACY OF FINANCIAL STATEMENTS AND RESERVE REPORTS. The Financial Statements of the Borrower and its Subsidiaries as of December 31, 2002 and June 30, 2003 (subject, in the case of the Financial Statements as of June 30, 2003, to normal year-end audit adjustments), present fairly the financial position and results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at the relevant point in time or for the period indicated, as applicable. No event or circumstance has occurred since June 30, 2003, except for fluctuations in oil and gas prices, which could reasonably be expected to have a Material Adverse Effect. The Reserve Report dated June 30, 2003 presents fairly and each other

Reserve Report delivered by Borrower pursuant to Section 7.5 shall present fairly the reserve position of the Borrower and its Subsidiaries as at the date thereof.

         6.8 NO MATERIAL MISSTATEMENTS. All written estimates, projections, forecasts or budgets furnished by or on behalf of the Borrower or any Subsidiary of the Borrower to the Agent or any of the Lenders for purposes of or in connection with this Agreement, or in connection with any extension of credit hereunder, were and will be prepared on the basis of the good faith estimate of the Borrower's senior management concerning probable financial condition and performance based on assumptions, data, tests or conditions believed to be reasonable or to represent industry conditions existing at the time such estimates, projections, forecasts or budgets were made or prepaid. No other information, exhibit, statement, or report furnished to the Agent or any Lender by or at the direction of the Borrower or any Subsidiary of the Borrower in connection with this Agreement contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading as of the date made or deemed made.

         6.9 LIABILITIES AND LITIGATION. None of the Borrower or any Subsidiary Guarantor has any liabilities, direct or contingent, which could reasonably be expected to have a Material Adverse Effect. None of the Borrower or any Subsidiary of the Borrower (a) has any unfunded pension liability; (b) has any Contingent Obligation (other than Contingent Obligations permitted by this Agreement); or (c) except as set forth in Exhibit X under the heading "Litigation," (i) is a party to or target of, or currently owns (directly or indirectly) any Properties that are specifically the subject of, any litigation or other action or proceeding of any nature pending or, to the knowledge of the Borrower, threatened before any Governmental Authority or (ii) formerly owned (directly or indirectly) any Properties that are, to its knowledge, specifically the subject of, any litigation or other action or proceeding of any nature pending or threatened before any Governmental Authority, which could reasonably be expected to result in any judgment or liability, individually or when aggregated with all other such judgments or liabilities, as described in clauses
(a), (b), or (c), that could reasonably be expected to result in aggregate payments or liabilities in excess of the greater of $1.0 million or 5% of the then Borrowing Base, after giving effect to reasonably expected insurance proceeds and cash reserves established therefor. None of the Borrower or any of its Subsidiaries is affected by any litigation or other action or proceeding of any nature pending before any Governmental Authority or, to the knowledge of the Borrower, threatened against or affecting the ability of the Borrower and its Subsidiaries to enter into, execute or deliver the Loan Documents.

         6.10 AUTHORIZATIONS; CONSENTS. Except as expressly contemplated by this Agreement, no authorization, consent, approval, exemption, franchise, permit, or license of, or filing with, any Governmental Authority or any other Person is required to be obtained by the Borrower or any Subsidiary of the Borrower to authorize, or is otherwise required in connection with, the valid execution and delivery by the Borrower or any such Subsidiary Guarantor of the Loan Documents or any instrument contemplated hereby, the repayment by the Borrower of the Notes and interest and fees provided in the Notes and this Agreement, or the performance by the Borrower and the Subsidiary Guarantor of the Obligations.

         6.11 COMPLIANCE WITH LAWS. The Borrower and each of its Subsidiaries is in compliance with all applicable Requirements of Law, including Environmental Laws, the Natural Gas Policy Act of 1978, as amended, and ERISA, other than any Requirements of Laws the failure with which to comply, individually or in the aggregate, could not reasonably be expected to cause a Material Adverse Effect.

         6.12 DEFAULT. Neither the Borrower nor any Subsidiary of the Borrower is in default of, and no event has occurred which, with the lapse of time or giving of notice, or both, could result in such a default of, (a) any charter document or bylaws of the Borrower or any Subsidiary of the Borrower, or
(b) any agreement or obligation, other than an agreement or obligation evidencing or relating to Indebtedness to which the Borrower or any Subsidiary of the Borrower is a party or by which any Property of the Borrower or any Subsidiary of the Borrower may be bound pursuant to which the obligations of the Borrower and the Subsidiaries of the Borrower in the aggregate under any such agreement or obligation, or the obligations secured thereby, does not exceed $2.5 million, except such as are being contested in good faith and as to which such reserve as may be required by GAAP shall have been made therefor.

         6.13 PENSION AND WELFARE PLANS. No steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could reasonably be expected to result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty. Neither the Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

         6.14 ENVIRONMENTAL MATTERS. To the Borrower's knowledge, except as set forth in Exhibit X under the heading "Environmental Matters": (a) all facilities and property (including underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by the Borrower and its Subsidiaries in compliance with all Environmental Laws, except for such non-compliance as would not have a Material Adverse Effect; (b) except as would not have a Material Adverse Effect, there have been no past threatened (i) claims, complaints, notices or requests for information received by the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or (ii) complaints, notices or inquiries to the Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law; (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have a Material Adverse Effect; (d) the Borrower and its Subsidiaries have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and required under applicable Environmental Law for their businesses, except for such permits, certificates, approvals, licenses and other authorizations as to which a failure to maintain or comply with could not reasonably be expected to result in a Material Adverse Effect; (e) no property now or previously owned or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up; (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any Property now or previously owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect; (g) neither Borrower nor any Subsidiary of the Borrower has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Borrower or such Subsidiary for any remedial work, damage to natural resources or personal injury, including claims under CERCLA; (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Borrower or any Subsidiary of the Borrower that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect; and (i) no conditions exist at, on or under any property now or previously owned or leased by the Borrower or any Subsidiary which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law which singly or in the aggregate have, or may reasonably be expected to have, a Material Adverse Effect.

         6.15 COMPLIANCE WITH FEDERAL RESERVE REGULATIONS. No transaction contemplated by the Loan Documents is in violation of any "margin stock" regulations promulgated by the Board of Governors of the Federal Reserve System, including Regulations T, U, or X.

         6.16 INVESTMENT COMPANY ACT COMPLIANCE. Neither the Borrower nor any Subsidiary Guarantor is, or is directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company" or an "affiliated person" of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         6.17 PUBLIC UTILITY HOLDING COMPANY ACT COMPLIANCE. Neither the Borrower nor any Subsidiary Guarantor is a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         6.18 PROPER FILING OF TAX RETURNS; PAYMENT OF TAXES DUE. The Borrower and each Subsidiary of the Borrower has duly and properly filed its United States income tax returns and all other tax returns which are required to be filed and has paid all taxes shown to be due thereon, except such as are being contested in good faith and as to which adequate provisions and disclosures have been made and except such returns of which the failure to file has not had or would not have a Material Adverse Effect. The respective charges and reserves on the books of the Borrower with respect to taxes and other governmental charges are adequate.

         6.19 REFUNDS. Except as set forth in Exhibit X under the heading "Refunds," to the knowledge of the Borrower, no orders of, proceedings pending before, or other requirements of, the Federal Energy Regulatory Commission or any other Governmental Authority exist which could reasonably be expected to result in the Borrower or any Subsidiary of the Borrower being required to refund any material portion of the proceeds received or to be received from the sale of hydrocarbons constituting part of the Mortgaged Property.

         6.20 GAS CONTRACTS. Except (a) as set forth in Exhibit X under the heading "Gas Contracts," as of the Closing Date, the Borrower is not obligated, and no Subsidiary of the Borrower is obligated, in any material respect, by virtue of any prepayment made under any contract containing a "take-or-pay" or "prepayment" provision or under any similar agreement to deliver hydrocarbons produced from or allocated to any of the Mortgaged Property at some future date without receiving full payment therefor within 90 days of delivery, and (b) as set forth in Exhibit X under the heading "Gas Imbalances", as of the Closing Date, none of the Borrower or any Subsidiary of the Borrower has produced gas, in any material amount, subject to, and none of the Borrower, any Subsidiary of the Borrower or any of the Mortgaged Properties is subject to, balancing rights of third parties or subject to balancing duties under governmental requirements.

         6.21 INTELLECTUAL PROPERTY. The Borrower and each Subsidiary of the Borrower owns or is licensed to use all Intellectual Property necessary to conduct all business material to its condition (financial or otherwise), business, or operations as such business is currently conducted. No claim has been asserted or is pending by any Person with respect to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such Intellectual Property; and the Borrower knows of no valid basis for any such claim, and the use of such Intellectual Property by the Borrower and each Subsidiary of the Borrower does not infringe on the rights of any Person, except, in each case, for such claims and infringements as are not reasonably likely, in the aggregate, to have a Material Adverse Effect.

         6.22 LABOR MATTERS. Except as set forth in Exhibit X under the heading "Labor Matters," as of the Closing Date there are no collective bargaining agreements covering the employees of the Borrower or any Affiliates of the Borrower. None of such Persons has suffered any material strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

         6.23     CASUALTIES OR TAKING OF PROPERTY. Except as set forth in
Exhibit X under the heading "Casualties," since June 30, 2003, no Property of the Borrower or any Subsidiary of the Borrower with a value in excess of $1.0 million has been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property, or cancellation of contracts, permits, or concessions by any Governmental Authority, riot, activities of armed forces, or acts of God.

         6.24 LOCATIONS OF BORROWER. The principal place of business and chief executive office of the Borrower and each Subsidiary Guarantor is located at the address of the Borrower set forth on the signature pages hereof or at such other location as the Borrower may have, by proper written notice hereunder, advised the Agent, provided, however, that such other location is within a state in which appropriate financing statements from the Borrower or applicable Subsidiary Guarantor in favor of the Agent have been filed.

         6.25 SUBSIDIARIES. As of the date hereof, the Borrower has no Subsidiaries other than those set forth in Exhibit X under the heading "Subsidiaries". As of the date hereof, none of the Borrower or any Subsidiary of the Borrower is a general partner or joint venturer or has partnership or joint venture interests in any Person other than those set forth in Exhibit X. All of the Subsidiaries listed on Exhibit X are wholly-owned (directly or indirectly) by the Borrower.

         6.26     GOOD STANDING. Borrower and all other Persons set forth in
Exhibit X under the heading "Good Standing" have filed, or will have filed within thirty days of the date hereof, to qualify to do business in the respective jurisdictions of organization and other jurisdictions as set forth in
Exhibit X, including filing all tax returns and other forms necessary to file with the appropriate Governmental Authority in such jurisdictions.

         6.27     [Reserved].

         6.28 CONTINGENT OBLIGATIONS. As of the date hereof, the Borrower has no Contingent Obligations other than those set forth in Exhibit X under the heading "Contingent Obligations".

         6.29 HEDGING AGREEMENTS. As of the date hereof, the Borrower and the Subsidiary Guarantors have no Hedging Agreements other than those set forth in Exhibit X under the heading "Hedging Agreements," and all Hedging Agreements listed thereon are unsecured.

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

         So long as any Obligation remains outstanding or unpaid or any Commitments exist, the Borrower shall and shall cause its Material Subsidiaries to:

         7.1 MAINTENANCE AND ACCESS TO RECORDS. Keep adequate records, in accordance with GAAP, of all Borrower's and of its Subsidiaries' transactions so that at any time, and from time to time, their true and complete financial condition may be readily determined, and promptly following the reasonable request of the Agent or any Lender, make such records available at the Borrower's or its Subsidiaries' place of business upon reasonable prior notice, during normal business hours, for inspection by the Agent or any Lender and, at the expense of the Borrower, allow the Agent or, at the expense of the Borrower following the occurrence and during the continuation of any Event of Default, any Lender to make and take away copies thereof.

         7.2 QUARTERLY FINANCIAL STATEMENTS; COMPLIANCE CERTIFICATES. Deliver to the Agent Sufficient Copies, on or before the 5th Business Day after each date on which the Borrower is required to file its Quarterly Report on Form 10-Q with the United States Securities and Exchange Commission (or if the Borrower no longer is required to file such reports, on or before the 45th day after the close of each of the first three quarterly periods of each fiscal year of the Borrower), Sufficient Copies of the unaudited consolidated Financial Statements of the Borrower and its Subsidiaries as at the close of such quarterly period and from the beginning of such fiscal year to the end of such period, such Financial Statements to be certified by the Chief Executive Officer or Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP consistently applied, except as specifically disclosed therein; and as a fair presentation of the condition of the Borrower and its Subsidiaries, subject to changes resulting from normal year-end audit adjustments, and a Compliance Certificate.

         7.3 ANNUAL FINANCIAL STATEMENTS. Deliver to the Agent Sufficient Copies, on or before the 5th Business Day after each date on which the Borrower is required to file its Annual Report on Form 10-K with the United States Securities and Exchange Commission (or if the Borrower no longer is required to file such reports, on or before the 90th day after the close of the fiscal year of the Borrower), the annual audited consolidated Financial Statements of the Borrower and its Subsidiaries, and a Compliance Certificate.

         7.4 QUARTERLY HEDGING REPORTS AND ANNUAL BUDGETS. Deliver to the Agent Sufficient Copies, (a) on or before each of the dates required for delivery of the Financial Statements pursuant to Sections 7.2 and 7.3, a quarterly report, prepared in a form generally consistent with the Borrower's past practice or otherwise in form and substance reasonably satisfactory to the Agent, setting forth as of the last Business Day of the quarter most recently ended, a summary of its hedging positions under all Hedging Agreements, including the type, term, effective date and notional principal amounts or volumes, the hedged price(s), interest rate(s) or exchange rates(s), as applicable, and any credit support agreements relating thereto, and the counterparty to each such agreement, and (b) promptly upon its completion in each fiscal year of the Borrower commencing with the 2004 fiscal year through and including the 2006 fiscal year, and not later than January 30 of each such fiscal year, a copy of the annual budget of the Borrower and its Subsidiaries on a consolidated basis for such fiscal year, projecting total oil and gas revenue, total revenue, total operating costs and expenses, Net Income, Interest Expense, EBITDA and total capital expenditures, by fiscal quarter.

         7.5      OIL AND GAS RESERVE REPORTS.

                  (a) Deliver to the Agent Sufficient Copies no later than April 1 of each year during the term of this Agreement of Reserve Reports in form and substance reasonably satisfactory to the Agent, audited by the Independent Engineer, in accordance with the principles set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves as at the time are promulgated by the Society of Petroleum Engineers, (i) the proven and producing, shut-in, behind-pipe, and proved undeveloped oil and gas reserves (separately classified as such) attributable to the Oil and Gas Properties of the Borrower and the Subsidiary Guarantors as of the immediately preceding January 1, (ii) the aggregate present value of the future net income with respect to such Oil and Gas Properties, discounted at a stated per annum discount rate of proven and producing reserves, (iii) projections of the annual rate of production, gross income, and net income with respect to such proven and producing reserves, and (iv) information with respect to the "take-or-pay," "prepayment," and material gas-balancing liabilities of the Borrower or any other Mortgagor. Such reports shall be prepared in a manner consistent with Rule 4-10 of Regulation S-X promulgated by, and other applicable requirements of, the United States Securities and Exchange Commission.

                  (b) Deliver to the Agent Sufficient Copies no later than October 1 of each fiscal year during the term of this Agreement of Reserve Reports in form and substance reasonably satisfactory to the Agent prepared by or under the supervision of the chief petroleum engineer of the Borrower evaluating the Oil and Gas Properties of the Borrower and its Subsidiaries as of the immediately preceding July 1 and updating the information provided in the Reserve Reports furnished pursuant to Section 7.5(a).

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                  (c)      Each of the Reserve Reports provided pursuant to this
         Section 7.5 shall be submitted to the Agent together with such additional data concerning pricing, quantities of production from the Borrower's or any Mortgagor's or any other of the Borrower's or any such Mortgagor's Oil and Gas Properties, volumes of production sold, hedging positions, purchasers of production, gross revenues, expenses, and such other information and engineering and geological data with respect thereto as the Agent may reasonably request.

         7.6 TITLE OPINIONS; TITLE DEFECTS. Promptly upon the written request of the Agent made no more than once in any calendar year commencing no earlier than May 1, 2004, furnish to the Agent confirmation of title reasonably acceptable to the Agent, covering Oil and Gas Properties constituting not less than 75% of the then net present value of the Mortgaged Properties, determined in accordance with the most recent Reserve Report provided to the Agent in accordance with Section 7.5; and promptly, but in any event within 60 days after notice by the Agent of any defect which is material (in the reasonable opinion of the Agent) in value, in the title of the Borrower or any Subsidiary Guarantor to any of such Oil and Gas Properties, clear such title defects. In the event any alleged title defect is not waived by the Agent following discussions with the Borrower or is not cured to the Agent's satisfaction in a timely manner, the value of the affected Oil and Gas Property shall be excluded from the Borrowing Base to the extent the defect affects the net present value of the Property, or at the Borrower's election, the Borrower shall pay all related costs and fees incurred by the Agent to cure such title defect.

         7.7 NOTICES OF CERTAIN EVENTS. Deliver to the Agent promptly upon having knowledge of the occurrence of any of the following events or circumstances, a written statement with respect thereto, signed by a Responsible Officer of the Borrower and setting forth the relevant event or circumstance and the steps being taken or caused to be taken by the Borrower or with respect to such event or circumstance:

                  (a)      any Default or Event of Default;

                  (b) any (i) default or event of default under any contractual obligation of the Borrower or any Subsidiary of the Borrower that could reasonably be expected to have a Material Adverse Effect or (ii) litigation, investigation, or proceeding brought by any Governmental Authority against the Borrower or any Subsidiary of the Borrower other than routine and immaterial inquiries by any Governmental Authority;

                  (c) any other litigation or proceeding involving the Borrower or any Subsidiary of the Borrower as a defendant or in which any Property of the Borrower or any Subsidiary of the Borrower is subject to a claim and (i) in which the amount of the claim against the Borrower or any Subsidiary of the Borrower is $5.0 million or more and which is not covered by insurance (net of any deductible), (ii) in which injunctive or similar relief is sought or (iii) which could otherwise reasonably be expected to result in a Material Adverse Effect;

                  (d) any notice received or delivered adversely affecting any Oil and Gas Properties subject to the Production Payment 2001 Liens or the Star Production Payments;

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

                  (e) upon termination of one or both of the Star Production Payments or any agreement executed pursuant to the Production Payment 2001 Facility, a certificate by a Responsible Officer reasonably satisfactory to the Agent to that effect;

                  (f) immediately upon the Borrower having or acquiring knowledge of the institution of any steps by the Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan, if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could reasonably be expected to result in the requirement that the Borrower furnish a bond in a material amount or other material security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could reasonably be expected to result in the incurrence by the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto;

                  (g) immediately following the repayment in full of all amounts outstanding under the Senior Subordinated Indenture with the Net Cash Proceeds of a Permitted Public Debt Refinancing, a certificate executed by a Responsible Officer in form and substance reasonably satisfactory to the Agent to that effect; and

                  (h) any other event or condition which has had or could reasonably be expected to have a Material Adverse Effect.

         7.8 ADDITIONAL INFORMATION. Furnish to the Agent, (a) within five Business Days after any material report (other than Financial Statements) or other communication is sent by the Borrower to its stockholders or filed by the Borrower with the United States Securities and Exchange Commission or any successor or analogous Governmental Authority, Sufficient Copies of such report or communication, (b) promptly upon the request of the Agent, such additional financial or other information concerning the assets, liabilities, operations, and transactions of the Borrower and its Subsidiaries as the Agent may from time to time reasonably request including, without limitation, all such information that the Borrower or any Subsidiary of the Borrower may have or receive with respect to the Collateral and (c) notice not fewer than ten Business Days prior to the occurrence of any condition or event that may change the proper location for the filing of any financing statement or other public notice or recording for the purpose of perfecting a Lien in any Collateral, including any change in the name or location of the principal place of business or chief executive office of the Borrower or any Subsidiary Guarantor; and upon the request of the Agent, execute such additional Security Instruments as may be necessary or appropriate in connection therewith.

         7.9 COMPLIANCE WITH LAWS. Comply in all material respects with all Requirements of Law applicable to the Borrower or any Subsidiary, the failure to comply or cause compliance with which could reasonably be expected to have a Material Adverse Effect, and require that all employees, crew members, agents, contractors, subcontractors, and future lessees or sublessees (pursuant to appropriate lease and other contractual provisions) of the Borrower or any Subsidiary, while such Persons are acting within the scope of their relationship with the Borrower or any Subsidiary, so comply with all such Requirements of Law as may be necessary or appropriate to enable the Borrower or any Subsidiary to so comply. For purposes of this Section 7.9, "SUBSIDIARY" means a Subsidiary of the Borrower.

         7.10 PAYMENT OF ASSESSMENTS AND CHARGES. Pay all taxes, assessments, governmental charges, rent, and other Indebtedness which, if unpaid, might become a Lien (other than a Permitted Lien) against the Property of the Borrower or any Subsidiary of the Borrower, except any of the foregoing being contested in good faith and as to which adequate reserve in accordance with GAAP has been established or unless the failure to make any such payments, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect

         7.11 MAINTENANCE OF CORPORATE EXISTENCE AND GOOD STANDING. (a) Maintain its existence and good standing in its jurisdiction of organization and
(b) maintain its corporate qualification and good standing in all jurisdictions wherein the Property now owned or hereafter acquired or business now or hereafter conducted by the Borrower or any Subsidiary of the Borrower necessitates same, unless the failure to do so would not have a Material Adverse Effect.

         7.12 PAYMENT OF NOTES; PERFORMANCE OF OBLIGATIONS. Pay the Notes according to the reading, tenor, and effect thereof, as modified hereby, and do and perform or cause to be done and performed every act required thereunder, hereunder or any other Loan Document and discharge or cause to be discharged all of the other Obligations.

         7.13 FURTHER ASSURANCES. Promptly after discovery thereof cure or cause to be cured any defects, errors, or omissions in the execution and delivery of any of the Loan Documents required to be executed by the Borrower or any of the Subsidiary Guarantors and execute, acknowledge, and deliver to the Agent such other assurances and instruments as shall, in the reasonable opinion of the Agent, be necessary to fulfill the terms of the Loan Documents.

         7.14     FEES AND EXPENSES.

                  (a) Upon request by the Agent, promptly pay to or reimburse the Agent or the Collateral Agent, as applicable, for all reasonable third-party fees, out-of-pocket costs and expenses of the Agent and the Collateral Agent in connection with the preparation, negotiation, execution, delivery and enforcement of this Agreement and the other Loan Documents, and any and all amendments, restatements and supplements thereof and thereto, the filing and recordation of the Security Instruments, and the consummation of the transactions contemplated by the Loan Documents, including reasonable fees and expenses of legal counsel and, to the extent retained after an Event of Default in connection with "workout" or enforcement of this Agreement and the other Loan Documents, auditors, accountants and petroleum engineers or petroleum consultants acting for both the Agent and the Collateral Agent.

                  (b) Upon request by the Agent (which shall be made promptly after any request by the Collateral Agent or any Lender), promptly pay (to the fullest extent permitted by law) for all amounts reasonably expended, advanced, or incurred during the continuance of an Event of Default by or on behalf of the Agent, the Collateral Agent or

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

         any other Lender Party: (i) to satisfy any obligation of the Borrower or any Subsidiary of the Borrower under any of the Loan Documents; (ii) to collect the Obligations; (iii) to enforce the rights of the Agent, the Collateral Agent, and the Lender Parties under any of the Loan Documents, whether or not in an Insolvency Proceeding; (iv) to protect the Properties or business of the Borrower and any Subsidiary of the Borrower including the Collateral, which amounts shall be deemed compensatory in nature and liquidated as to amount upon notice to the Borrower by the Agent and which amounts shall include all court costs and reasonable fees and expenses of legal counsel, auditors and accountants, petroleum engineers, and environmental and insurance consultants; (v) in connection with the participation by the Agent and the Lenders as members of the creditors' committee in a case commenced under any Insolvency Proceeding; (vi) in connection with lifting the automatic stay prescribed in Section 362 Title 11 of the United States Code; and (vii) in connection with any action pursuant to Section 1129 Title 11 of the United States Code, all as shall be reasonably incurred by the Agent, the Collateral Agent, and the Lender Parties during the continuance of an Event of Default in connection with the collection of any sums due under the Loan Documents, together with interest at the Default Rate on each such amount from the date of notification that the same was expended, advanced, or incurred by the Agent, the Collateral Agent, or any Lender Party until the date it is repaid to the Agent, the Collateral Agent, or such Lender Party, with the obligations under this Section 7.14(b), to the extent permitted by law, surviving the non-assumption of this Agreement in a case commenced under any Insolvency Proceeding and being binding upon the Borrower and each Subsidiary Guarantor and/or a trustee, receiver, custodian, or liquidator of such Borrower and each Subsidiary Guarantor appointed in any such case.

         7.15 OPERATION OF OIL AND GAS PROPERTIES. Develop, maintain, and operate its Oil and Gas Properties in a prudent and workmanlike manner in accordance with industry standards or make reasonable and customary efforts to cause such Properties to be so operated.

         7.16 MAINTENANCE AND INSPECTION OF PROPERTIES. Use reasonable and customary efforts to maintain or cause to be maintained all of its material tangible Property, other than Oil and Gas Properties, in good repair and condition, ordinary wear and tear excepted; make all reasonably necessary replacements thereof and permit any authorized representative of the Agent, the Collateral Agent or any Lender to visit and inspect at any reasonable time and upon reasonable notice any tangible Property of the Borrower or any Subsidiary of the Borrower; provided, however, that any expenses incurred in connection with any such visit or inspection shall be reimbursed by the Borrower if incurred following the occurrence and during the continuation of any Event of Default or otherwise required under Section 7.14(a).

         7.17 MAINTENANCE OF INSURANCE. Maintain insurance with respect to its Property and businesses against such liabilities, casualties, risks, and contingencies as is customary in the domestic or applicable foreign oil and gas exploration and production industry and sufficient to prevent a Material Adverse Effect, all such insurance to be in amounts and from insurers with credit quality customary for insurers of Persons similar to the Borrower engaged in the domestic or applicable foreign oil and gas exploration and production industry, and, within thirty days of the Closing Date furnish the Collateral Agent evidence of maintenance of property damage insurance covering Collateral which names the Collateral Agent as a loss payee and as additional insured as its interest may appear, and, upon any renewal of any such insurance and at other

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

times upon reasonable request by the Collateral Agent, furnish to the Collateral Agent evidence, reasonably satisfactory to the Collateral Agent, of the maintenance of such insurance. The Collateral Agent shall have the right to collect, and the Borrower hereby assigns and the Subsidiary Guarantors pursuant to the other Loan Documents have assigned to the Collateral Agent, any and all monies that may become payable under any policies of insurance by reason of damage, loss, or destruction of any of the Collateral. In the event any damage, loss, or destruction of Collateral with a Reserve Report value of greater than 10% of the value of all Collateral occurs at such time as a Default (but not an Event of Default) has occurred and is continuing, the Collateral Agent may, at its option, retain all or a portion of any insurance proceeds received by it as cash Collateral. In the event any such damage, loss, or destruction of Collateral with a Reserve Report value of less than 10% of the value of all of the Collateral occurs at such time as no Event of Default has occurred and is continuing, the Collateral Agent shall deliver any such proceeds received by it to the Borrower. In the event any damage, loss, or destruction of Collateral occurs at such time as an Event of Default has occurred and is continuing, the Collateral Agent may, at its option, apply all or a portion of any insurance proceeds received by it toward the payment of any Obligations actually due and payable, application to be made first to interest and then to principal, and shall deliver to the Borrower the balance, if any, after such application has been made. In the event the Collateral Agent receives insurance proceeds not attributable to Collateral, the Collateral Agent shall deliver any such proceeds to the Borrower.

         7.18 INDEMNIFICATION. INDEMNIFY AND HOLD THE AGENT, THE COLLATERAL AGENT, THE ARRANGER, THE CO-ARRANGER AND EACH OF THE LENDERS AND THE OTHER LENDER PARTIES AND THEIR RESPECTIVE SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT, AND AFFILIATES AND EACH TRUSTEE FOR THE BENEFIT OF THE AGENT, THE COLLATERAL AGENT, THE ARRANGER, THE CO-ARRANGER AND EACH OF THE LENDERS AND THE OTHER LENDER PARTIES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES, DAMAGES, LIABILITIES, FINES, PENALTIES, CHARGES, ADMINISTRATIVE AND JUDICIAL PROCEEDINGS AND ORDERS, JUDGMENTS, REMEDIAL ACTIONS, REQUIREMENTS AND ENFORCEMENT ACTIONS OF ANY KIND, AND ALL COSTS AND EXPENSES INCURRED IN CONNECTION THEREWITH (INCLUDING REASONABLE ATTORNEYS' FEES AND EXPENSES), ARISING DIRECTLY OR INDIRECTLY, IN WHOLE OR IN PART, FROM (a) THE PRESENCE OF ANY HAZARDOUS MATERIAL ON, UNDER, OR FROM ANY PROPERTY OF THE BORROWER OR ANY SUBSIDIARY OF THE BORROWER, WHETHER PRIOR TO OR DURING THE TERM HEREOF OR THE FAILURE OR ALLEGED FAILURE OF THE BORROWER OR ANY SUBSIDIARY OF THE BORROWER TO COMPLY WITH ENVIRONMENTAL LAWS, (b) ANY ACTIVITY CARRIED ON OR UNDERTAKEN ON OR OFF ANY PROPERTY OF THE BORROWER OR ANY SUBSIDIARY OF THE BORROWER, WHETHER PRIOR TO OR DURING THE TERM HEREOF, AND WHETHER BY THE BORROWER OR ANY SUBSIDIARY OF THE BORROWER OR ANY PREDECESSOR IN TITLE, EMPLOYEE, AGENT, CONTRACTOR, OR SUBCONTRACTOR OF THE BORROWER OR ANY SUBSIDIARY OF THE BORROWER OR ANY OTHER PERSON AT ANY TIME OCCUPYING OR PRESENT ON SUCH PROPERTY, IN CONNECTION WITH THE HANDLING, TREATMENT, REMOVAL, STORAGE, DECONTAMINATION, CLEANUP, TRANSPORTATION, OR DISPOSAL OF ANY HAZARDOUS MATERIAL AT ANY TIME LOCATED OR PRESENT ON OR UNDER SUCH PROPERTY, (c) ANY RESIDUAL CONTAMINATION OF OR ANY HAZARDOUS MATERIAL ON OR UNDER ANY PROPERTY OF THE BORROWER OR ANY SUBSIDIARY OF THE BORROWER, (d) ANY CONTAMINATION OF ANY PROPERTY OR NATURAL RESOURCES ARISING IN CONNECTION WITH THE GENERATION, USE, HANDLING, STORAGE, TRANSPORTATION OR DISPOSAL OF ANY HAZARDOUS MATERIAL BY THE BORROWER OR ANY SUBSIDIARY OF THE BORROWER OR ANY EMPLOYEE, AGENT, CONTRACTOR, OR SUBCONTRACTOR OF THE BORROWER OR ANY SUBSIDIARY OF THE BORROWER WHILE SUCH PERSONS ARE ACTING WITHIN THE SCOPE OF THEIR

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RELATIONSHIP WITH THE BORROWER OR ANY SUBSIDIARY OF THE BORROWER, IRRESPECTIVE
OF WHETHER ANY OF SUCH ACTIVITIES WERE OR WILL BE UNDERTAKEN IN ACCORDANCE WITH APPLICABLE REQUIREMENTS OF LAW, OR (e) THE PERFORMANCE AND ENFORCEMENT OF ANY LOAN DOCUMENT, ANY ALLEGATION BY ANY BENEFICIARY OF A REVOLVING LOAN LETTER OF CREDIT OF A WRONGFUL DISHONOR BY THE AGENT OF A CLAIM OR DRAFT PRESENTED THEREUNDER WHERE SUCH CLAIM OR DRAFT CONFORMED ON ITS FACE TO SUCH REVOLVING LOAN LETTER OF CREDIT, OR ANY OTHER ACT OR OMISSION IN CONNECTION WITH OR RELATED TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING ANY OF THE FOREGOING IN THIS SECTION 7.18 ARISING FROM NEGLIGENCE, WHETHER SOLE OR CONCURRENT, ON THE PART OF THE AGENT, THE COLLATERAL AGENT, THE ARRANGER, THE CO-ARRANGER OR ANY LENDER OR OTHER LENDER PARTY OR ANY OF THEIR RESPECTIVE SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT, OR AFFILIATES OR ANY TRUSTEE FOR THE BENEFIT OF THE AGENT, THE COLLATERAL AGENT, THE ARRANGER, THE CO-ARRANGER OR THE LENDERS OR ANY OTHER LENDER PARTY; PROVIDED, HOWEVER, THE FOREGOING CLAUSES (a) THROUGH (e) SHALL NOT APPLY TO ANY CLAIM, LOSS, DAMAGE, LIABILITY, FINE, PENALTY, CHARGE, PROCEEDING, ORDER, JUDGMENT, ACTION OR REQUIREMENT ATTRIBUTABLE TO (x) THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY PERSON TO BE INDEMNIFIED OR (y) ANY ACTION OR INACTION OF ANY PERSON TO BE INDEMNIFIED SUBSEQUENT TO THE EXERCISE OF OWNERSHIP RIGHTS AFTER ANY FORECLOSURE ACTION WITH RESPECT TO ANY OF THE COLLATERAL TO THE EXTENT, WITH RESPECT TO SUCH COLLATERAL, SUCH CLAIM, LOSS, DAMAGE, LIABILITY, FINE, PENALTY, CHARGE, PROCEEDING, ORDER, JUDGMENT, ACTION OR REQUIREMENT ARISES SUBSEQUENT TO THE EXERCISE OF OWNERSHIP RIGHTS AFTER ANY FORECLOSURE ACTION WITH RESPECT TO SUCH COLLATERAL, AND TO THE EXTENT SUCH PERSON IS A "PERSON IN CONTROL" UNDER ANY ENVIRONMENTAL LAW. THE FOREGOING INDEMNITY SHALL SURVIVE SATISFACTION OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT, UNLESS ALL SUCH OBLIGATIONS HAVE BEEN SATISFIED WHOLLY AND INDEFEASIBLY IN CASH FROM THE BORROWER OR A SUBSIDIARY GUARANTOR AND NOT BY WAY OF REALIZATION AGAINST ANY COLLATERAL OR THE CONVEYANCE OF ANY PROPERTY IN LIEU THEREOF.

         7.19     LIENS ON MATERIAL PROPERTIES; ADDITIONAL GUARANTIES AND
MORTGAGES.

                  (a) Cooperate in good faith with the Agent to (i) execute from time to time such documents and instruments as the Agent may reasonably request; and (ii) execute and deliver and cause to be executed and delivered instruments and documents, in each case, to assure that (x) not less than 85% of the value (as set forth in the most recent Reserve Report) of the Borrower's and the Subsidiary Guarantors' Oil and Gas Properties (other than the Star Properties) are at all times subject to a first priority Lien in favor of the Collateral Agent and (y) with respect to the Star Properties, all of such properties are subject to a second priority Lien in favor of the Collateral Agent that is subordinate to the Production Payment 2001 Lien, each such Lien in favor of the Collateral Agent to be subject to Permitted Liens and Liens permitted under Section 8.3 and securing the Obligations (other than Hedging Obligations, if any, which are not Secured Hedging Obligations).

                  (b) If after the date hereof, the Borrower, or any Subsidiary of the Borrower, shall form or acquire any Subsidiary, or a Subsidiary of the Borrower that is not a Subsidiary Guarantor shall begin commercial operations, the Borrower shall execute, or cause its relevant Subsidiary to execute, an amendment to the Second Amended and Restated Pledge Agreement delivered pursuant to Section 5.1(a) in order to pledge all of

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         the equity interests of the Borrower or such Subsidiary of the Borrower in such Subsidiary and any notes (excluding intercompany notes) payable to such Subsidiary to the Collateral Agent for the benefit of the Lender Parties to secure the Obligations (other than Hedging Obligations, if any, which are not Secured Hedging Obligations) of the Borrower and its Subsidiaries pursuant to this Agreement and the Loan Documents; shall execute or cause its Subsidiary to execute and deliver to the Collateral Agent all other documents and instruments (including UCC-1 Financing Statements) and take all other actions with respect to the creation and maintenance of such Lien as the Collateral Agent may reasonably request; and shall deliver to the Agent and the other Lender Parties such opinions of counsel reasonably satisfactory to the Agent with respect to such amendment to such Second Amended and Restated Pledge Agreement, which opinions shall be in form and substance reasonably satisfactory to the Agent, as the Collateral Agent or Agent may reasonably request.

                  (c) The Borrower shall also cause any Subsidiary (whether now owned, or hereafter formed or acquired) of the Borrower which has or which acquires Property such that its Property has a value in excess of $1.0 million or which begins commercial operations to become a Subsidiary Guarantor with respect to, and jointly and severally liable with all other Subsidiary Guarantors for, all the Obligations (other than Hedging Obligations, if any, which are not Secured Hedging Obligations) of the Borrower under this Agreement and all other Loan Documents by executing and delivering to the Agent for the benefit of the Lender Parties an instrument of joinder, in form reasonably satisfactory to the Agent, pursuant to which such Subsidiary shall become a Subsidiary Guarantor party to the Subsidiary Guaranty delivered pursuant to Section 5.1(a); to execute and deliver to the Collateral Agent a Mortgage substantially in the form of the Mortgage delivered pursuant to Section 5.1(f) (with such changes as the Collateral Agent may reasonably request) creating a first priority Lien in favor of the Collateral Agent for the benefit of the Lender Parties (subject to Permitted Liens and Liens permitted under Section 8.3) securing all the Obligations (other than Hedging Obligations, if any, which are not Secured Hedging Obligations) of the Borrower and such Subsidiary under this Agreement, Subsidiary Guaranty and any other Loan Document as may be requested to assure compliance with the requirements of Section 7.19(a) above, including the execution and delivery to the Collateral Agent of such other documents and instruments (including UCC-1 Financing Statements) and the taking of such other actions with respect to the creation and maintenance of the Liens required by such
         Section 7.19(a) and Section 7.19(b) as the Agent or Collateral Agent may reasonably request; and to deliver to the Agent and the other Lender Parties such opinions of counsel reasonably satisfactory to the Agent with respect to such Security Instruments, which opinions shall be in form and substance reasonably satisfactory to the Agent, as the Collateral Agent or Agent may reasonably request.

                  (d) If, after the date hereof, the Borrower or any Subsidiary of the Borrower (i) sells, transfers or otherwise disposes of, in a transaction not prohibited under Section 8.5 hereof, (x) any assets subject to a Lien in favor of the Collateral Agent or (y) all of the capital stock owned by it of a Subsidiary Guarantor or any equity that is pledged pursuant to the Second Amended and Restated Pledge Agreement delivered pursuant to Section 5.1(a) or (ii) enters into any transaction permitted under the proviso of the first

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         sentence of Section 8.9 hereof, (A) the Liens with respect to any such assets so sold, transferred or disposed of shall automatically be deemed to have been released, (B) to the extent such Second Amended and Restated Pledge Agreement relates to such equity, the pledge effected thereby shall automatically be deemed to have been terminated, and (C) the Subsidiary Guaranty shall automatically be deemed to have been terminated as to the issuer of any equity that is the subject of a transaction not prohibited under Section 8.5, and the Collateral Agent shall at the expense of the Borrower execute all such documents and instruments (including UCC-3 Termination Statements) and take all such other actions as may be reasonably necessary to effect the foregoing. Each Lender Party hereby authorizes the Collateral Agent to take the actions contemplated by this subsection (d).

         7.20 MAINTENANCE OF AGREEMENTS, ETC. Take all commercially reasonable efforts to maintain all rights and privileges useful or necessary in the conduct of its business.

         7.21     HEDGING.

                  (a) Each Hedging Agreement shall have as parties the Borrower or a Subsidiary Guarantor and a Qualified Swap Counterparty at the time such Hedging Agreement is entered into. The obligations of the Borrower or a Subsidiary Guarantor pursuant to any Hedging Agreement of the Borrower or such Subsidiary Guarantor entered into, in the Borrower's discretion, with any Lender or an Affiliate of a Lender may, if so elected by such Lender or Affiliate of a Lender, be secured by the Collateral pursuant to the Security Instruments (each such Hedging Agreement, a "SECURED HEDGING AGREEMENT"); all other Hedging Agreements shall be unsecured.

                  (b) The Borrower or a Subsidiary Guarantor (i) by not later than December 31, 2003, shall enter into one or more Hedging Agreements covering a notional volume of 20,000 MMBtue/d for all of calendar year 2004 at a minimum floor price of $3.50 per MMBtue and
         (ii) by not later than February 29, 2004, shall enter into one or more Hedging Agreements covering a notional volume of 25,000 MMBtue/d for all of calendar year 2005 at a minimum floor price of $3.50 per MMBtue.

         7.22 EMPLOYEE BENEFIT PLANS. With respect to each Plan of the Borrower, if any: (a) at all times make prompt payments of contributions with respect to each such Plan, so as to meet the minimum funding standards required by sections 302 through 305 of ERISA; (b) upon the receipt of reasonable written request from the Agent or the Lenders, promptly furnish the Agent and the Lenders with copies of each report required to be filed pursuant to Section 103 of ERISA in connection with such Plan for each plan-year, including any certified Financial Statements or actuarial statements required under said
Section 103; (c) promptly notify the Lenders of any fact, including, but not limited to, any Reportable Event arising in connection with any such Plan which is reasonably likely to constitute grounds for the termination thereof or for the appointment by the appropriate United States District Court of a trustee to administer such Plan, and, within five days after the occurrence of any Reportable Event, deliver to the Lenders a statement from a Responsible Officer of the Borrower detailing such Reportable Event and the Borrower's proposed action with respect thereto; and (d) promptly upon their request therefor,

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furnish the Lenders such additional information concerning any such Plan as the
Lenders may reasonably request.

         7.23 ENVIRONMENTAL. The Borrower will, and will cause each of its Subsidiaries to (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, except, in each case, the non-compliance with which would not be reasonably expected to have a Material Adverse Effect; (b) promptly notify the Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries (i) relating to the environmental condition of its facilities and properties, in each case, the failure to resolve which, or to respond to which, would be reasonably expected to have a Material Adverse Effect, or (ii) alleging non-compliance with Environmental Laws in any material respect, and shall diligently proceed to cure and have dismissed with prejudice any actions and proceedings relating to non-compliance with Environmental Laws, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect; and (c) provide such information and certifications which the Agent may reasonably request.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

         So long as any Obligation remains outstanding or unpaid or any Commitments exist, the Borrower will not and will not permit any Material Subsidiary (or in the case of Section 8.1, any Subsidiary) of the Borrower to:

         8.1 INDEBTEDNESS. Create, incur, assume, or suffer to exist any Indebtedness, whether by way of loan or otherwise; provided, however, the foregoing restriction shall not apply to:

                  (a)      the Obligations;

                  (b) Indebtedness of the Borrower owed to a Subsidiary Guarantor or of a Subsidiary Guarantor owed to the Borrower or another Subsidiary Guarantor;

                  (c) up to $125.0 million in aggregate principal amount of the Borrower's 8 7/8% Senior Subordinated Notes due 2006 plus accrued interest thereon;

                  (d) any Permitted Public Debt Refinancing; provided, however, that with respect to any portion thereof that would constitute Indebtedness, such Permitted Public Debt Refinancing (i) has a maturity date no earlier than November 30, 2007, (ii) shall be unsecured (except to the extent permitted by Section 10.15 of the Senior Subordinated Indenture (or any comparable provisions in any indenture or other agreement governing such Permitted Public Debt Refinancing)), (iii) shall provide that the Obligations are "senior indebtedness" and the Liens securing the Obligations are "permitted liens" at least to the same extent that such Obligations and Liens constitute "Senior Indebtedness" and "Permitted Liens", respectively, under the Senior Subordinated Indenture (as such terms are defined therein), and (iv) subordinated to the Obligations on terms no less

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         favorable to the Lender Parties than the terms of Article XIV of the
         Senior Subordinated Indenture as in effect at the date hereof as such terms benefit and pertain to holders of "Senior Indebtedness" (as such term is defined therein);

                  (e)      Indebtedness not otherwise permitted under this
         Section 8.1 which does not exceed at any one time the aggregate principal amount of $3.0 million;

                  (f) the Production Payment 2001 Facility or the Production Payment 2001 Obligations; and

                  (g)      Indebtedness permitted under Section 8.7(f).

         8.2 CONTINGENT OBLIGATIONS. Create, incur, assume, or suffer to exist any Contingent Obligation; provided, however, the foregoing restriction shall not apply to:

                  (a) performance guaranties and performance surety or other bonds provided in the ordinary course of business, including guaranties and letters of credit supporting such performance obligations;

                  (b) trade credit or operating leases of compressors and production, field, communications and office equipment not constituting Indebtedness entered into in the ordinary course of business consistent with past practices;

                  (c) obligations under subordinated guaranties and contribution obligations by and among Subsidiary Guarantors under the Senior Subordinated Indenture or any Permitted Public Debt Refinancing that constitutes Indebtedness, which are subordinated to the Obligations at least to the extent that such obligations are subordinated to the Obligations pursuant to the subordination provisions of the Senior Subordinated Indenture or the comparable provisions in any indenture or other agreement relating to a Permitted Public Debt Refinancing;

                  (d) endorsements of instruments for deposit or collection in the ordinary course of business;

                  (e)      guaranties of any Indebtedness permitted under
         Section 8.1(a), (c), (d) or (e);

                  (f) Contingent Obligations in favor of any Lender Party in its capacity as such;

                  (g) the Production Payment 2001 Facility and the Production Payment 2001 Obligations; and

                  (h) Obligations, if any, of the Borrower under Hedging Agreements permitted under Section 8.17.

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         8.3      LIENS. Create, incur, assume, or suffer to exist any Lien on any of its Oil and Gas Properties or any other Property, whether now owned or hereafter acquired; provided, however, the foregoing restriction shall not apply to:

         (a)      Permitted Liens;

         (b) Liens on any of the Net Cash Proceeds of a Permitted Public Debt Refinancing pending application to the Senior Subordinated Indenture obligations; and

         (c)      Liens set forth in Exhibit X under the heading "Liens".

         8.4 NEGATIVE PLEDGE AGREEMENTS. Create, enter into, execute, incur, assume or permit to exist, any contract, agreement or understanding (other than the Loan Documents) which in any manner prohibits or restricts the granting, conveying, creation or imposition of, any Lien in favor of the Lenders on any Property of the Borrower, or which requires the consent of, or notice to, other Persons in connection therewith; provided, however, the foregoing restrictions shall not apply to any of the foregoing in favor of (a) the holder of any Permitted Liens, (b) the holder of any Liens permitted pursuant to Sections 8.3(b) or 8.3(c) or (c) the counterparty to any forward sale transaction permitted pursuant to Section 8.14(a), but only insofar as such Liens in the case of Liens described in the foregoing subclauses (a) or (b) relate to the Property covered by such Liens or in the case of any forward sale transaction described in the foregoing subclause (c), the hydrocarbon volumes covered thereby.

         8.5 SALES OF ASSETS. Sell, transfer, or otherwise dispose of, in one or any series of transactions, proved oil and gas reserves, whether now owned or hereafter acquired, or enter into any agreement to do so; provided, however, the foregoing restriction shall not apply to (a) the sale of hydrocarbons or inventory in the ordinary course of business and provided further, however, that no contract for the sale of hydrocarbons shall obligate the Borrower or a Subsidiary, as the case may be, to deliver hydrocarbons produced from any of the Mortgaged Properties at some future date without receiving full payment therefor within 90 days of delivery, (b) the sale or other disposition of Property destroyed, lost, worn out, damaged, or having only salvage value or no longer used or useful in the business of the Borrower or the applicable Subsidiary, (c) sales of proved oil and gas reserves in which the aggregate net sales proceeds do not exceed 10% of the Borrowing Base between scheduled Borrowing Base redeterminations; provided, however, that any such aggregate asset sales between scheduled Borrowing Base redeterminations in excess of 5% of the Borrowing Base shall immediately reduce the Borrowing Base on a dollar-for-dollar basis (based on the amount attributable by the Agent to the sold assets in the most recent Borrowing Base determination under Section 2.7) and any resulting Borrowing Base deficiency shall be immediately cured by the Borrower, and (d) sales, transfers or other dispositions by the Borrower to a Subsidiary Guarantor or by a Subsidiary Guarantor to the Borrower or another Subsidiary Guarantor. Notwithstanding the foregoing, until such time as the Production Payment 2001 Facility has been discharged in full and the Production Payment 2001 Lien shall have been released in the manner described in the definition of "Applicable Margin," the aggregate sale proceeds of all proved oil and gas reserves other than those secured by the Production Payment 2001 Lien sold by the Borrower and other than those sale proceeds resulting from sales, transfers or other dispositions permitted by clauses (a), (b) and (d) of the foregoing sentence shall not exceed $10.0 million. Cash proceeds received by the Borrower or

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any of its Subsidiaries from the sales of assets permitted hereby shall either be (i) reinvested in Oil and Gas Properties within 120 days after such sale or
(ii) used for general corporate purposes. The sale of any proved oil and gas reserves not expressly permitted in this Section 8.5 and the sale of any capital stock of any Subsidiary to any Person other than the Borrower or a Subsidiary of the Borrower (whether such capital stock is then outstanding or newly issued), shall require prior approval of the Required Lenders.

         8.6 LEASEBACKS. Enter into any agreement to sell or transfer any Property and thereafter rent or lease as lessee such Property or other Property intended for the same use or purpose as the Property sold or transferred; provided, however, that the foregoing restrictions of this Section 8.6 shall not apply to Property (which Property is not Oil and Gas Property) with a fair market value not in excess of $1.0 million.

         8.7 LOANS; ADVANCES; INVESTMENTS. Except as permitted by Section 8.1(b) make or agree to make or allow to remain outstanding any loans or advances to or acquire Investments in, or purchase or otherwise acquire all or substantially all of the assets of any Person; provided, however, the foregoing restrictions shall not apply to (a) advances or extensions of credit in the form of accounts receivable incurred in the ordinary course of business and upon terms common in the industry for such accounts receivable, (b) advances to employees of the Borrower or any Subsidiary for the payment of expenses in the ordinary course of business, (c) the purchase or acquisition of Oil and Gas Properties located in or offshore North America, (d) Investments in the form of
(i) debt securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, with maturities of no more than one year from the date of acquisition, (ii) commercial paper of a domestic issuer rated at the date of acquisition at least P-1 by Moody's Investor Service, Inc. or A-1 by Standard & Poor's Corporation and with maturities of no more than one year from the date of acquisition, and
(iii) repurchase agreements covering debt securities or commercial paper of the type permitted in this Section 8.7(d), certificates of deposit, demand deposits, eurodollar time deposits, overnight bank deposits and bankers' acceptances, with maturities of no more than one year from the date of acquisition, issued by or acquired from or through the Agent, any Lender, or any bank or trust company organized under the laws of the United States or any state thereof and having capital surplus and undivided profits aggregating at least $500.0 million, (e) other short-term Investments similar in nature and degree of risk to those described in clause (d) of this Section 8.7 and (f) any such loans, advances, Investments, purchases or acquisitions by the Borrower or any Subsidiary Guarantor of the Borrower into or from the Borrower or any Subsidiary Guarantor, as the case may be; provided, however, that notwithstanding the foregoing clause
(f), Investments by the Borrower or any Subsidiary of the Borrower in any Subsidiaries that are not Subsidiary Guarantors shall not exceed $1.0 million in the aggregate for all such Investments in all such Subsidiaries which are not Subsidiary Guarantors.

         8.8 DIVIDENDS AND DISTRIBUTIONS. Declare, pay, or make, whether in cash, evidences of indebtedness or Property of the Borrower, any dividend or distribution on or purchase, redeem, or otherwise acquire for value, any share of any class of its capital stock; provided, however, the foregoing restriction shall not apply to (a) dividends paid in or other payments made in capital stock of the Borrower or options, interests or other rights to purchase any such capital stock, (b) the direct conversion of Preferred Stock to Common Stock of the Borrower pursuant to the Borrower's certificate of incorporation, (c) the prepayment, purchase or

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redemption of Preferred Stock using the Net Cash Proceeds from the issuance of equity securities for such prepayment, purchase or redemption; provided, however, if such Net Cash Proceeds are derived from the issuance of Preferred Stock, such Preferred Stock must be issued in compliance with Section 2.7(f),
(d) unless there shall have occurred and be continuing an Event of Default, the payment of cash dividends on Preferred Stock issued in compliance with Section 2.7(f) or (e) any such dividend, distribution, purchase, redemption or other acquisition to or from any Subsidiary Guarantor and the Borrower or another Subsidiary Guarantor; provided, further, that the foregoing restriction shall not prohibit or restrict compliance with (i) this Agreement and the other Loan Documents or (ii) any agreements in effect on the date of this Agreement to the extent set forth in Exhibit X under the heading "Certain Existing Agreements."

         8.9 MERGER, ETC.; CHANGES IN CORPORATE STRUCTURE. Enter into any transaction of consolidation, merger, or amalgamation; liquidate, wind up, or dissolve (or suffer any liquidation or dissolution) of the Borrower or any Subsidiary other than the merger of (i) Subsidiary Guarantors with and into one another, or (ii) Subsidiaries with and into the Borrower or a Subsidiary Guarantor; provided, however, the foregoing restriction shall not apply to any such consolidation, merger, amalgamation, liquidation, winding up, or dissolution involving a Subsidiary having only assets (x) that are not proved oil and gas reserves or (y) proved oil and gas reserves, the sale of which would be permitted under Section 8.5 hereof. The Borrower will not, nor will it permit any Subsidiary of the Borrower to amend or otherwise modify its organizational documents or its structure, activities or nature, as applicable, in any manner that could reasonably be expected to have a Material Adverse Effect.

         8.10 TRANSACTIONS WITH AFFILIATES. Directly or indirectly, enter into any transaction (including the sale, lease, or exchange of Property or the rendering of service) with any of its Affiliates, other than upon fair and reasonable terms no less favorable than could be obtained in an arm's length transaction with a Person which was not an Affiliate, excluding transactions between or among the Borrower and any of the Subsidiary Guarantors or between or among the Subsidiary Guarantors, and not sell, transfer or convey any Property to any Affiliate that has not executed a Subsidiary Guaranty; provided, however, that nothing herein shall prohibit (i) advances or payments to employees of the Borrower or any Subsidiary in the ordinary course of business or (ii) transactions permitted by Sections 8.7, 8.8, or 8.9 of this Agreement.

         8.11 LINES OF BUSINESS. Expand, on its own or through any Subsidiary, into any line of business other than those in which the Borrower is engaged as of the date hereof and those reasonably and directly related thereto.

         8.12 SUBORDINATED INDEBTEDNESS; PRODUCTION PAYMENTS. (a) Materially amend or modify any of the terms or provisions of the Senior Subordinated Indenture or the Borrower's 8 7/8% Senior Subordinated Notes due 2006, or any documents, notes, or agreements governing or evidencing any Permitted Public Debt Refinancing that constitutes Indebtedness, or (b) otherwise amend or modify any such terms if such amendment or modifications would have the effect of (i) accelerating the maturity date of the principal amount thereof, or any scheduled interest payment thereon, (ii) increasing the principal amount thereof (iii) causing, or purporting to cause, the Obligations not to constitute "Senior Indebtedness" (as defined in the Senior Subordinated Indenture) or such comparable term as defined in any indenture or other agreement relating to such Permitted Public Debt Refinancing) or causing the Liens securing the

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Obligations to no longer be "Permitted Liens" (as defined in the Senior
Subordinated Indenture) or such comparable term as defined in any such other indenture or agreement, (iv) providing any Lien for the benefit of the holders thereof, except to the extent permitted by Section 10.15 or 12.4 of the Senior Subordinated Indenture as in effect at the date hereof, or such comparable provision in any indenture or other agreement relating to such Permitted Public Debt Refinancing (it being understood in all events that no Lien which would cause the Borrower to be required to grant a Lien under such Section 10.15 or comparable provision may be granted if prohibited by any term of this Agreement), or (v) making the subordination provisions applicable thereto any less favorable to the Lender Parties than the terms of Article XIV of the Senior Subordinated Indenture as in effect at the date hereof as such terms benefit and pertain to holders of "Senior Indebtedness" (as such term is defined therein). The Borrower shall not make, and shall not permit any Subsidiary to make, any payments, whether in cash, evidences of Indebtedness or other Property, on or with respect to the Borrower's 8 7/8% Senior Subordinated Notes due 2006 or any note evidencing Indebtedness issued in a Permitted Public Debt Refinancing, unless, but only to the extent, such payment would be permitted to be made pursuant to and not result in any violation of the subordination provisions applicable thereto. The Borrower shall not, and shall not permit any Subsidiary to, (a) prepay, redeem, purchase or defease any Subordinated Indebtedness (except with proceeds of a Permitted Public Debt Refinancing in the case of Borrower's 8 7/8% Senior Subordinated Notes due 2006) or (b) renew, rearrange or amend or modify the Production Payment 2001 Facility other than (i) as required or contemplated under the express terms of the contracts and agreements constituting such facility, and (ii) as required to effect a purchase (in whole or in part) by either the Borrower or one or more of its Subsidiary Guarantors of one or both of the Star Production Payments and the termination or amendment of contracts and agreements relating to the Star Properties and required by any such purchase.

         8.13 USE OF PROCEEDS. Permit the proceeds of any Loan or any Revolving Loan Letter of Credit to be used for any purpose other than as expressly permitted in Section 4.10.

         8.14     FORWARD SALES, PRODUCTION PAYMENTS, ETC.

                  (a) Enter into any forward sales transaction or agreement outside the ordinary course of business as conducted prior to the date of such forward sales transaction or agreement other than any such transactions or agreements involving Oil and Gas Properties acquired after the date hereof (other than any such Oil and Gas Property which would constitute "after acquired property" under any Mortgage) and resulting in sale proceeds of more than $5.0 million in the aggregate, or

                  (b) sell or convey any production payment, term overriding interest, net profits interest or any similar interest (except for overriding royalty or net profits interests granted to employees or consultants of the Borrower or any Subsidiary in the ordinary course of business in connection with the generation of prospects or the development of Oil and Gas Properties).

         8.15     CHANGE OF OWNERSHIP. Permit or suffer a Change of Control.

         8.16     [Reserved].

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         8.17     HEDGING. Enter into any Hedging Agreement or other hedging transaction unless (a) all such Hedging Agreements or other hedging transactions, in the aggregate, do not cover more than 80% of projected production from the Borrower's proved developed producing reserves for the period of such Hedging Agreements or transactions, (b) each counterparty is a Qualified Swap Counterparty, (c) all such hedging transactions other than those with Lender Parties are unsecured and (d) such Hedging Agreement or transaction is entered into by the Borrower or a Subsidiary Guarantor in connection with its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions and commodity price changes and not as a means to speculate for investment purposes on trends and shifts in financial or commodities markets.

         8.18 CURRENT RATIO. Permit, as of the close of any fiscal quarter, its Current Ratio as measured at the end of any fiscal quarter to be less than
(i) 0.80 to 1.0 from the Closing Date until March 31, 2004, (ii) 0.90 to 1.0 from April 1, 2004 until September 30, 2004, and (iii) 1.0 to 1.0 at all times thereafter; provided, however, that for purposes of the Current Ratio, assets or liabilities required by FAS 133 shall be excluded from current assets and current liabilities, respectively.

         8.19 MINIMUM CONSOLIDATED INTEREST COVERAGE RATIO. Permit, as of the close of any fiscal quarter, the ratio of Adjusted EBITDA to Interest Expense for the preceding four fiscal quarters (including the quarter most recently ended) to be less than 2.5 to 1.0; provided, however, that for purposes of the ratio described in this Section 8.19, assets and liabilities required by FAS 133 shall be excluded from EBITDA.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

         9.1 ENUMERATION OF EVENTS OF DEFAULT. Any of the following events shall constitute an Event of Default:

                  (a) (i) default shall be made in any payment of principal when due under this Agreement or the Notes on the Stated Maturity Date or (ii) default shall be made in the payment when due of any other sums, including, without limitation, interest, payable under any Loan Document other than as set forth under clause (i) hereof and such failure shall continue unremedied for a period of five days;

                  (b) default shall be made in the due observance or performance of any obligation under Section 8.9, 8.15, 8.18, or 8.19 of this Agreement;

                  (c) default shall be made by the Borrower or a Subsidiary Guarantor in the due observance or performance of any of their respective obligations under the Loan Documents other than as described in Section 9.1(a) or 9.1(b) and such default shall not have been remedied within thirty days after the earlier of (i) receipt of written notice thereof by the Borrower from the Agent, or (ii) any Borrower or Subsidiary Guarantor having or obtaining knowledge thereof;

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                  (d)      any representation or warranty made by any Borrower
         or any Subsidiary Guarantor in any of the Loan Documents proves to have been untrue in any material respect as of the date the facts therein set forth were stated or certified;

                  (e) default(s) shall be made by the Borrower or any Subsidiary Guarantor (as principal or guarantor or other surety) in the payment or performance of any Indebtedness in an aggregate amount equal to or exceeding $5.0 million, and such default(s) shall remain unremedied for in excess of the period of grace, if any, with respect thereto if the effect of such default is that such Indebtedness becomes, or if such default permits the holder of such Indebtedness to declare it to be, immediately due and payable;

                  (f) the Borrower or any Subsidiary Guarantor shall (i) apply for or consent to the appointment of a receiver, trustee, or liquidator of it or all or a substantial part of its assets, (ii) file a voluntary petition commencing an Insolvency Proceeding, (iii) make a general assignment for the benefit of creditors, (iv) admit in writing its inability to pay, or generally not be paying, its debts as they become due, or (v) file an answer admitting the material allegations of a petition filed against it in any Insolvency Proceeding;

                  (g) an order, judgment, or decree shall be entered against the Borrower or any Subsidiary Guarantor by any court of competent jurisdiction or by any other duly authorized authority, on the petition of a creditor or otherwise, granting relief in any Insolvency Proceeding, or approving a petition seeking reorganization or an arrangement of its debts or appointing a receiver, trustee, conservator, custodian, or liquidator of it or all or any substantial part of its assets, and such order, judgment, or decree shall not be dismissed or stayed within 60 days;

                  (h) the levy against any significant portion of the Property of the Borrower or any Subsidiary Guarantor or the execution, garnishment, attachment, sequestration, or other writ or similar proceeding, in each case involving an amount which, if paid, would have a Material Adverse Effect and which is not permanently dismissed, discharged or bonded within thirty days after the levy;

                  (i) a final and non-appealable order, judgment, or decree shall be entered against the Borrower or any Subsidiary Guarantor for money damages and/or Indebtedness due in an aggregate amount in excess of $5.0 million and which is not covered by independent third-party insurance as to which the insurer does not dispute coverage, and such order, judgment, or decree shall not be paid, dismissed or stayed at least fifteen days before the date on which execution on any Property of the Borrower or Subsidiary Guarantor may be issued;

                  (j) any charges are filed or any other action or proceeding is instituted by any Governmental Authority against the Borrower or any Subsidiary Guarantor under the Racketeering Influence and Corrupt Organizations Statute (18 U.S.C. Section 1961 et seq.), the result of which could reasonably be expected to be the forfeiture or transfer of any material Property of the Borrower or a Subsidiary Guarantor subject to a Lien in favor of the Agent without (i) satisfaction or provision for satisfaction of such Lien, or (ii) such forfeiture or transfer of such Property being expressly made subject to such Lien;

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                  (k)      the Borrower or any Subsidiary Guarantor shall have
         concealed, removed, or diverted, or permitted to be concealed, removed, or diverted, any material part of its Property, with intent to hinder, delay, or defraud its creditors or any of them;

                  (l) any of the following events shall occur with respect to any Pension Plan: (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member would be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in each case in excess of $1.0 million; or (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA.

                  (m) any Security Instrument shall for any reason not, or shall cease to, create valid and perfected first-priority Liens (or, in the case of the Properties subject to the Production Payment 2001 Facility, a second priority Lien behind the Production Payment 2001
         Lien) against the Collateral purportedly covered thereby, subject to Permitted Liens and Liens permitted under Section 8.3, and which Collateral has a value greater than $1.0 million in the aggregate for all such Collateral, unless the Borrower has provided the Collateral Agent, within thirty days, with additional Collateral having at least an equivalent value to the Collateral affected by such failure as determined by the Required Lenders and otherwise reasonably satisfactory to the Required Lenders; and

                  (n) the Borrower or any of its Subsidiaries shall (i) fail to deliver all of the Scheduled Amounts (as defined in the Production Payment 2001 Facility) for any two consecutive months or shall owe Monthly Adjustment Amounts (as defined in the Production Payment 2001 Facility) for any period of more than four months or (ii) otherwise breach any term or condition of the Production Payment 2001 Facility if the effect of such breach could reasonably be expected to give any other party thereto the right to exercise its rights with respect to the Production Payment 2001 Lien.

         9.2      REMEDIES.

                  (a) Upon the occurrence of an Event of Default specified in Sections 9.1(f) or 9.1(g), immediately and without notice, (i) all Obligations shall automatically become immediately due and payable, including all Obligations to deliver cash collateral as set forth in
         Section 2.8(g) and Section 3.1(b), without presentment, demand, protest, notice of protest, default, or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, or other notice of any kind, all of which are hereby expressly waived by the Borrower; (ii) the Commitments shall immediately cease and terminate unless and until reinstated by the Agent and the Lenders in writing; and (iii) with the oral consent of the Required Lenders (confirmed promptly in writing), the Agent and each Lender is hereby authorized at any time and from time to time, without notice to the Borrower to the extent permitted by law (any such notice being expressly waived by the Borrower to the extent permitted by law), to setoff and apply any and all deposits (general or special, time or demand, provisional or final) held by the Agent or such Lender and any and all other Indebtedness at any time owing by the Agent or such Lender to or for the credit or account of the Borrower against any and all of the

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         Obligations due and payable in such manner as the Required Lenders determine in their sole discretion.

                  (b) Upon the occurrence of any Event of Default other than those specified in Sections 9.1(f) or 9.1(g), (i) the Agent may and, upon the request of the Required Lenders shall, by notice to the Borrower, declare all Obligations hereunder and under the Notes immediately due and payable, including all Obligations to pay cash collateral as set forth in Section 2.8(g) and Section 3.1(b), without presentment, demand, protest, notice of protest, default, or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, or other notice of any kind, all of which are hereby expressly waived by the Borrower; (ii) the Agent may and, upon the request of the Required Lenders, shall, declare the Commitments terminated, whereupon the Commitments shall immediately cease and terminate unless and until reinstated by the Agent and the Lenders in writing; and (iii) with the oral consent of the Required Lenders (confirmed promptly in writing), the Agent and each Lender is hereby authorized at any time and from time to time, without notice to the Borrower to the extent permitted by law (any such notice being expressly waived by the Borrower to the extent permitted by law), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) held by the Agent or such Lender and any and all other Indebtedness at any time owing by the Agent or such Lender to or for the credit or account of the Borrower against any and all of the Obligations due and payable in such manner as the Required Lenders determine in their sole discretion.

                  (c) Upon the occurrence of any Event of Default, the Lenders, with the oral consent of the Required Lenders (confirmed promptly in writing), and the Agent, in accordance with the terms hereof, may, in addition to the foregoing in this Section 9.2, exercise any or all of their rights and remedies provided by law or pursuant to the Loan Documents in such manner as the Required Lenders determine in their sole discretion.

                                    ARTICLE X

                                    THE AGENT

         10.1 ACTIONS. Each Lender hereby appoints Bank of Montreal as its Agent under and for purposes of this Agreement, the Notes, the Revolving Loan Letters of Credit and each other Loan Document. Each Lender authorizes the Agent and each Issuer to act on behalf of such Lender under this Agreement, the Notes, the Revolving Loan Letters of Credit and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agent (with respect to which the Agent agrees that it will comply, except as otherwise provided in this Section 10.1 or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent or such Issuer by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agent, pro rata according to such Lender's Percentage Share, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Agent or such Issuer in any way relating to or arising out of its services as

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Agent under this Agreement, the Notes, the Revolving Loan Letters of Credit and
any other Loan Document, including reasonable attorneys' fees, and as to which the Agent or such Issuer is not reimbursed by the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Agent's gross negligence or willful misconduct. The Agent or any Issuer shall not be required to take any action hereunder, under the Notes under the Revolving Loan Letters of Credit or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes, the Revolving Loan Letters of Credit or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Agent or any Issuer shall be or become, in the Agent's determination, inadequate, the Agent or such Issuer may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

         10.2 FUNDING RELIANCE, ETC. Unless the Agent shall have been notified by telephone, confirmed in writing, by any Lender by (i) 5:00 p.m., Chicago, Illinois time, on the day prior to a Borrowing in the case of LIBO Rate Loans and (ii) 12:00 Noon Chicago, Illinois time on the day of any Borrowing in the case of Base Rate Loans that such Lender will not make available the amount which would constitute its Percentage Share of such Borrowing on the date specified therefor, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Agent, such Lender and the Borrower severally agree to repay the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Agent made such amount available to the Borrower to the date such amount is repaid to the Agent, at the interest rate applicable at the time to Loans comprising such Borrowing.

         10.3 EXCULPATION. Neither the Agent, any Issuer nor any of their respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it or them under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its or their own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by the Agent or any Issuer shall not obligate it to make any further inquiry or to take any action. The Agent and each Issuer shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Agent believes to be genuine and to have been presented by a proper Person.

         10.4 SUCCESSOR. The Agent may resign as Agent upon thirty days' notice to the Borrower and the Lenders. If the Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent and collateral agent for the Lenders, which appointment of the successor agent and collateral agent shall be subject to the consent of the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor agent and collateral agent is appointed prior to the effective date of the resignation of such Agent, such

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Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent and collateral agent from among the Lenders. Upon the vote of 100% of the Lenders (excluding the Agent) to remove the Agent, such Lenders may remove the Agent at any time with or without cause and appoint a successor Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the United States (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000, which appointment of such successor Agent shall be subject to the consent of the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). Upon the acceptance of its appointment as successor agent and collateral agent hereunder, the Person acting as such successor agent and collateral agent shall succeed to all the rights, powers and duties of the resigning Agent and Collateral Agent and the terms "Agent" and "Collateral Agent" shall mean such successor agent and collateral agent and the resigning Agent's and Collateral Agent's appointment, powers and duties as Agent and Collateral Agent shall be terminated. If no successor agent and collateral agent has accepted appointment as Agent and Collateral Agent by the date which is thirty days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of such Agent and Collateral Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent and collateral agent as provided for above; provided, however, that, in such circumstances, and unless and until a successor Collateral Agent is appointed, the Collateral Agent shall remain the Collateral Agent solely for the purpose of serving as secured party of record with respect to the Collateral, its sole duty in that capacity shall be to take such ministerial actions as it shall be directed to take by the Required Lenders (including, without limitation, the execution and delivery of documents or instruments relating to the Collateral). Upon the acceptance of any appointment as Agent and Collateral Agent hereunder by a successor, such successor agent shall be entitled to receive from the retiring or removed Agent such documents of transfer and assignment as such successor agent may reasonably request, and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Security Instruments, such successor agent and collateral agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the resigning Agent and Collateral Agent, and the retiring Agent and Collateral Agent shall be discharged from its duties and obligations under the Loan Documents. After any resigning Agent's resignation hereunder as an Agent, the provisions of (a) this
Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement; and (b) Section 10.3 and Section 10.4 shall continue to inure to its benefit.

         10.5 LOANS BY BANK OF MONTREAL. Bank of Montreal shall have the same rights and powers with respect to (a) the Loans made by it or any of its Affiliates, and (b) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not the Agent. Bank of Montreal and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if Bank of Montreal were not the Agent hereunder. Each Issuer shall have the same rights and powers hereunder as the other Lenders and may exercise the same rights and powers as though it were not an Issuer.

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         10.6     CREDIT DECISIONS. Each Lender acknowledges that it has,
independently of the Agent and each other Lender, and based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

         10.7 COPIES, ETC. The Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Agent from the Borrower for distribution to the Lenders by the Agent in accordance with the terms of this Agreement.

         10.8 DOCUMENTATION AGENT. The Documentation Agent shall not have any right, power, obligation, liability, responsibility or duty under this Agreement or the other Loan Documents other than those applicable to Lenders as such.

         10.9 APPLICABLE PARTIES. The provisions of this Article X, other than the provisions of Section 10.4, are agreements solely among the Agent, the Issuers and the Lenders, and the Borrower shall not have any rights as a third party beneficiary or otherwise or any obligations under any of the provisions of this Article X, other than as provided in Section 10.4.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         11.1 WAIVERS, AMENDMENTS, ETC. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in a writing that is manually signed and consented to by the Borrower and the Required Lenders; provided, however, that no such amendment, modification or waiver which would:
(a) modify the percentage of the Commitments or of the outstanding Obligations required for the Lenders, or any of them, to take any action hereunder shall be made without the consent of each Lender; (b) modify this Section 11.1, change the definition of "REQUIRED LENDERS" or "APPLICABLE LENDERS", eliminate any requirement for a Borrowing Base, increase the Maximum Commitment Amount or the Percentage Share of any Lender, reduce any fees described in Article III, or extend any Commitment Termination Date shall be made without the consent of each Lender affected thereby; (c) extend the due date for, or reduce the amount of, any scheduled payment or prepayment of principal of or interest on any Loan (or reduce the principal amount of or rate of interest on any Loan) or require participation in any Revolving Loan Letter of Credit with a Stated Expiry Date later than the Stated Maturity Date shall be made without the consent of each Lender; or (d) affect adversely the interests, rights or obligations of

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the Agent or the Collateral Agent, in its capacity as the Agent or Collateral
Agent, respectively, shall be made without consent of the Agent or Collateral Agent, respectively.

         No failure or delay on the part of the Agent, the Collateral Agent, any Lender, any Issuer or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Agent, any Lender, any Issuer or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         11.2 NOTICES. All notices and other communications provided to any party hereto under, or in connection with, this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

         11.3 PAYMENT OF COSTS AND EXPENSES. The Borrower agrees to pay on demand all reasonable out-of-pocket expenses of the Agent (including the reasonable fees and out-of-pocket expenses of counsel to the Agent and of local counsel, if any, who may be retained by counsel to the Agent) in connection with
(a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated, and (b) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

         The Borrower further agrees to pay, and to save the Agent, the Collateral Agent, the Lenders and the Issuers harmless from all liability for, any stamp or other taxes (other than those items excluded from the definition of "Taxes" in Section 4.6) which may be payable in connection with the execution or delivery of this Agreement, the borrowings hereunder, or the issuance of the Notes or any other Loan Documents. The Borrower also agrees to reimburse the Agent and each Lender and Issuer upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) incurred by the Agent or such Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations, and (y) the enforcement of any Obligations.

         11.4 INDEMNIFICATION. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments and the issuance of Revolving Loan Letters of Credit, the Borrower hereby indemnifies, exonerates and holds the Agent, the Collateral Agent, each Issuer and each Lender and each of their respective officers, directors,

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employees and agents (collectively, the "INDEMNIFIED PARTIES") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities and damages, and any out-of-pocket costs and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "INDEMNIFIED LIABILITIES"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or Revolving Loan Letter of Credit; (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (except as limited by the last paragraph of Section 11.3 and except, with respect to any action brought by or on behalf of the Borrower, to the extent such Indemnified Party shall be found liable to the Borrower pursuant to a finding by a court of competent jurisdiction, not subject to appeal); (c) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower or any of its Subsidiaries of any Hazardous Material; or (d) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material (including any such losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         11.5 SURVIVAL. The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 10.4, and the obligations of the Lenders under Section 10.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by the Borrower in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

         11.6 SEVERABILITY. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         11.7 HEADINGS. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

         11.8 EXECUTION IN COUNTERPARTS, EFFECTIVENESS, ETC. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower and the Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when (a)

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counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Agent), (b) counterparts of the Assignment, Assumption and Acceptance Agreement referred to in the first recital of this Agreement executed on behalf of Wells Fargo Foothill, Inc., as Administrative Agent and Collateral Agent, the Existing Lenders, the Lenders and the Borrower and (c) the Agent shall have received confirmation that the Required Payment (as defined therein) has been made to Wells Fargo Foothill, Inc. for the benefit of the Existing Lenders.

         11.9 GOVERNING LAW; ENTIRE AGREEMENT. THIS AGREEMENT AND THE NOTES AND (EXCEPT TO THE EXTENT THAT ANY OTHER LOAN DOCUMENT EXPRESSLY PROVIDES THAT IT IS GOVERNED BY OR APPLIES THE LAWS OF ANOTHER JURISDICTION) EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

         THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

         11.10 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that: (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Agent and all Lenders; and (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 11.11.

         11.11 SALE AND TRANSFER OF LOANS AND NOTES; PARTICIPATIONS IN LOANS AND NOTES. Each Lender may assign, or sell participations in, its Loans and Commitments to one or more other Persons in accordance with this Section 11.11.

                  (a)      Assignments. Any Lender,

                           (i) with the written consent of the Borrower, unless an Event of Default shall have occurred and be continuing (which consent where required shall not to be unreasonably delayed or withheld) and the Agent (which consent shall not be unreasonably delayed or withheld) and each Issuer, may at any time assign and delegate to one or more commercial banks or other financial institutions regularly engaged in the business of making loans of the same type as the Loans, and

                           (ii) with notice to the Borrower and the Agent and each Issuer, but without the consent of the Borrower or the Agent or any Issuer, may assign and delegate to any of its Affiliates or to any other Lender

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(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "ASSIGNEE LENDER"), all or any fraction of such Lender's total Loans, Commitments and participations in Revolving Loan Letters of Credit (which assignment and delegation shall be, except with the prior written consent of the Agent and the Borrower, of a constant, and not a varying, percentage of all the assigning Lender's Loans and Commitments and participations in Revolving Loan Letters of Credit) in a minimum aggregate amount of $5.0 million or such Lender's Percentage Share of the Revolving Period Commitment Amount, if less; provided, however, (x) that any such Assignee Lender will comply, if applicable, with the provisions contained in the last sentence of Section 4.6; and (y) that the Borrower and the Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until:

                  (b) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Agent and each Issuer by such Lender and such Assignee Lender,

                  (c) such Assignee Lender shall have executed and delivered to the Borrower, the Agent and each Issuer a Lender Assignment Agreement, accepted by the Borrower, the Agent and each Issuer, and

                  (d) the processing fees described below shall have been paid.

         From and after the date that the Borrower and the Agent and each Issuer accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations arising from and after such date hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Agent has received an executed Lender Assignment Agreement accompanied by execution copies of new Notes evidencing such Assignee Lender's assigned Loans and Commitments and, if the assignor Lender has retained Loans and Commitments hereunder, replacement Notes in the principal amount of the Loans and Commitments retained by the assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by such assignor Lender), the Borrower shall execute and deliver to the Agent (for delivery to the relevant Lender) such new and replacement (if any) Notes. Each such Note shall be dated the date of the predecessor Notes. The assignor Lender shall mark the predecessor Notes "exchanged" and deliver them to the Borrower. Accrued interest on that part of the predecessor Notes evidenced by the new Notes, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Notes evidenced by the replacement Notes shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Notes and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the

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Agent upon delivery of any Lender Assignment Agreement in the amount of $3,500.
Any attempted assignment and delegation not made in accordance with this Section
11.11 shall be null and void.

                  (e) Participations. Any Lender, with the prior written consent of the Borrower (which consent shall not to be unreasonably delayed or withheld), may at any time sell to one or more trusts, financial institutions or commercial banks (each of such trust, financial institution or commercial bank being herein called a "PARTICIPANT") participating interests in any of the Loans, Commitments, or other interests of such Lender hereunder; provided, however, that (a) no participation contemplated in this Section 11.11 shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document, (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations, (c) the Borrower and each other Obligor and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents, (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent (to the extent such Participant is affected thereby), take any actions of the type described in clause (b) or (c) of Section 11.1, and (e) the Borrower shall not be required to pay any amount under any provision of this Agreement or any other Loan Document that is greater than the amount which it would have been required to pay had no participating interest been sold.

                  (f) Pledges to Federal Reserve Banks. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender to a Federal Reserve Bank; provided, however, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         11.12 OTHER TRANSACTIONS. Nothing contained herein shall preclude the Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person. The parties hereto agree that if at any time the Borrower or its Subsidiaries shall grant to the Lenders Liens securing the obligations of the Borrower to the Lenders and Issuers hereunder, such Liens shall also secure Obligations under Secured Hedging Agreements permitted hereunder.

         11.13    CONFIDENTIALITY.

                  (a) In the event that the Borrower or any Subsidiary of the Borrower provides to the Agent, the Collateral Agent, the Lenders or any other Lender Party non-public information regarding the Borrower or any of its Subsidiaries, in any such case the Agent, the Collateral Agent and the Lenders and each other Lender Party shall thereafter maintain such information in confidence. This obligation of confidence shall not apply to

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         such portions of the information which (i) are in the public domain or otherwise publicly disclosed by the Borrower, (ii) hereafter become part of the public domain or otherwise publicly disclosed without the Agent, the Collateral Agent or the Lenders or any Lender Party breaching their obligation of confidence herein or in any other Loan Document, (iii) are previously known by the Agent, the Collateral Agent or the Lenders or any Lender Party from some source other than the Borrower or any Affiliate of the Borrower not known to have a duty of confidentiality to the Borrower, (iv) are hereafter developed by the Agent, the Collateral Agent or the Lenders or any Lender Party without using the information thus provided, (v) are hereafter obtained by or made available to the Agent, the Collateral Agent or the Lenders or any Lender Party from a third party who is not known by the recipient to owe any obligation of confidence to the Borrower or any Subsidiary of the Borrower with respect to such information or through any other means other than through disclosure by the Borrower or any Affiliate of the Borrower to the Agent, the Collateral Agent or the Lenders or any Lender Party, (vi) are disclosed with the Borrower's consent, (vii) must be disclosed pursuant to any Requirement of Law, (viii) is required by law or regulation or order of any Governmental Authority to be disclosed in any judicial, arbitration or governmental proceeding,
         (ix) as may be requested by any Governmental Authority pursuant to any bank examination or audit, (x) may be reasonably determined to be required to be disclosed in connection with the enforcement of any remedy under the Loan Documents or (xi) may otherwise reasonably be deemed necessary to be disclosed in connection with any litigation to which any Lender Party is a party; provided, however, that to the extent practicable and unless otherwise prohibited by any Requirement of Law, any Person disclosing any non-public information pursuant to clauses (vii), (viii) or (xi) shall use its reasonable commercial efforts to give the Borrower at least five days' prior written notice of such disclosure. Further, the Agent, the Collateral Agent or a Lender may disclose any such information to any other Lender or successor Agent, any independent petroleum engineers or consultants, any independent certified public accountants, any legal counsel employed by such Person in connection with this Agreement or any other Loan Document, including the enforcement or exercise of all rights and remedies hereunder or thereunder, or any assignee or participant (including prospective assignees and participants) of or in the Loans and Commitments if (i) the Agent, the Collateral Agent or the Lenders impose on any Person to whom such information is disclosed that does not otherwise owe a comparable duty of confidentiality to the disclosing Person the same obligation to maintain the confidentiality of such information as is imposed upon it hereunder and (ii) the recipient agrees in writing to be bound by the terms hereof.

                  (b) Notwithstanding anything to the contrary in Section 11.13(a) or any other provision of this Agreement or any other Loan Document, any party hereto or thereto (and each employee, representative, or other agent of such party) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated herein and therein and all materials of any kind in each case within the meaning of United States Treasury Regulation Section 1.6011-4 (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure; provided, however, that. with respect to any document or similar item that in either case contains information concerning tax treatment or tax structure of the transactions contemplated by this Agreement as well as other

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         information, this Section 11.13 (b) shall only apply to such portions of the document or similar item that relate to such tax treatment or tax structure.

         11.14    COLLATERAL MATTERS; HEDGING AGREEMENTS.

                  (a) The benefit of the security documents and of the provisions of this Agreement relating to the collateral secured hereunder shall also extend to and be available on a pro rata basis to each Lender or its Affiliates (or former Lender or its Affiliates) in respect of any Obligation of the Borrower or any of its Subsidiaries owed to such Lender or its Affiliates or former Lender or its Affiliates under any Secured Hedging Agreements, provided, however, that such former Lender was a Lender hereunder at the time it entered into such Secured Hedging Agreement with the Borrower; and

                  (b) Certain of the Security Instruments contain an assignment to the Collateral Agent for the benefit of the Lenders by the Mortgagor thereunder of all production and all proceeds attributable thereto, which may be produced from and allocated to the Mortgaged Property, and the Security Instruments further provide in general for the application of such proceeds to the satisfaction of the indebtedness described therein and secured thereby. Notwithstanding such assignments or application provisions, it is agreed that the Lenders agree that unless there shall occur an Event of Default the Collateral Agent will not notify the purchasers of such production nor will the Collateral Agent take any other action to cause the proceeds of such production to be remitted to the Collateral Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the proper Mortgagor (or grantor) unless there shall occur an Event of Default. If notwithstanding this Section 11.14(b), any such proceeds are received by the Collateral Agent, the Agent or any Lender, and at that time there shall not have occurred and be continuing an Event of Default and the Borrower shall not at such time otherwise be required to have made any deposit into the Letter of Credit Collateral Account that it shall not have made (in which case such proceeds shall be deposited in such account to the extent so required), the recipient will pay over such proceeds in the form received to the affected Mortgagor (or grantor). If any such proceeds are so received following the occurrence and during the continuance of any Event of Default, the same may be applied by the Agent to the Obligations then due and payable in such order or manner that the Required Lenders shall direct or, if so directed by the Required Lenders, the Agent shall deposit such proceeds in the Letter of Credit Collateral Account to be held as additional Collateral for the Obligations.

         11.15 FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS, ANY ISSUER, OR THE BORROWER MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE

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STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN
DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY.

         11.16 WAIVER OF JURY TRIAL. THE AGENT, THE LENDERS, EACH ISSUER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT, EACH ISSUER AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

         11.17 MAXIMUM INTEREST. It is the intention of the parties hereto to conform strictly to applicable usury laws regarding the use, forbearance or detention of the indebtedness evidenced by this Agreement or the other Loan Documents, whether such laws are now or hereafter in effect, and, anything herein to the contrary notwithstanding, the obligations of the Borrower or any Subsidiary Guarantor to each Lender Party under this Agreement or any of the other Loan Documents shall be subject to the limitation that payments of interest shall not be required to the extent that contracting therefor or the payment, collection, charging or receipt thereof would be contrary to provisions of law applicable to such Lender Party limiting rates or amounts of interest which may be contracted for, paid to or received, charged or collected by such Lender Party. Accordingly, if any acceleration of the maturity of the Notes or any payment by the Borrower or any other Person results in any interest received by any Lender Party to be in excess

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of the Maximum Amount (as hereinafter defined) or produces a rate in excess of the Highest Lawful Rate (as hereinafter defined) or otherwise results in the Borrower or such other Person being deemed to have paid any interest in excess of the Maximum Amount or if any Lender Party shall receive any unearned interest in violation of any applicable usury laws, or the transactions contemplated hereby would otherwise be usurious under applicable law (including the Federal and state laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable to any Lender Party) then, in any such event, notwithstanding anything to the contrary in this Agreement or any other Loan Document, it is agreed as follows: (a) the provisions of this Section 11.17 shall govern and control; (b) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, charged or received under this Agreement or any other Loan Document, or otherwise in connection with this Agreement or any extension of credit hereunder or thereunder by such Lender Party shall under no circumstances exceed the Maximum Amount or produce a rate in excess of the Highest Lawful Rate, and any amount that would be excessive interest shall be credited to the Borrower or such other Person by such Lender Party or applied to the reduction of the principal amount owing in respect of this Agreement or any other Loan Document and not to the payment of interest, or if such excessive amount exceeds the principal amount owing in respect of this Agreement or any other Loan Document, any such excess shall be promptly refunded to the Borrower or such other Person, and neither the Borrower nor any other Person shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Amount; (c) the provisions of this Agreement and the other Loan Documents immediately shall be deemed reformed, without the necessity of the execution of any new document or instrument, so as to comply with all applicable usury laws; (d) all sums paid, or agreed to be paid, to such Lender Party for the use, forbearance and detention of the indebtedness of the Borrower or such other Subsidiary Guarantor to such Lender Party hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest does not exceed the Maximum Rate in effect at any particular time during the full term thereof; and (e) if at any time the interest otherwise provided pursuant to
Section 3.2 together with any fees or other amounts payable pursuant to this Agreement and the other Loan Documents and deemed interest under applicable law, exceeds that amount which would have accrued at the Highest Lawful Rate, the amount of interest and any such fees and other amounts to accrue to such Lender Party pursuant to this Agreement and the other Loan Documents shall be limited, notwithstanding anything to the contrary in this Agreement or any other Loan Document to that amount which would have accrued at the Highest Lawful Rate, but any subsequent reductions, as applicable, shall, to the extent permitted by law, not reduce the interest to accrue to such Lender Party pursuant to this Agreement or under any other Loan Document below the Highest Lawful Rate until the total amount of interest accrued pursuant to this Agreement and such fees and other amounts deemed to be interest equals the amount of interest which would have accrued to such Lender Party if a varying rate per annum equal to the interest otherwise provided pursuant to Section 3.2 had at all times been in effect, plus the amount of fees and other amounts which would have been received but for the effect of this Section 11.17. As used herein, the term "MAXIMUM AMOUNT" means, with respect to a Lender Party, the maximum nonusurious amount of interest which may be lawfully contracted for, charged or received by such Lender Party in connection with the indebtedness evidenced by this Agreement and the other Loan Documents under all applicable usury laws, and the term "HIGHEST LAWFUL RATE" means, on any day as to

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any Lender Party, the highest nonusurious rate of interest (if any) permitted by applicable laws on such day that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the Obligations under the laws applicable to each such Lender Party or, to the extent permitted by applicable laws, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. For purposes of Chapter 303 of the Texas Finance Code, as amended, to the extent, if any, applicable to a Lender Party, the Borrower agrees that the Highest Lawful Rate shall be the "weekly ceiling" pursuant to said Chapter, provided that such Lender Party may also rely, to the extent permitted by applicable laws, on alternative maximum rates of interest under other laws applicable to such Lender Party, if greater. Pursuant to the provisions of
Section 346.004 of the Texas Finance Code, as amended, it is agreed that the provisions of Chapter 346 of the Texas Finance Code, as amended (which regulates certain revolving credit loans and revolving tri-party accounts), shall not govern or in any other manner apply to this Agreement or any of the other Loan Documents or any of the obligations and transactions contemplated herein or therein, other than such Section 346.004.

                      [SIGNATURES BEGIN ON FOLLOWING PAGE]

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

         IN WITNESS WHEREOF, this Agreement is executed effective as of the date first above written.

                                    BORROWER:

                                    KCS ENERGY, INC.

                                    By: /s/ Joseph T. Leary
                                        Name:  Joseph T. Leary
                                        Title: Vice President & Chief
                                               Financial Officer

                                    Address for Notices:
                                    Principal Place of Business
                                    and Chief Executive Office:

                                    5555 San Felipe
                                    Suite 1200
                                    Houston, Texas 77056
                                    Attention: Chief Financial Officer

                                    AGENT:

                                    BANK OF MONTREAL, acting through
                                      its U.S. branches and agencies,
                                      including its Chicago, Illinois
                                      branch, as Agent

                                    By: /s/ Joseph A. Bliss
                                        Name:  Joseph A. Bliss
                                        Title: Vice President

                                    Address:        115 South LaSalle Street,
                                                    11th Floor West
                                                    Chicago, Illinois  60603

                                    Facsimile No.:  (312) 750-3456

                                    Attention:      Terri Perez-Ford, Specialist

                                    with copy to:

                                    Bank of Montreal
                                    Houston Agency
                                    700 Louisiana Street
                                    4400 Bank of America Center
                                    Houston, Texas  77002

                                    Facsimile No.:  (713) 223-4007

                                    Attention:      Joseph A. Bliss

                                    COLLATERAL AGENT AND A LENDER:

                                    BANK OF MONTREAL, acting through its U.S.
                                         branches and agencies, including its
                                         Chicago, Illinois branch, as Agent

                                    By: /s/ James V. Ducote
                                        Name:  James V. Ducote
                                        Title: Vice President

                                    Address:        115 South LaSalle Street
                                                    11th Floor West
                                                    Chicago, Illinois  60603

                                    Facsimile No.:  (312) 750-3456

                                    Attention:      Terri Perez-Ford, Specialist

                                    with copy to:

                                    Bank of Montreal
                                    Houston Agency
                                    700 Louisiana Street
                                    4400 Bank of America Center
                                    Houston, Texas  77002

                                    Facsimile No.:  (713) 223-4007

                                    Attention:      Joseph A. Bliss

Applicable Lending Office
for Base Rate Loans and
LIBO Rate Loans:

Address:      115 South LaSalle Street,
              11th Floor West
              Chicago, Illinois 60603

Facsimile No. (312) 750-3456

Attention:    Terri Perez-Ford, Specialist

                                    LENDER:

                                    BANK ONE, NA

                                    By: /s/ Charles Kingswell-Smith
                                        Name:  Charles Kingswell-Smith
                                        Title: Director

                                    Address:        Mail Code TX2-4330
                                                    910 Travis
                                                    Sixth Floor
                                                    Houston, Texas 77002

                                    Facsimile No.:  (713) 781-3544

                                    Attention:      Charles Kingswell-Smith

Applicable Lending Office
for Base Rate Loans and
LIBO Rate Loans:

Address:       Mail Code TX2-4330
               910 Travis
               Sixth Floor
               Houston, Texas 77002

Facsimile No.: (713) 781-3544

                                    LENDER:

                                    BNP PARIBAS

                                    By: /s/ Douglas R. Liftman
                                        Name:  Douglas R. Liftman
                                        Title: Managing Director

                                    By: /s/ Polly Schott
                                        Name: Polly Schott
                                        Title: Vice President

                                    Address:        919 Third Avenue
                                                    New York, New York 10022

                                    Facsimile No.:  (212) 841-2683

                                    Attention:      Cory Lantin

                                    with a copy to:

                                    BNP Paribas
                                    1200 Smith Street
                                    Suite 3100
                                    Houston, Texas 77002

                                    Facsimile No.: (713) 659-6915

                                    Attention: Doug Liftman

Applicable Lending Office
for Base Rate Loans and
LIBO Rate Loans:

Address:      919 Third Avenue
              New York, New York 10022

Facsimile No.: (212) 841-2683

Attention: Cory Lantin

                                    LENDER:

                                    STERLING BANK

                                    By: /s/ C. Scott Wilson
                                        -------------------------------
                                        C. Scott Wilson, Vice President

                                    Address:        2550 North Loop West
                                                    Suite 100
                                                    Houston, Texas 77092

                                    Facsimile No.:  (713) 507-7908

                                    Attention:      Cheri Allen

Applicable Lending Office
for Base Rate Loans and
LIBO Rate Loans:

Address:   2550 North Loop West
           Suite 100
           Houston, Texas 77092

Facsimile: (713) 507-7908

Attention: Cheri Allen